UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant [X] Filed by a Party other than the Registrant [ ] Check the appropriate box:
[X]	Preliminary Proxy Statement
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

URECOATS INDUSTRIES INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Newport Center Plaza 1239 East Newport Center Drive, Suite 101 Deerfield Beach, Florida 33442 (954) 428-8686

April __, 2002

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders to be held at The Hilton Deerfield Beach/Boca Raton, 100 Fairway Drive, Deerfield Beach, Florida 33431, in the Grand Ballroom, Salons III and IV, on Tuesday, May 28, 2002 at 10:00 a.m., local time. We hope you will be present to hear management's report to stockholders.

The attached notice of meeting and proxy statement describe the matters to be acted upon. If you plan to attend the meeting in person, please mark the designated box on the proxy card. Or, if you utilize our telephone or Internet voting systems, please indicate your plans to attend the meeting when prompted to do so by the system. If you are a stockholder of record, you should bring the enclosed bottom half of the proxy card as your admission card and present the card upon entering the meeting. If you are planning to attend the meeting and your shares are held in street name ( by a bank or broker, for example), you should ask the record owner for a legal proxy or bring your most recent account statement to the meeting so that we can verify your ownership of Urecoats Industries Inc. common stock.

Whether or not you plan to attend personally, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Accordingly, we urge you to complete the enclosed proxy and return it to our vote tabulators promptly in the postage prepaid envelope provided, or to promptly use the telephone or Internet voting system. If you do attend the meeting and wish to vote in person, you may withdraw your proxy at that time.

URECOATS INDUSTRIES INC.

[Will Include Digitized Signature] Timothy M. Kardok Chief Executive Officer and President

2

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

April __, 2002

TO OUR STOCKHOLDERS:

The annual meeting of stockholders of Urecoats Industries Inc., a Delaware corporation, will be held at The Hilton Deerfield Beach/Boca Raton, 100 Fairway Drive, Deerfield Beach, Florida 33431, in the Grand Ballroom, Salons III and IV, on Tuesday, May 28, 2002 at 10:00 a.m., local time, for the following purposes:

  To elect seven directors to serve on our board until the next annual meeting of stockholders or until their successors are elected and qualified;
  To ratify our selection of independent auditors for 2002;
  To approve an amendment to our Restated Certificate of Incorporation for implementation of a one-for-ten reverse stock split and consolidation of our issued and outstanding common stock whereby each ten shares currently outstanding would thereafter represent a single share of common stock, and reduce our authorized common stock capitalization limit from 140,000,000 shares to 25,000,000 shares;
  To approve our 2002 Non-Employee Director Restricted Stock Plan;
  To ratify and approve our 2002 Stock Option Plan;
  To ratify and approve our 2002 Executive Incentive Plan;
  To ratify and approve our 2002 Management Incentive Plan; and
  To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board of Directors has fixed April 15, 2002 as the record date for determining the stockholders entitled to notice of and to vote at the annual meeting and, consequently, only stockholders whose names appear on our books as owning our common stock at the close of business on April 15, 2002 will be entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. It is important that your common shares be represented and voted at the annual meeting. Whether or not you expect to attend the annual meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the annual meeting. A postage prepaid envelope is enclosed for that purpose. You may also vote your proxy by calling the toll-free telephone number shown on your proxy card or through the Internet by visiting the website address shown on your proxy card. Your proxy may be revoked at any time prior to the annual meeting. If you decide to attend the annual meeting and wish to change your proxy vote, you may do so by voting in person at the annual meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee should bring with them a legal proxy or most recent account statement from that firm confirming their ownership of shares.

By Order of the Board of Directors [Will Include Digitized Signature] Michael T. Adams Corporate Secretary

Deerfield Beach, Florida April __, 2002

3

URECOATS INDUSTRIES INC. Newport Center Plaza 1239 East Newport Center Drive, Suite 101 Deerfield Beach, Florida 33442 ANNUAL MEETING OF STOCKHOLDERS - TO BE HELD MAY 28, 2002 PROXY STATEMENT

4

5

ABOUT THE ANNUAL MEETING WHO IS SOLICITATING MY VOTE? The Board of Directors of Urecoats is soliciting your vote at the 2002 Annual Meeting of Urecoats' common stockholders. WHAT WILL I BE VOTING ON?

1	Election of Urecoats' Board of Directors	(See page 42)
2	Ratify selection of Baum & Company, P.A., as Urecoats' independent auditors for 2002	(See page 44)
3

Approve amendment of our Restated Certificate of Incorporation for implementation of a one-for-ten reverse stock split and consolidation of Urecoats' Common Stock and a reduction of Urecoats' Common Stock Capitalization Limit from 140,000,000 shares to 25,000,000 shares;

(See page 45)
4	Approve Urecoats' 2002 Non-Employee Director Restricted Stock Plan	(See page 47)
5	Ratify and Approve Urecoats' 2002 Stock Option Plan	(See page 48)
6	Ratify and Approve Urecoats' 2002 Executive Incentive Plan	(See page 49)
7	Ratify and Approve Urecoats' 2002 Management Incentive Plan	(See page 50)
8	Such other business as may properly come before the meeting or any adjournment or postponement thereof	(See page 51)

HOW MANY VOTES DO I HAVE?

You will have one vote for every share of Urecoats common stock you owned on April 15, 2002 (the record date).

HOW MANY VOTES CAN BE CAST BY ALL COMMON STOCKHOLDERS?

Only holders of record of the approximately 132,503,043 shares of our common stock outstanding at the close of business on the record date, April 15, 2002, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. On each matter to be considered at the Annual Meeting, each stockholder will be entitled to cast one vote for each share of our common stock held of record by such stockholder on April 15, 2002.

Pursuant to Delaware law, directors are elected by a plurality vote. The other matters submitted for stockholder approval at the Annual Meeting will be decided by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The election of directors is a matter on which a broker or other nominee is empowered to vote. Accordingly, broker non-votes will not affect this proposal. Stockholders are not permitted to cumulate their shares for the purpose of electing directors or otherwise.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

In order to constitute a quorum for the conduct of business at the annual meeting, a majority of the outstanding shares of the common stock of the Company entitled to vote at the annual meeting must be present or represented by proxy at the annual meeting. Shares that abstain from voting on any proposal, or that are represented by "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal) will be treated as shares that are present and entitled to vote at the annual meeting for purposes of determining whether a quorum exists. Holders may vote in person, via paper ballot, telephone, or Internet, as explained on the enclosed proxy card. We urge you to vote by proxy even if you plan to attend the annual meeting, so that we will know as soon as possible that enough votes will be present for us to hold the meeting.

6

HOW DO I VOTE?

You can vote either in person at the annual meeting or by proxy without attending the annual meeting (by internet and/or telephone).

To vote by proxy, you must fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

If your shares are registered directly with ContinentaLink (www.continentalink.com) you may vote your shares either via the Internet or by calling ContinentaLink. Specific instructions for voting via the Internet or telephone are set forth on the enclosed proxy card. The Internet and telephone voting procedures are designed to authenticate the stockholder's identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If you want to vote in person at the annual meeting, and you hold your Urecoats stock through a securities broker (that is, in street name), you must obtain a proxy from your broker and bring that proxy to the meeting. If your shares are registered in the name of a bank or brokerage firm, you may be eligible to vote your shares electronically over the Internet or by telephone. A large number of banks and brokerage firms are participating in the ADP Investor Communication Services online program. This program provides eligible stockholders who receive a paper copy of the Annual Report and proxy statement the opportunity to vote via the Internet or by telephone. If your bank or brokerage firm is participating in ADP's program, your voting form will provide instructions. If your voting form does not reference Internet or telephone information, please complete and return the paper proxy in the self-addressed, postage prepaid envelope provided.

CAN I CHANGE MY VOTE?

Yes. Just send in a new proxy card with a later date, or send a written notice of revocation to Urecoats' Secretary at the address on the cover of this proxy statement. If you attend the annual meeting and want to vote in person, you can request that your previously submitted proxy not be used.

WHAT IF I DO NOT VOTE FOR SOME OF THE MATTERS LISTED ON MY PROXY CARD?

If you return a signed proxy card without indicating your vote, your shares will be voted "FOR" the nominees listed on the card, "FOR" Baum & Company, P.A. as independent auditors for 2002, "FOR" the reverse split and consolidation of common stock and decrease in common stock capitalization limit, "FOR" the 2002 Non-Employee Director Restricted Stock Plan, "FOR" the 2002 Stock Option Plan, "FOR" the 2002 Executive Incentive Plan, and "FOR" the 2002 Management Incentive Plan.

WHAT IF I VOTE "ABSTAIN"?

Except with respect to votes for directors, a vote to "abstain" on any matter will have the effect of a vote against.

CAN MY SHARES BE VOTED IF I DO NOT RETURN MY PROXY CARD AND DO NOT ATTEND THE ANNUAL MEETING?

If you do not vote your shares held in street name, your broker can vote your shares on any of the matters scheduled to come before the meeting.

If you do not vote your shares held in street name, and your broker does not vote them, the votes will be broker nonvotes, which will have no effect on the vote for any matter scheduled to be considered at the annual meeting other than the proposed increase in authorized common stock where broker nonvotes will have the effect of a vote against the proposal.

If you do not vote your shares held in your name, your shares will not be voted.

7

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

We do not know of any other matters that will be considered at the annual meeting. If a stockholder proposal that was excluded from this proxy statement is brought before the meeting, we will vote the proxies against the proposal. If any other matters arise at the annual meeting, the proxies will be voted at the discretion of the proxy holders.

WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?

Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.

ANNUAL REPORT

The Annual Report to Stockholders for the fiscal year ended December 31, 2001 accompanies the proxy material being mailed to all stockholders. The financial information reflected therein for the year ended December 31, 2001 and the related notes thereto, as well as Management's Discussion and Analysis and Results of Operations, are incorporated in their entirety into this proxy statement by this reference. We will provide, without charge, a copy of our most recent Annual Report on Form 10-K upon the receipt of a written request by any stockholder.

SOLICITATION OF PROXIES

The accompanying proxy is solicited on behalf of our the Board of Directors of Urecoats Industries Inc. ("Urecoats" or the "Company" or "We" or "Us" or "Our" as the context requires), for use at the Annual Meeting of Stockholders to be held at The Hilton Deerfield Beach/Boca Raton, 100 Fairway Drive, Deerfield Beach, Florida 33431, in the Grand Ballroom, Salons III and IV, on Tuesday, May 28, 2002 at 10:00 a.m., local time, and at any adjournment or postponement thereof (the "Annual Meeting").

This proxy statement is being mailed to our stockholders on or about May 1, 2002. The total cost of this solicitation will be borne by us. In addition to solicitation by mail, our officers and employees may solicit proxies by telephone, by facsimile or in person. We will also reimburse brokers, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of Urecoats stock.

SHAREHOLDER PROPOSALS

Management plans to hold its annual shareholders meeting for 2002 on May 28, 2003. All shareholder proposals to be presented at the next annual meeting must be received by us by December 18, 2002 in order to be included in our next proxy statement. If the date of the next annual meeting is subsequently advanced by more than 30 calendar days or delayed by more than 90 calendar days from the date of the annual meeting to which the proxy statement relates, we shall, in timely manner inform security holders of such change, and the date by which proposals of security holders must be received by any means reasonably calculated to inform them prior to the dissemination of proxy materials for that annual meeting.

Confidentiality

It is our policy that all proxies, ballots and voting materials that identify the particular vote of a stockholder be kept confidential and not disclosed, except in the following circumstances:

  to allow the independent election inspectors to certify the results of the vote;
  as necessary to meet applicable legal requirements, including the pursuit or defense of a judicial action;
  where we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots, or votes, or as to the accuracy of the tabulation of such proxies, ballots, or votes;
  where a stockholder expressly requests disclosure or has made a written comment on a proxy card;
  where contacting stockholders by us is necessary to obtain a quorum, the names of stockholders who have or have not voted (but not how they voted) may be disclosed to us by the independent election inspectors;

8

INFORMATION REGARDING DIRECTORS AND OFFICERS

The following describes the age, positions, principal occupation and business experience during the past five years, and other directorships of our Directors and Officers as of April 17, 2002.

Directors

(PHOTO)	Richard J. Kurtz	61	Director since November 23, 1998

Chairman of the Board

Mr. Kurtz has served as Chairman of the Board of Urecoats since February 8, 1999. He was Chief Executive Officer of Urecoats from February 8, 1999 to October 9, 2001. Mr. Kurtz is the president and chief executive officer of The Kamson Corporation, a privately held company for the past 27 years, which owns and operates 71 investment properties in the Northeastern United States, Englewood Cliffs, NJ. He is a member of the board of directors of Paligent, Inc., a public company trading on the NASD over-the-counter bulletin board, since January 2000. Mr. Kurtz is a vice president and a member of the board of the Jewish Community Center on the Palisades, Tenafly, NJ, since 1996. He is an elected member of the board of trustees and foundation board for the Englewood Hospital and Medical Center of New Jersey since 1995. Mr. Kurtz received his bachelor of arts degree from the University of Miami in 1962.

(PHOTO)	Timothy M. Kardok	45	Director since March 1, 2001

Chief Executive Officer and President

Mr. Kardok has been Urecoats' Chief Executive Officer and President since March 19, 2001. From March 19, 2001 to December 31, 2001, he was Chief Operating Officer. From March 19, 2001 to May 18, 2001, he was Treasurer. From October 1997 to February 2000, Mr. Kardok was senior vice president of Centimark Corporation, Canonsburg, PA, where he was responsible for leading the change initiative of this high-growth company and challenged to establish a strategic plan and formalized business environment capable of supporting rapid revenue growth and market expansion. From January 1995 to October 1997, Mr. Kardok was executive vice president of R & J Industries, Boca Raton, FL. Mr. Kardok received his bachelor of arts degree in marketing from Notre Dame University, IN, in 1979 and master of business administration in marketing and finance from the University of Bridgeport, CT, in 1989. He is the Chairperson of the Executive Committee.

(PHOTO)	Arthur J. Gregg	74	Director since February 21, 2000

Mr. Gregg has more than 45 years of distinguished professional experience, holding senior level management and command positions in the military and executive positions in industry. He is an active member of several corporate and academic boards and chairs three of them. General Gregg attended Harvard University, John F. Kennedy School of Government-Concentrated Executive Program in National Security; Saint Benedict College Atchison, KS, bachelor of science in business administration (summa cum laude); Army War College, Carlisle Barracks, PA - one year graduate level; and Command and General Staff College, Fort Leavenworth, KS - one year graduate level. He is Chairperson of the Compensation Committee and a member of the Audit, Nominating and Executive Committees.

9

(PHOTO)	Steven Mendelow	59	Director since October 9, 2001

Mr. Mendelow is a principal with the accounting firm of Konigsberg Wolf & Co. and its predecessor, New York, NY, since 1972. He is a member of the board of directors of Candie's, Inc., a public company trading on the NASDAQ National Market, since 1999. Mr. Mendelow is a graduate of Bucknell University, Philadelphia, PA, 1964. He is an active certified public accountant. Mr. Mendelow is Chairperson of the Audit Committee and a member of the Executive Committee.

(PHOTO)	Jerold L. Zaro	50	Director since October 9, 2001

Mr. Zaro is a managing partner/president of Ansell Zaro Grim & Aaron, P.C., New York, NY, since 1985. He is a member of the board of directors of Commerce Bank Shore/NA, since 1999; First Dewitt Bank, since 1994; Brookdale Community College Foundation, board of trustees since 1996; American Cancer Society, board of directors since 1989; Monmouth Medical Center, board of trustees since 1993; Jewish Federation of Greater Monmouth County, board of directors since 1996; and Commissioner of the New Jersey Highway Authority since 1991. He received his juris doctor degree from Boston College School of Law, MA, 1976; bachelor of arts in history from Boston University, MA, 1973; and attended the University of Cincinnati, OH, from 1969 to 1971. Mr. Zaro is the Chairperson of the Nominating Committee and a member of the Audit, Compensation, and Executive Committees.

* David M. Goldblatt, a former director, resigned as a director on April 16, 2002. Officers

(PHOTO)	Michael T. Adams	36

Executive Vice President and Corporate Secretary

Mr. Adams was appointed as Executive Vice President and Corporate Secretary on March 1, 1999. He also served in various executive and other capacities in the Company since January 1, 1997. Mr. Adams earned his bachelor of science degree in business administration in 1989, master of science degree in business administration in 1990 and juris doctor degree in 1995, from Nova Southeastern University, Fort Lauderdale, FL.

(PHOTO)	John G. Barbar	40

Chief Financial Officer, Senior Vice President of Finance and Corporate Treasurer

Mr. Barbar was appointed Chief Financial Officer, Senior Vice President of Finance, and Treasurer on May 19, 2001. He served as Interim Chief Financial Officer from March 19, 2001 to May 18, 2001. Mr. Barbar was vice president of finance, Pinnacle Healthcare Technologies, Inc., Boca Raton, FL, from September 2000 to March 2001; vice president and treasurer, General Roofing Services, Fort Lauderdale, FL, from February 1999 to September 2000; and chief financial officer, R & J Roofing of Florida Inc., Boca Raton, FL, from November 1996 to August 1998. He received his bachelor of business administration, majoring in accounting, from Florida Atlantic University in 1981. Mr. Barbar is a member of the board of directors of the YMCA of Boca Raton, FL, since 1989. He is a member of Florida Institute of Certified Public Accountants and American Institute of Certified Public Accountants.

10

(PHOTO)	Arthur K. Guyton	45

Senior Vice President of Marketing and Special Projects

Dr. Guyton was appointed Senior Vice President of Marketing and Special Projects on August 17, 2001. Dr. Guyton was a senior manager, Arthur Andersen Business Consulting, Miami, FL, from January 1999 to August 2001; national director of training, Centimark Corporation, Pittsburgh, PA, from January 1998 to December 1998; and national training director, Uniforce Staffing Services, Inc., Boca Raton, FL, from January 1997 to December 1997. He received his doctor of theology in philosophy (communications) (summa cum laude), from New Orleans Baptist Theological Seminary, LA, 1987; master of divinity (historical theology) (magna cum laude), Southwestern Theological Seminary, Ft. Worth, TX, 1984; and bachelor of arts (psychology) (magna cum laude), Cumberland College, Williamsburg, KY, 1980.

(PHOTO)	Ronald E. Clark	51

Chief Operating Officer and Senior Vice President of Operations

Mr. Clark was appointed Chief Operating Officer on January 1, 2002 and Senior Vice President of Operations on September 1, 2001. Mr. Clark was vice president of human resources and administration, Centimark Corporation, Pittsburgh, PA, from August 1998 to August 2001, and director of human resources, Port Authority of Allegheny County, Pittsburgh, PA, from March 1995 to August 1998. He received his master's degree in human resources development from Webster University in St. Louis, MO, in 1987 and bachelor's degree in English and communications from Edinboro University of Pennsylvania in 1972. He also holds professional certification in senior professional human resources from the Human Resources Certification Institute.

(PHOTO)	James P. Newell	40

Vice President of Sales

Mr. Newell was appointed Vice President of Sales on January 17, 2001. Mr. Newell was vice president of sales, Stevelle Construction Company, Emeryville, CA, from July 2001 to October 2001; manager of strategic planning, National Gypsum Corp., September 2000 to May 2001; area sales and marketing manager, US Gypsum Company, Charlotte, NC, from May 2000 to September 2000; product marketing manager, US Gypsum Company, Chicago, IL, from February 1998 to May 2000; and district sales manager of US Gypsum Company, Fremont, CA, from January 1991 to February 1998. He received a dual bachelor's degree in business management and education from Linfield College, McMinnville, OR, 1985, and attended the Kellogg Graduate School of Management at Northwestern University, Evanston, IL, in 1998.

11

CORPORATE GOVERNANCE

Guidelines on Significant Corporate Governance Issues

In 2002, the Board approved "Board Guidelines on Significant Corporate Governance Issues." The Guidelines are listed below. These guidelines are being published in this Proxy Statement to inform stockholders of the Board's current thinking with respect to selected corporate governance issues considered to be of significance to stockholders. The guidelines are only guidelines, not rigid rules. Nor is it intended that publication of these guidelines be interpreted as a representation that they will be strictly followed in each instance. The Board will continue to assess the appropriateness and efficacy of the guidelines and it is likely that changes or exceptions to the guidelines will be considered from time to time.

            1.             Selection of Chairman of the Board and Chief Executive Officer. The Board should be free to make this choice any way that seems best for the Company at a given point in time. The Board amended the Company's By-laws on October 9, 2001, separating the Chairman of the Board capacity from the Chief Executive Officer capacity. Previously, the Chairman of the Board capacity was automatically connected to the Chief Executive Officer capacity.

            2.              Executive Sessions of Outside Directors. The outside directors of the Board will meet in Executive Session at a regularly scheduled meeting at least once each year (other than the Executive Session to review Chief Executive Officer performance). The format of these meetings will include a discussion with the Chief Executive Officer on each occasion. These meetings should be scheduled in conjunction with a regular Board meeting. It is the policy of the Board that a director be selected by the outside directors to chair Executive Sessions or assume other responsibilities which the outside directors as a whole might designate from time to time.

            3.              Number of Committees. The current committee structure of the Company seems appropriate. There will, from time to time, be occasions in which the Board may want to form a new committee or disband a current committee depending upon the circumstances. The current four Committees are Audit, Compensation, Executive, and Nominating. The Audit, Compensation, and Nominating Committee will consist entirely of outside directors and the Executive Committee will consist of a majority of outside directors.

            4.              Assignment and Rotation of Committee Members. The Board is responsible, after consultation with the Chief Executive Officer and after consideration of the desires of individual Board members, for the assignment of Board members to various committees. It is the sense of the Board that consideration should be given to rotating committee members periodically at about a three- to four-year interval, but the Board does not feel that such a rotation should be mandated as policy since there may be reasons at a given point in time to maintain an individual director's committee membership for a longer or lesser period.

            5.              Frequency and Length of Committee Meetings. The Committee chairperson, in consultation with Committee members, will determine the frequency and length of the meetings of the Committee. Meetings will normally be held around Board meetings.

            6.              Committee Agenda. The Chairperson of a Committee, in consultation with the appropriate members of management and staff, will develop a Committee's agenda. Each Committee will issue a schedule of agenda subjects to be discussed for the ensuing year at the beginning of each year (to the degree these can be foreseen). This forward agenda will also be shared with the Board. Key functional managers (i.e., Chief Financial Officer, General Counsel) will have direct contact with the appropriate Committee chairperson.

            7.              Selection of Agenda Items for Board Meetings. The Chairman of the Board (and the Chief Executive Officer if the Chairman is not the Chief Executive Officer) will establish the agenda for each Board meeting. At the beginning of the year the Chairman will establish a schedule of agenda subjects to be discussed during the next year. Each Board member is free to suggest the inclusion of item(s) on the agenda. The Chief Executive Officer will be proactive in encouraging Board members to submit agenda items.

12

            8.              Board Materials Distributed in Advance. It is the sense of the Board that information and data that is important to the Board's understanding of the business to be conducted at that meeting be distributed in writing to the Board before the Board meets. Management will make every attempt to see that this material is as brief as possible while still providing the desired information.

            9.              Presentations. As a general rule, presentations on specific subjects should be sent to the Board members in advance so that Board meeting time may be conserved and discussion time focused on questions that the Board has about the subject. When there is no prior distribution of a presentation on a sensitive subject, it is the sense of the Board that each member be advised by telephone in advance of the meeting of the subject and the principal issues the Board will need to consider.

            10.             Regular Attendance of Non-Directors at Board Meetings. The Board supports the regular attendance at each Board Meeting of non-Board members who are members of senior management. Should the Chief Executive Officer want to add additional people as attendees on a regular basis, it is expected that this suggestion would be made to the Board for its concurrence.

            11.             Board Access to Senior Management. Board members have complete access to management. It is assumed that Board members will use judgment to be sure that this contact is not distracting to the business operations of the Company and that such contact, if in writing, be copied to the Chairman and the Chief Executive Officer. Furthermore, the Board encourages the senior management to, from time to time, bring other managers into Board meetings who: (a) can provide additional insight into the items being discussed because of personal involvement in these areas, and/or (b) represent managers with future potential that the senior management believes should be given exposure to the Board.

            12.             Board Compensation Review. It is appropriate for the staff of the Company once every other year to report to the Compensation Committee the status of Urecoats Board compensation in relation to other U.S. companies. Changes in Board compensation, if any, should come at the suggestion of the Compensation Committee, but with full discussion and approval by the Board. The Compensation Committee will make Board compensation change recommendations after it has reviewed the information it considers appropriate from the Chairman and the Chief Executive Officer.

            13.             Size of the Board. The Board presently has 5 members. It is the sense of the Board that a size of 5 to 7 is about right. However, the Board would be willing to go to a somewhat larger size in order to accommodate the availability of an outstanding candidate(s).

            14.             Mix of Inside and Outside Directors. The Board believes that as a matter of policy there should be a majority of non-employee directors on the Urecoats Board. A maximum ratio should be 1/4 management directors to 3/4 non-employee directors. But the Board believes that management should encourage senior managers to understand that Board membership is not necessary or a prerequisite to any higher management position in the Company. Managers other than the Chief Executive Officer currently attend Board meetings on a regular basis even though they are not members of the Board.

            15.             Former Chief Executive Officer's Board Membership. The Board believes this is a matter to be decided in each individual instance. It is assumed that when the Chief Executive Officer resigns from that position, he/she should offer his/her resignation from the Board at the same time. Whether the individual continues to serve on the Board is a matter for discussion at that time with the new Chief Executive Officer and the Board.

            16.             Board Membership Criteria. The Nominating Committee is responsible for reviewing on an annual basis the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. This assessment should include issues of diversity, age, skills such as understanding of manufacturing, sales, marketing, distribution, organization, technologies, international background, etc. - all in the context of an assessment of the perceived needs of the Board at that point in time.

13

            17.             Selection of New Director Candidates. The Nominating Committee is responsible, with the Board, on an annual basis, for ensuring an appropriate structure for management succession and development, and an effective process for director selection and tenure. The Board delegates the screening process involved to the Nominating Committee with the direct input from the Chairman of the Board as well as the Chief Executive Officer and the other members of the Board. There should be a full discussion at a Board meeting before the decision to invite someone to join the Board is made.

            18.             Extending the Invitation to a New Potential Director to Join the Board. The invitation to join the Board should generally be extended by the Chairman of the Nominating Committee or the Chairman of the Board (if separate from the Chief Executive Officer) on behalf of the Board after full Board approval. The new director will receive an orientation about the Company and its Corporate Governance philosophy.

            19.             Assessing the Board's Performance. The Nominating Committee is responsible to undertake an annual assessment of the Board's performance. This will be discussed with the full Board. This should be done following the end of each fiscal year and at the same time as the report on Board membership criteria. This assessment should be the Board's contribution as a whole and specifically review areas in which the Board and/or the management believes a better contribution could be made. Its purpose is to increase the effectiveness of the Board, not to target individual Board members.

            20.             Directors Who Change Their Present Job Responsibility. It is the sense of the Board that individual directors who change the responsibility they held when they were elected to the Board should volunteer to resign from the Board. It is not the sense of the Board that the directors who retire or change from the position they held when they came on the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, via the Nominating Committee, to review the continued appropriateness of Board membership under these circumstances.

            21.             Term Limits. The Board does not believe it should establish term limits. While term limits could help ensure that there are fresh ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board as a whole. As an alternative to term limits, the Nominating Committee, in consultation with the Chief Executive Officer and the Chairman of the Board, will review each director's continuation on the Board every year. This will also allow each director the opportunity to conveniently confirm his/her desire to continue as a member of the Board.

            22.             Formal Evaluation of the Chief Executive Officer. The Nominating Committee should make this evaluation annually, and it should be communicated to the Chief Executive Officer by the Chairman of the Nominating Committee. The evaluation should be based on objective criteria including performance of the business, accomplishment of long-term strategic objectives, development of management, etc. The evaluation will be used by the Compensation Committee in the course of its deliberations when considering the compensation of the Chief Executive Officer.

            23.             Succession Planning. There should be an annual report by the Chief Executive Officer to the Board on succession planning. There should also be available, on a continuing basis, the Chief Executive Officer's recommendation as to a successor should he/she be unexpectedly disabled.

            24.             Management Development. There will be an annual report to the Board by the Chief Executive Officer on the Company's program for management development, described in detail. This report should be given to the Board at the same time as the succession planning report noted above.

            25.             Board Interaction with the Investors, the Media, Customers, Etc. The Board believes that only senior management speaks for Urecoats. Individual Board members may, with the knowledge of the management and, in most instances, at the request of management, agree to receive input from various constituencies that are involved with Urecoats.

14

Meetings and Committees

Our Board of Directors held seven meetings during 2001 and its standing committees also met from time to time to address issues within their respective jurisdictions. Average attendance by directors at regular and special Board and committee meetings was approximately 100% and all directors attended 98% or more of the meetings of the Board and committees on which they served. It should be noted that directors discharge their responsibilities throughout the year not only at Board and committee meetings, but through personal meetings and other communications, including considerable telephone contact with the Chairman and others regarding matters of interest and concern to us. We have a standing Audit, Compensation, Nominating, and Executive Committee.

             Members of the Audit Committee: Steven Mendelow (Chairperson), Arthur J. Gregg and Jerold L. Zaro. The Audit Committee was established on October 9, 2001 and did not meet during 2001. The Audit Committee is composed of a majority of independent outside directors. Mr. Mendelow is not considered an independent outside director based on a financial consulting arrangement entered into between the Company and himself prior to becoming a member of our Board of Directors. See Transactions with Related Persons, Item (i). Our Board of Directors determined it was in our best interests and our shareholders to permit Mr. Mendelow to become a member of the Audit Committee because of his prior 30 years of experience in the accounting and finance profession and no other current member of our Board of Directors possessed these exceptional qualifications at the time of establishment of the Audit Committee and his appointment nor are there any members of the current Board of Directors possessing these exceptional qualifications. See Nominees for Election of Directors. The entire Board of Directors performed the Audit Committee functions prior to the establishment of the Audit Committee during 2001 and handled any related matters in its special and regular meetings during 2001. The Audit Committee oversees the appointment of independent auditors, external/internal audit plan, external/internal audit reports and management letter, interface between management and the independent accountants, systems of internal control, annual and quarterly financial statements, compliance with our conflict of interest policies, compliance with our insider trading policy, and review at least annually: (i) adequacy of records and system of internal accounting controls, important changes in accounting procedures, litigation that could affect results materially, and significant violations of policy. The Audit Committee also meets with our independent accountants and our officers to review the scope of the audit to be performed, approve the fee to be paid for the audit, and review the results of the audit of the financial statements to be included in our Annual Report on Form 10-K. We have adopted a written Audit Committee Charter (See ANNEX A).

             Members of the Compensation Committee: Arthur J. Gregg (Chairperson) and Jerold L. Zaro. The Compensation Committee was established on October 9, 2001 and met one time during 2001. The entire Board of Directors performed the Compensation Committee functions prior to the establishment of the Compensation Committee during 2001 and handled any related matters in its special and regular meetings during 2001. The Compensation Committee oversees our strategy, compensation policies and programs, compensation levels of directors, CEO, president, top officers, and management group (Full Board must approve compensation of directors, CEO, and president), succession planning, management development, compensation and employee benefit plans, administration of stock bonus plans, stock option plans, non-employee director stock plans, and other executive and director compensation arrangements. David M. Goldblatt, a former director and member of the Compensation Committee resigned from our Board of Directors and any and all committees in which he was a member on April 16, 2002.

             Members of the Nominating Committee: Jerold L. Zaro (Chairperson) and Arthur J. Gregg. The Executive Committee was established on October 9, 2001 and did not meet during 2001. The Nominating Committee oversees nomination and screening of board member candidates, evaluation of the performance of the Board and its members, termination of membership of individual directors in accordance with corporate policy, for cause or other appropriate reasons, coordination of Board agenda and meeting schedules, assignment of committee membership, training and orientation of directors, and in conjunction with the CEO and the Compensation Committee, development of the CEO's mission and objectives, succession for the CEO and other senior executives, officers and key group managers, and annual evaluation of the performance of the CEO. David M. Goldblatt, a former director and member of the Nominating Committee resigned from our Board of Directors and any and all committees in which he was a member on April 16, 2002.

15

             Members of the Executive Committee: Timothy M. Kardok (Chairperson), Arthur J. Gregg, Steven Mendelow, and Jerold L. Zaro. The Executive Committee was established on October 9, 2001 and did not meet during 2001. The Executive Committee oversees budget review, merger, acquisition and divestiture review, capital spending approval, debt issuance approval, capital structure policy, and reviews qualification of commercial and investment bankers.

Director Compensation

Of the Board's current 5 members (incumbent nominees), one is an officer of the Company who did not receive additional compensation for Board or committee service, and one is a former officer (CEO), who is also Chairman of the Board, who has not received any compensation for serving on the Board since November 23, 1998. Each director who is not an employee of the Company is reimbursed for actual expenses incurred in attending Board meetings. Our Board of Directors adopted a non-employee director restricted stock compensation arrangement on October 9, 2001 where each new director is to receive 75,000 shares of restricted common stock of the Company for serving on the Board and its committees for a one (1) year period, of which at the time of its enactment, five directors were eligible to receive such restricted shares. Of the five eligible directors, three received an aggregate of 225,000 restricted shares valued and recorded at $49,275; one had previously received 75,000 restricted shares under a prior arrangement for such purpose in 2001 valued and recorded at $29,475; and one, namely the Chairman of the Board, did not receive any restricted shares under this arrangement. See also Proposal 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Urecoats encourages stock ownership by its directors, officers and employees to align their interests with the interests of stockholders. Urecoats believes this policy has played a significant role in the progress of the Company and will, ultimately, lead to beneficial future returns for Urecoats' stockholders. Urecoats fosters stock ownership by all of its employees through various measures, such as stock option grants, restricted stock awards, and participation in developing programs, including, if it is approved by stockholders at the annual meeting, the Urecoats 2002 Non-Employee Director Restricted Stock Plan (See Proposal 4), 2002 Stock Option Plan (See Proposal 5), 2002 Executive Incentive Plan (See Proposal 6), and 2002 Management Incentive Plan (See Proposal 7).

By Directors and Executive Officers

The following table sets forth information as of March 27, 2002 regarding the beneficial ownership of our Common Stock by all directors, nominees, and executive officers named in the Summary Compensation Table and all of the directors and executive officers as a group.

Beneficial Owner	Shares of Common Stock Beneficially Owned	Rights to Acquire Beneficial Ownership(1)(2)(8)	Total

Directors:
Richard J. Kurtz (Chairman)	37,822,167	3,000,000	40,822,167
Arthur J. Gregg	225,000	0	225,000
Timothy M. Kardok (3)	864,384	310,616	1,175,000
Steven Mendelow	910,000	(4)	425,000	1,335,000
Jerold L. Zaro	550,000	425,000	975,000
Director Nominess:
Mark A. Reichenbaum	0	0	0
Stephen L. Green	1,002,500	0	1,002,500	(5)

16

Other Named Executive Officers:
Michael T. Adams	1,009,825	40,000	1,049,825
John G. Barbar	59,967	66,164	126,131
Arthur K. Guyton	28,688	33,432	62,120
Ronald E. Clark	3,597	40,000	43,597
All current directors and executive officers
as a group (6)	41,473,628	4,350,213	45,823,841	(7)

(1)

Shares which the person has the right to acquire within 60 days after March 27, 2002. The rights to acquire Common Stock as reflected in this column, are as follows: (a) Mr. Kurtz has the right to acquire these shares upon the exercise of a non-statutory stock option; (b) Mr. Kardok, Mr. Adams, Mr. Barbar, Mr. Guyton, and Mr. Clark have the right to acquire these shares in connection with their employment agreements; and (c) Mr. Mendelow and Mr. Zaro have the right to acquire these shares upon satisfactory performance pursuant to their financial consulting arrangements. See Transactions with Related Persons.

(2)

Subject to approval by shareholders of Proposal 3, Richard J. Kurtz, the holder of all outstanding shares of Series B Convertible Preferred Stock and Messrs Kurtz, Reichenbaum and Green, holders, subscribers and/or optionees of Series C Convertible Preferred Stock, have the right to acquire additional common stock pursuant to conversion rights related thereto. The table does not include any specific number of shares. See Transactions with Related Persons - Items (b)(ii), (s) and (t).

(3)	Mr. Kardok is also the Chief Executive Officer and President of the Company.
(4)	In addition to shares held in Mr. Mendelow's sole name, this column includes shares held by him and shares held in two entities for his benefit. See Transactions with Related Persons.
(5)

Shares which the person has the right to acquire within 60 days after March 27, 2002. The rights to acquire Common Stock as reflected in this column, are as follows: (a) Mr. Kurtz has the right to acquire these shares upon the exercise of a non-statutory stock option; (b) Mr. Kardok, Mr. Adams, Mr. Barbar, Mr. Guyton, and Mr. Clark have the right to acquire these shares in connection with their employment agreements; and (c) Mr. Mendelow and Mr. Zaro have the right to acquire these shares upon satisfactory performance pursuant to their financial consulting arrangements. See Transactions with Related Persons.

(6)	10 persons total (includes the current directors and officers named above).
(7)	Represents approximately 34.58% of the shares outstanding.
(8)

The above table does not take into account additional shares that may be derived by the abovementioned directors and executive officers pursuant to the proposals to be voted upon by shareholders. See Transactions with Related Persons - Items (r), (u), (v), and (x) and 2002 Compensation and Incentive Matters.

By Stockholders Holding 5% or More Except as set forth below, we know of no person who is the beneficial owner of more than 5% of our issued and outstanding Common Stock.

Name and Address of Beneficial Owners	Shares Beneficially Owned	Percent of Class

Richard J. Kurtz

Duck Pond Road
Alpine, New Jersey 07620	40,822,167	30.81

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms furnished to us and the written representations from certain of the reporting persons that no other reports were required, except for David M. Goldblatt, a former director of the Company, we believe that during the fiscal year ended December 31, 2001, all executive officers, directors and greater than ten-percent beneficial owners complied with the reporting requirements of Section 16(a). We are unaware of any Form 4s or Form 5 filed by Mr. Goldblatt and have not received any copies as of the date hereof.

17

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee of our Board of Directors issues the following report for inclusion in our proxy statement in connection with our Annual Meeting scheduled for May 28, 2002.

The Compensation Committee was established on October 9, 2001. The entire Board of Directors performed the Compensation Committee functions prior to the establishment of the Compensation Committee.

The Compensation Committee oversees our strategy, compensation policies and programs, compensation levels of directors, CEO, president, top officers, and management group (the full Board must approve compensation of directors, CEO, and president), succession planning, management development, compensation and employee benefit plans, administration of stock bonus plans, stock option plans, non-employee director stock plans, and other executive and director compensation arrangements established by us from time to time.

Our executive compensation arrangements during 2001 were designed to attract, motivate, and retain the executive talent needed to optimize stockholder value in a competitive environment. Based on the exiting from our development stage in 2001, the compensation arrangements entered into between its CEO and the other executive officers attracted during that period were based upon the view that we were in a start-up mode. We spent four years researching and developing its technologies and a major effort was required to effectively transform the operations into a full sales and production mode. The Board of Directors, coupled with the Compensation Committee upon its establishment, were primarily concerned with increasing stockholder value by achieving specific financial (commence revenue generation for the first time) and formulating strategic objectives. It is crucial that we be assured of attracting, retaining and rewarding its top caliber executives who are essential to the attainment of our ambitious, long-term, global goals. In designing and administering its executive compensation program, we attempt to strike an appropriate balance between levels of base compensation that are competitive, annual incentive compensation that varies in a consistent manner with our achievement of individual objectives and financial performance objectives, and long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals, each of which is discussed in greater detail below.

             Base Salary. Base salaries for the CEO and other executive officers retained and hired during 2001 were based on individual negotiations and general competitive hiring practices. Base salaries for the CEO and other executive officers were established considering a number of factors, including the Company considering itself as a start-up company, prior business experience, individual performance, and contributions to the Company's success.

We had two CEOs during 2001. The CEO position was automatically connected to that of the Chairman of the Board and the Chief Operating Officer (COO) position was automatically connected to the President's position by provisions in our By-laws. On October 9, 2001, our Board of Directors amended our By-laws to effectively make the position of Chairman of the Board to be solely that of a director and no longer an officer. The President is now the Chief Executive Officer and the position of Chief Operating Officer is now a position separate and distinct from that of the President. The Chairman of the Board and former CEO did not receive any base salary or other compensation (as described below), during the time he occupied the CEO position from February 8, 1999 to October 9, 2001.

We initially entered into an employment contract with the present CEO and President on March 1, 2001 through one of its subsidiaries, which employment contract was terminated on March 19, 2001 and replaced with an employment contract directly with the Company on March 19, 2001. He received a base salary pursuant to his employment agreement, for the months of March, April and May 2001, $175,000.00 per year, June, July and August 2001, $200,000.00 per year, and beginning on September 1, 2001 through December 31, 2001 $225,000.00 per year. The increases in his base salary were automatically provided for in his employment agreement. He is presently at his maximum base salary compensation level.

18

We entered into employment arrangements with all of its other executive officers employed during 2001 as follows: (a) On March 19, 2001, we entered into an employment arrangement with John G. Barbar as Interim Chief Financial Officer, subject to a 90 day probationary period, for an annual salary of $100,000, which salary was subject to review after 60 days; (b) On May 19, 2001, we appointed Mr. Barbar as Chief Financial Officer, Vice President of Finance, and Treasurer, at an annual salary of $135,000, which salary is subject to review based on his performance on January 1, 2002; (c) On August 17, 2001, we entered into an employment arrangement with Arthur K. Guyton, Ph.D. as Vice President of Special Projects, subject to a 90 day probationary period, for an annual salary of $105,000; (d) On September 1, 2001, we entered into an employment arrangement with Ronald E. Clark as Senior Vice President of Operations, subject to a 90 day probationary period, for an annual salary of $115,000, with a salary review on January 1, 2002, which salary, subject to satisfactory performance, will be increased in an amount not less than $10,000; and (e) During 2001, we agreed to continue to employ Michael T. Adams as Executive Vice President and Secretary of the Company pursuant to an employment arrangement, for an annual salary of $80,000. Mr. Adams' salary will be increased to $100,000 on January 1, 2002.

The Compensation Committee is developing a salary increase program designed to reward individual performance consistent with our overall financial performance in the context of competitive practice. Annual performance reviews and formal merit increase guidelines will determine individual salary increases.

             Other Compensation. Other Compensation for the present CEO and other executive officers retained and hired during 2001 were based on individual negotiations and general competitive hiring practices. Other compensation for the present CEO and other executive officers were established considering a number of factors, including the Company considering itself as a start-up company, prior business experience, individual performance, ongoing contributions to the Company's success, and satisfactory performance of executive duties under their employment agreement and arrangements.

Our Board of Directors granted the present CEO, pursuant to his employment agreement, an aggregate of 1,000,000 shares of restricted common stock as other compensation, payable in increments of and vesting on the following dates: 166,667 shares on June 1, 2001, 166,667 shares on December 1, 2001, 166,667 shares on June 1, 2002, 166,667 shares on December 1, 2002, 166,667 shares on June 1, 2003, and 166,665 shares on December 1, 2003. During 2001, the present CEO was issued an aggregate of 333,334 shares of restricted common stock as other compensation valued in the aggregate at $95,125.

Our Board of Directors granted other executive officers, pursuant to employment arrangements, an aggregate of 960,000 shares of restricted common stock as other compensation, payable in various increments and vesting on various dates beginning on March 19, 2001 and ending on September 30, 2004. During 2001, the executive officers, other than the CEO, were issued an aggregate of 155,000 shares of restricted common stock as other compensation valued in the aggregate at $23,471.

             Bonus. Bonuses for the CEO and other executive officers retained and hired during 2001 were based on individual negotiations and general competitive hiring practices and individual contributions. The cash and non-cash bonuses paid to the former and current CEO and other executive officers during were based on a number of factors, more fully described below.

                          Cash. The present CEO, pursuant to his employment agreement described above, is entitled to a yearly minimum bonus of $10,000, due and payable not later than January 30 with respect to the immediately preceding calendar year during the term of his employment. His bonus was set to commence on or before April 30, 2002. The Compensation Committee approved and paid him $8,384. The other executive officers received an aggregate of $20,561.

                          Awards of Restricted Common Stock. Our Board of Directors awarded an aggregate of 1,600,000 shares of restricted common stock as bonuses to the former CEO, present CEO, and one executive officer, effective September 30, 2001, valued in the aggregate at $450,000. The specific factors attributed to these bonuses included individual contributions relating to transforming the Company into a full sales and production mode, completing enhancements to our spray application technologies, consolidating subsidiaries' operations, and outsourcing manufacturing operations.

19

The Compensation Committee awarded an aggregate of 58,218 shares of restricted common stock as bonuses to the present CEO and other executive officers, effective December 31, 2001, valued in the aggregate at $9,765. The specific factors attributed to these bonuses included individual contributions relating to transforming us into a full sales and production mode, development of strategies, attracting suitable executive officers, creating an internal infrastructure, establishing a budgeting process, hiring management level and other personnel, structuring various operational departments, handling an acquisition, developing a distribution channel for our products, continuing research and development efforts, and creating and implementing a sales and marketing campaign.

Committee Activities

The Committee held one formal meeting in 2001 as well as many interim discussions. The following summarizes the Committee's major activities in 2001:

  Held its inaugural meeting.
  Began establishing our overall compensation strategy.
  Began developing compensation policies and employee handbook.
  Evaluated compensation agreements for CEO and other executive officers.
  Began identifying elements for our compensation and employee benefit plans.
  Began development of personnel evaluation program.
  Replaced entire Board of Directors as Administrator of our stock option plans.
  Reviewed and recommended YE 2001 bonuses for CEO and other executive officers.
  Discussed Board of Director compensation matters.

COMPENSATION COMMITTEE, Mr. Arthur J. Gregg, Chairperson Mr. David M. Goldblatt Mr. Jerold L. Zaro

20

Summary of Cash and Certain Other Executive Compensation

The following table shows the compensation for our CEO and the four most highly paid executive officers other than the CEO, for services rendered in all capacities to us and our subsidiaries for the years ended December 31, 2001, 2000 and 1999.

Summary Compensation Table

					Long Term
		Annual Compensation			Compensation Awards

				Other	Restricted	Securities
				Annual	Stock	Underlying	All Other
		Salary	Bonus	Compensation	Award(s)	Options	Compensation
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)

Timothy M. Kardok	2001	168,750	236,768	160,834	---	---	---
CEO and President	2000	---	---	---	---	---	---
(Appointed 10/9/01)	1999	---	---	---	---	---	---

Michael T. Adams	2001	79,800	55,556	8,100	---	---	---
Executive Vice President and	2000	80,000	18,333	267,312	---	---	---
Secretary	1999	78,098	12,000	6,750	---	---	---

John G. Barbar	2001	100,080	5,382	23,500	---	---	---
CFO, Senior Vice President	2000	---	---	---	---	---	---
of Finance and Treasurer	1999	---	---	---	---	---	---

Arthur K. Guyton PhD	2001	39,375	1,992	6,750	---	---	---
Senior Vice President of	2000	---	---	---	---	---	---
Marketing and Special Projects	1999	---	---	---	---	---	---

Ronald E. Clark	2001	38,333	1,967	-0-	---	---	---
COO and Senior Vice	2000	---	---	---	---	---	---
President of Operations	1999	---	---	---	---	---	---

Richard J. Kurtz(1)	2001	-0-	440,000	-0-	---	---	---
Former CEO	2000	-0-	-0-	-0-	-0-	-0-	-0-
(Resigned 10/9/01)	1999	-0-	-0-	-0-	-0-	-0-	-0-

(1) Mr. Kurtz is included in this table as a named executive officer because he was CEO of the Company during the last fiscal year.

21

Option Grants in Last Fiscal Year The following tables summarize the stock option activity for the named executive officers during 2001.

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees In Fiscal 2001	Exercise or Base Price Per Share	Expiration Date

Richard J. Kurtz
Former CEO (1)	3,000,000	(1)	67.57%	$0.396	10/9/2003

(1)	We granted this non-statutory stock option after Mr. Kurtz resigned as CEO on October 9, 2001, which vested and became exercisable at the time it was granted. See Transactions with Related Persons, Item (g).

Aggregated Option Exercises in Last Fiscal Year and FY-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money Options
	Acquired on	Value	Options at 12/31/01 (#)		at 12/31/01 ($)(1)

Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Richard J. Kurtz
Former CEO (1)	0	0	3,000,000	0	3,000,000	0

Compensation Committee Interlocks and Insider Participation

No member of the Company's Compensation Committee is a current or former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served on the board of directors or compensation committee of any entity, which has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee. Prior to the establishment of the Compensation Committee, the entire Board of Directors of the Company acted and passed upon executive compensation related matters. During that prior time period, Richard J. Kurtz, who is the Chairman of the Board, and the former Chief Executive Officer of the Company (resigned as Chief Executive Officer on October 9, 2001), and Timothy M. Kardok, the present Chief Executive Officer (appointed as Chief Executive Officer immediately after the resignation of Mr. Kurtz on October 9, 2001), were also members of our Board of Directors. In each instance, Mr. Kurtz and Mr. Kardok abstained on voting on matters relating to their executive compensation. See generally Transactions with Related Persons.

Stock Performance Graph

We have not included a stock performance graph due to the Company not declaring any dividends for the past five years.

22

INTERESTED PERSONS IN MATTERS TO BE ACTED UPON

Subject to your approval and as a result of the one-for-ten reverse stock split and reduction of the authorized common stock limitation from 140 Million shares to 25 Million shares, the outstanding shares of common stock will be reduced to 13,250,304 shares of a total of 25,000,000 shares that may be issued by us. This consolidation of outstanding shares and reduction of the authorized common stock limitation shall inure especially to the benefit of officers, directors and owners of our Series B and Series C Preferred Stock, which contain conversion aspects. Our Incumbent and Proposed Directors own a substantial amount of our Series B and Series C Preferred Stock subscribed for and pursuant to an unexercised Series C Preferred Stock Option. Mr. Kurtz is the owner of all the Series B Preferred Shares and Messrs. Green and Reichenbaum (along with the Series C Preferred Stock Option granted to Mr. Kurtz) have either subscribed for, own or hold an option exercisable for an aggregate of 425,000 shares of Series C Preferred Stock constituting 80% of all Series C Preferred Stock subscribed for, owned or reserved for exercise of an option to date. In addition, without the consolidation and new capitalization, we would be unable to fund the various compensation and incentive plans, which are enumerated in this proxy statement under Proposals 4 through 6 seeking shareholder approval. Such consolidation and new authorized capitalization (25 Million shares) will also enable us to fund numerous aspects of compensation in the form of shares of common stock due to the executives (and directors) pursuant to employment and other arrangements, as well as our working capital requirements for implementing our strategic business plan, delineated elsewhere in this proxy statement. See Transactions with Related Persons, 2002 Compensation and Incentive Matters, and Preferred Shares - Series B Convertible Preferred Stock and Series C Convertible Preferred Stock.

Subject to your approval, Management intends to utilize the new capitalization as the basis for "Triggering Events" as defined in the Subscription Agreements for the Series B and Series C Convertible Preferred Stock, thereby effectively causing conversion of such preferred shares into an aggregate of 5,251,210 shares of post-split common stock (newly authorized shares). Although this will further result in a dilution of your percentage of ownership of the outstanding shares of our newly capitalized entity such triggering events will cause an increase in the per share book value of our outstanding common stock. Subject to your approval, the consolidation and restructuring will also enable us to fulfill a one-time grant of 11,680,000 shares (1,168,000 newly issued post-split shares) to Richard Kurtz. See Proposal 4. Subject to your approval, implementation of the proposed consolidation of shares resulting from the one-for-ten reverse-stock split and reduction of authorized common stock and full implementation of the issuance of shares of common stock to owners of Series B and Series C Preferred Stock (inclusive of the possible exercise of the Series C Preferred Option held by Mr. Kurtz) on conversion, to executives pursuant to the employment agreements and the compensation and incentive plans proposed to be voted upon by you (Proposals 3 through 7 hereof) will result in a total of 22,008,336 post-split (new) shares of common stock outstanding, of which a total of 11,634,284 shares (52.86%) will be issued and outstanding and issuable to executive officers and directors.

2002 COMPENSATION AND INCENTIVE MATTERS

During 2002, the Compensation Committee, in conjunction with the Board, and with input from Executive Management, developed a comprehensive program, which includes various compensation and incentive related elements, to set the stage for building a profitable company over the next four years. We designed the program to attract, motivate, and retain the director, executive, management, and key personnel required to optimize stockholder value in a competitive environment. Below is a summary of the principal features of each element of our program, most, if not all, will not be able to be implemented without your affirmative vote in the proposals presented later in this proxy statement.

2002 Non-Employee Director Restricted Stock Plan

Our Board of Directors approved the 2002 Non-Employee Director Restricted Stock Plan ("2002 Director Plan"), subject to approval and statutory authority to issue shares of common stock in accordance with its terms and conditions, by you, to take effect after the reverse split and consolidation of our common stock.

The following is a summary of the 2002 Director Plan as proposed. The full text of the Plan is attached as ANNEX C, and the following summary, together with the discussion below, is qualified in its entirety by reference to such ANNEX C. See also Proposal 4.

23

Automatic Grants

Under the Plan, up to 1,600,000 shares of our post split common stock may be issued through periodic automatic grants of restricted stock to non-employee directors only. The shares issuable under the 2002 Director Plan may be newly-issued or treasury shares (including those acquired by us in the open market). The 2002 Director Plan provides, immediately following the effective date of this 2002 Director Plan, for: (a) each non-employee director who is then serving as a member of our Board of Directors shall automatically be granted an award consisting of a number of shares of restricted common stock of the Company equal to: 48,000 for the Chairman of the Board, who is also a non-employee director; and 12,000 for the other non-employee directors, upon initial election to our Board of Directors for a one year term (or a lesser amount prorated monthly if the initial election is for a shorter period); (b) thereafter, each non-employee director who is newly appointed or elected to the Board for a full term of one (1) year shall automatically be granted an award consisting of the applicable number of shares of restricted stock described in section (a) above with respect to any other non-employee director, at the time such non-employee director first joins the Board. Such award shall be made on the first business day following the date of the regular annual meeting of stockholders of the Company, or any adjournment thereof, at which directors are elected; (c) each non-employee director who is appointed or elected to fulfill a term of less than one (1) year (whether by replacing a director who retires, resigns or otherwise terminates his service as a director prior to the expiration of this term or otherwise) shall automatically be granted a pro-rata award consisting of the applicable number of shares of restricted stock described in section (a) above (rounded to the nearest whole number of shares) equal to 1,000 multiplied by the applicable service fraction (as defined in the 2002 Director Plan) with respect to such non-employee director determined as of the date of such non-employee director's appointment or election to the Board. Such award shall be made as of the first business day following the date of such non-employee director's appointment or election to the Board; and (d) each non-employee director who is re-elected (or, in the case of a non-employee director who was appointed to the Board and received an award pursuant to any of the preceding provisions of sections (a), (b) or (c) above (an "Appointed Director"), elected) to the Board for a full term of one (1) year shall automatically be granted an award consisting of the applicable number of shares of restricted stock described in section (a) above at the time of such non-employee director's re-election (or, in the case of an Appointed Director, election) to the Board. Such award shall be made on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected. Generally, such restricted stock grants vest at the end of a one year term assuming the director holds office for a one year term (prorated monthly for partial years). At such time as an individual ceases to serve as a director (for any reason other than death, disability or retirement), any then unvested restricted shares will be returned to us without payment of any consideration to the director.

Prior Awards

Any restricted common stock received by any non-employee director for serving on the Board prior to the effective date of this 2002 Director Plan under any other non-employee director plan or arrangement of the Company, shall be in addition to the automatic grant described in section (a) above, and any such prior awards will become fully vested at the time of the effective date of this 2002 Director. The Chairman of the Board, who is also a non-employee director, did not receive any prior restricted common stock for serving as the Chairman of the Board since February 8, 1999. See Information Regarding the Board of Directors, Director Compensation.

One Time Grant to Chairman of the Board

Subject to approval of Proposal 3 by you and in addition to the automatic grant of shares to non-employee directors described above, a one-time grant of 1,168,000 post split shares of restricted stock will be made to the Chairman of the Board, Richard J. Kurtz, which recognizes his personal cost for substantially funding us and acting as Chairman of the Board without adequate compensation over a three-year period. This one-time grant, made as of the effective date of this 2002 Director Plan, vests at the end of each year after the effective date of this 2002 Director Plan at the rate of 25% per year. This award vests in total at the end of four years.

24

Restrictions

The shares awarded under the 2002 Director Plan are subject to restrictions on transferability as well as a vesting schedule. In the event that a recipient of a restricted stock award under the 2002 Director Plan ceases to be a director of the Company for any reason other than death or total disability, any shares which are then unvested are subject to forfeiture back to us. Once vested, the shares are no longer restricted as to transferability and no longer subject to forfeiture to us upon termination of director status. Upon death or total disability of a non-employee director, or in the event of a "change in control" of the Company, all unvested shares will be deemed vested. A "change of control" for this purpose occurs if (i) any person or group becomes the beneficial owner of 50% or more of our outstanding voting securities, (ii) a change occurs in the majority of the incumbent directors (except for changes approved by such members), (iii) a merger or other business combination involving the Company is approved by stockholders (other than a merger or other transaction in which (A) our stockholders as of immediately prior to such transaction would continue to own 50% or more of the outstanding voting securities of the Company or successor after the transaction is consummated and (B) no person or group becomes a 50% or more beneficial owner of Company voting securities, or (iv) a plan of complete liquidation or the sale of all or substantially all of our assets is approved by stockholders. We do not receive any consideration upon grant or vesting of restricted stock awards. Recipients of restricted stock awards are, unless forfeited pursuant to the terms of the 2002 Director Plan, entitled to vote and to receive dividends on the shares subject to the award from the original grant date through the vesting date (at which time the recipient receives unrestricted ownership of the shares).

Non-Discretionary Plan

The 2002 Director Plan is intended to be a nondiscretionary plan for purposes of rules and interpretations of the Securities and Exchange Commission relating to Section 16 of the Securities Exchange Act of 1934, as amended. Subject to the provisions of the 2002 Director Plan, including the automatic nature of awards thereunder, administrative authority with respect to the 2002 Director Plan is vested in our Board of Directors, and may be delegated to a committee of the Board consisting of persons ineligible to receive awards under the 2002 Director Plan. The Board may at any time amend, suspend or terminate the 2002 Director Plan provided that (I) no such action shall deprive the recipient of an award under the 2002 Director Plan of such award without the consent of such recipient and (II) stockholder approval is necessary to increase the maximum number of shares authorized under the 2002 Director Plan, to accelerate vesting, to extend the duration of the 2002 Director Plan, to materially modify eligibility criteria, or to materially increase benefits accruing to recipients of awards under the 2002 Director Plan. Unless sooner terminated, the 2002 Director Plan will terminate, as to the authority to grant new awards, on May 28, 2006.

Federal Income Tax Consequences

Under existing federal income tax provision, a director who receives shares of restricted stock under the 2002 Director Plan which are subject to restrictions which create a "substantial risk of forfeiture" (within the meaning of section 83 of the Internal Revenue Code) will not normally realize any income, nor will we normally receive any deduction for federal income tax purposes, in the year of the grant or award. Such director will normally realize taxable income on the date the shares become transferable or no longer subject to substantial risk of forfeiture or on the date of their earlier disposition. The amount of such taxable income will be equal to the amount by which the fair market value of the shares of common stock on the date such restrictions lapse (or any earlier date on which the shares become transferable or are disposed of) exceeds their purchase price, if any. A director may elect, however, to include in income in the year of grant the excess of the fair market value of the shares of common stock (without regard to any restrictions) on the date of grant. If this election is made, the director will ordinarily not be entitled to recognize any loss thereafter attributable to the shares as a result of forfeiture. The foregoing is a brief summary of certain federal income tax consequences associated with restricted stock grants under the 2002 Director Plan.

2002 Stock Option Plan

Our Board of Directors approved the 2002 Stock Option Plan ("2002 Option Plan"), effective January 1, 2002, subject to approval, statutory authority to issue shares of common stock pursuant to options granted thereunder, and adjustments from the reverse split and consolidation of our common stock, by you.

25

The full text of the Plan is attached as ANNEX D, and the following summary, together with the discussion below, is qualified in its entirety by reference to such ANNEX D. See also Proposal 5.

Administrator

Our Board of Directors, or a committee established by the Board, will be designated to administer the 2002 Plan, which shall consist of not less than two Non-Employee Directors satisfying the requirements of Rule 16b-3. The Compensation Committee has been designated by our Board of Directors to administer this 2002 Option Plan. The plan affords directors, officers and key employees, who are responsible for the continued growth of Urecoats, an opportunity to acquire a proprietary interest in the Company, and, thus, to create in such individuals a greater concern for the welfare of the Company and its subsidiaries.

Options Available

Up to 3.25 million shares of common stock (pre-split), subject to adjustments for stock dividends, splits and other events that affect the number of shares of common stock outstanding, may be issued under the 2002 Option Plan. The shares issuable under the 2002 Option Plan may be newly-issued or treasury shares (including those acquired by us in the open market). The 2002 Option Plan provides that proportionate adjustment will be made to the maximum number of underlying shares subject to purchase and authorized under the 2002 Director Plan and, to the extent appropriate, to other aspects of existing or future options in the event of a stock split, recapitalization or similar event.

Maximum Purchase

The options offered in the 2002 Option Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any director, officer or key employee. The options granted under the 2002 Option Plan are intended to be either Incentive Stock Options ("ISO") or Non-Qualified Stock Options ("NQSO"). The aggregate fair market value of shares subject to an ISO to a participant's stock purchases in any calendar year shall not exceed one hundred thousand dollars ($100,000.00).

Option

Participants will receive an option. The option will state the number of shares of common stock to be purchased underlying the options granted.

Exercise Price

The purchase price per share purchasable under an option will be determined by the Administrator, provided, however, that such purchase price shall not be less than 90% of the fair market value of a share on the date of grant of such option, provided further, any option granted to a participant who, at the time such option is granted, is an officer or director of the Company, the purchase price shall not be less than 100% of the fair market value of a share on the date of grant of such option, provided further, however, that in the case of an ISO granted to a participant who, at the time such option is granted, is deemed to be a 10% Shareholder, the purchase price for each share will be such amount as the administrator in its best judgment shall determine to be not less than 110% of the fair market value per share at the date the ISO is granted.

Term of Option

The term of each option shall be fixed by the administrator which in any event will not exceed a term of 10 years from the date of the grant, provided, however, that the term of any ISO granted to any 10% Shareholder will not be exercisable after the expiration of 5 years from the date such ISO was granted.

Termination of Employment

The administrator will determine the effects of a participant's retirement, death, disability, leave of absence or any other termination of employment during the term of any option.

26

Amendments

The Board may amend, alter, suspend, discontinue or terminate the 2002 Option Plan; provided, however, that, notwithstanding any other provision of the plan or any option, without approval of you, no such amendment, alteration, suspension, discontinuation or termination will be made that, absent such approval, (1) would cause Rule 16b-3 to become unavailable with respect to the 2002 Option Plan, (2) would violate the rules or regulations of any national securities exchange on which our shares are traded or the rules or regulations of the NASD that are applicable to us, or (3) would cause us to be unable, under the IRS Code, to grant ISOs under the 2002 Option Plan.

Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences. It does not purport to cover all of the special rules, including special rules relating to optionees subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares or tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares. An optionee will not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO. Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and we will generally be entitled to a deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and we will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and we will generally be entitled to deduct such amount. In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefore is an adjustment, which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax that is attributed to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

2002 Executive Incentive Plan

Our Board of Directors approved the 2002 Executive Incentive Plan ("2002 Executive Plan"), effective January 1, 2002, subject to approval, statutory authority to issue shares of common stock in accordance with terms and conditions, and adjustments from the reverse stock split and consolidation of our common stock, by you.

The full text of the 2002 Executive Plan is attached as ANNEX E, and the following summary of the principal features of the 2002 Executive Plan, is qualified in its entirety by reference to such ANNEX E. See also Proposal 6.

Purpose and Eligibility

The purpose of the 2002 Executive Plan is to advance the interests of the Company and its stockholders by affording to executive officers of the Company and its subsidiaries an opportunity to acquire or increase a proprietary interest in the Company or to otherwise benefit from the success of the Company through the grant of stock options, restricted stock, stock appreciation rights, stock payments, performance awards or other awards granted or sold under the 2002 Executive Plan ("Incentive Award").

All regular, full-time executive officers of the Company who have executive duties, as determined by the Committee, are eligible to receive an Incentive Award under the 2002 Executive Plan. Currently, it is estimated that approximately 9 persons are eligible for selection.

27

Administration, Amendment and Termination

The 2002 Executive Plan is administered by our Compensation Committee. The Committee has the authority to interpret the 2002 Executive Plan, determine the terms and conditions of Incentive Awards and make all other determinations necessary and/or advisable for the administration of the 2002 Executive Plan. The Committee may, with the consent of a participant, amend the terms of any existing Incentive Award previously granted to such participant. The Committee also has authority to prescribe, amend and rescind rules and regulations relating to the 2002 Executive Plan. Our Board of Directors may alter, amend, suspend or terminate the 2002 Executive Plan at any time. However, no such action may increase the maximum number of shares that may be sold or issued under the 2002 Executive Plan or alter the class of eligible participants without the approval of the stockholders. No amendment, suspension or termination of the 2002 Executive Plan will, without the consent of the participant or except as otherwise provided in the 2002 Executive Plan or in the statement evidencing the grant of the Incentive Award, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted. No Incentive Award may be granted under the 2002 Executive Plan after the date of termination of the 2002 Executive Plan, but such termination shall not affect any Incentive Award previously granted.

Dividend Equivalents

At the discretion of the Committee, and at no additional cost, an amount payable in cash, common stock or a combination thereof may be granted to a holder of a stock option, Stock Appreciation Right or other Incentive Award denominated in shares of Common Stock that is equivalent to the amount of dividends paid to stockholders with respect to a number of shares of Common Stock equal to the number of shares upon which such Incentive Award is based.

Stock Options

Stock options granted under the Executive Plan may be incentive stock options intended to qualify under the provisions of Code Section 422 ("ISO") or nonqualified stock options which do not so qualify. The exercise price of common stock that is subject to an option will be determined by the Committee at the date such option is granted. The exercise price may be less than the fair market value on the date of grant of the common stock subject to an option; however, the exercise price for an ISO shall not be less than the fair market value on the date of grant of the common stock subject to such ISO. Options may be exercised as determined by the Committee provided that an ISO may not be exercised after ten years from the date of grant.

Performance Awards

Awards, payable in cash, common stock or a combination thereof, the terms and conditions of which may be determined by the Committee at the time of grant ("Performance Awards") may be granted under the 2002 Executive Plan. The Committee shall determine the performance criteria to be utilized to calculate the value of the Performance Awards, the term of such Performance Awards, the event or events giving rise to the right to payment of a Performance Award, and the form (cash and/or common stock) and time of payment of Performance Awards.

Restricted Stock

An award of common stock which is the subject of an Incentive Award and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in the 2002 Executive Plan and in any statement evidencing the grant of such Incentive Award ("Restricted Stock") may be granted by the Committee. The Committee shall determine the purchase price (if any), terms of payment of the purchase price, restrictions upon the Restricted Stock and when such restriction shall lapse. The following restrictions, among others which may be imposed upon Restricted Stock by the Committee, will lapse in accordance with the schedule or other conditions as are determined by the Committee: a restriction on transferability; a requirement that certificates representing Restricted Stock remain in the physical custody of an escrow holder or us; and a requirement that each certificate representing Restricted Stock contain a restrictive legend.

28

Stock Appreciation Rights

The Committee may approve the grant of a right to receive a number of shares of common stock or, in the discretion of the Committee, an amount in cash or a combination of shares and cash, based on the increase in the fair market value of the shares subject to the right during such period as is specified by the Committee ("SAR"). The Committee may approve the grant of SARs related or unrelated to stock options. Upon exercise of an SAR granted in connection with a stock option granted under the 2002 Executive Plan, the holder of the related option will surrender such option (or any portion thereof to the extent unexercised) with respect to the number of shares as to which such SAR is exercised and will receive payment of an amount computed pursuant to the 2002 Executive Plan. Subject to any conditions on the exercise of the SAR that may be imposed by the Committee at the time such SAR is granted, an SAR granted in connection with a stock option will be exercisable at such time or times, and only to the extent that, the related stock option is exercisable, and will not be transferable except to the extent that such related option may be transferable.

Stock Payments

The Committee may approve payments in shares of our common stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any regular, full-time employee of the Company in cash.

Termination of Employment

Except as otherwise provided in a written agreement between us and the participant, options and SARs expire (i) at the date of termination if the participant's employment with us is terminated for cause; (ii) three months following termination of employment (but in no event later than the date of expiration of the option or SAR in accordance with its terms) in the event of termination for any reason other than for cause, death, disability or retirement; (iii) twelve months following termination of employment in the event of termination for death or disability; and (iv) three years following termination of employment (but in no event later than the date of expiration of the option or SAR in accordance with its terms) in the event of termination for retirement. The Committee has the authority to designate longer, and in certain circumstances, shorter periods to exercise options or SARs following a participant's termination of employment and may accelerate the vesting of all or any portion of any option and/or right that is unexercisable on or prior to the date of the participant's termination from employment. With respect to Performance Awards, if a participant's employment with us is terminated for any reason other than retirement, death or disability prior to the event or events giving rise to the right to payment of a Performance Award, all of the participant's rights under the Performance Award shall expire and terminate unless otherwise determined by the Committee.

Securities Available

The aggregate number of shares of common stock issuable under the 2002 Executive Plan shall be up to 5,000,000 shares (pre-split) (500,000 shares post-split). Shares subject to the unexercised portion of any Incentive Award that expire, terminate or are canceled and shares issued pursuant to an Incentive Award that are reacquired by us will again become available for the grant of further Incentive Awards under the Executive Plan. ISOs will be subject to the lesser of the maximum annual percentage limitation for all Incentive Awards and a maximum cumulative limitation of 3,000,000 shares (pre-split) (300,000 shares post-split). The 2002 Executive Plan provides that the maximum number of shares with respect to which options may be granted under the 2002 Executive Plan to an executive officer in any given calendar year shall not exceed 250,000 shares (pre-split) (25,000 shares post-split). The common stock to be issued under the 2002 Executive Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of common stock or from previously issued shares of common stock reacquired by us, including shares purchased on the open market. The maximum number of shares issuable under the 2002 Executive Plan during any calendar year, the number and kind of shares or other securities subject to then outstanding Incentive Awards, and the price for each share or other unit of any other securities subject to then outstanding Incentive Awards, will be appropriately and proportionately adjusted to reflect mergers, consolidations, sales or exchanges of all or substantially all of the properties of the Company, reorganizations, recapitalizations, reclassifications, stock dividends, stock splits, reverse stock splits, spin-offs or other distributions with respect to such shares of common stock (or any stock or securities received with respect to such Common Stock) or a reduction in the value of the outstanding shares of common stock by reason of an extraordinary cash

29

dividend. Except as otherwise expressly provided in the statement evidencing the grant of an Incentive Award, upon the occurrence of a "change in control" of the Company, any outstanding Incentive Award not theretofore exercisable, payable or free from restrictions as the case may be, shall immediately become exercisable, payable or free from restrictions, as the case may be, in their entirety and any shares of common stock acquired pursuant to an Incentive Award which are not fully vested shall immediately become fully vested. A "change in control" for this purpose occurs if: (i) any person or group becomes the beneficial owner of 50% or more of our outstanding voting securities; (ii) a change occurs in the majority of the incumbent directors (except for changes approved by such members); (iii) a merger or other business combination involving the Company is approved by stockholders (other than a merger or other transaction in which (A) our stockholders immediately prior to such transaction would continue to own 50% or more of the outstanding voting securities of the Company or successor after the transaction is consummated and (B) no person or group becomes a 50% or more beneficial owner of Company voting securities); or (iv) a plan of complete liquidation or the sale of all or substantially all of our assets is approved by stockholders. The shares funding this 2002 Executive Plan may be derived from the proposed authorized capitalization and/or the 2002 Stock Option Plan. See Proposals 3 and 5.

Federal Income Tax Consequences

The following is a brief description of the federal income tax treatment that will generally apply to Incentive Awards made under the 2002 Executive Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of an Incentive Award will depend on the specific nature of the Incentive Award. Such an Incentive Award may, depending on the conditions applicable to the Incentive Award, be taxable as an option, as restricted or unrestricted stock, as a cash payment, or otherwise. Because the following is only a brief summary of the general federal income tax rules, recipients of Incentive Awards should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved.

             Incentive Stock Options. Pursuant to the 2002 Executive Plan, employees may be granted options which are intended to qualify as ISOs under the provisions of Section 422 of the Code. Generally, the optionee is not taxed and we are not entitled to a deduction on the grant or the exercise of an ISO. However, if the optionee sells the shares acquired upon the exercise of an ISO ("ISO Shares") at any time within (a) one year after the date of transfer of ISO Shares to the optionee pursuant to the exercise of such ISO or (b) two years after the date of grant of such ISO, then (1) the optionee will recognize capital gain equal to the excess, if any, of the sales price over the fair market value of the ISO Shares on the date of exercise, (2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the ISO Shares on the date of exercise, over the exercise price of such ISO, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price of such ISO over the sales price of the ISO Shares, and (4) we will generally be entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

If the optionee sells the ISO Shares at any time after the optionee has held the ISO Shares for at least (i) one year after the date of transfer of the ISO Shares to the optionee pursuant to the exercise of the ISO and (ii) two years after the date of grant of the ISO, then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price of such ISO, and we will not be entitled to any deduction. The amount by which the fair market value of the ISO Shares received upon exercise of an ISO exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI") in the year of exercise. The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 28% (26% of AMTI below certain amounts) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year.

             Nonqualified Options. The grant of an option or other similar right to acquire stock that does not qualify for treatment as an ISO (a "Nonqualified Option") is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of the exercise) over the exercise price of such option, and we will be entitled to a tax deduction equal to such amount. See "Special Rules for Incentive Awards Granted to Insiders," below.

30

             Special Rules for Incentive Awards Granted to Insiders. If an optionee is a director, officer or shareholder subject to Section 16 of the Securities Exchange Act of 1934 (an "Insider") and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until (and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the shares of common stock upon) the earlier of the following two dates (the "16(b) Date"): (i) six months after the date of grant or (ii) a disposition of the shares of common stock, unless the Insider makes an election under Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the common stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the 2002 Executive Plan.

             Restricted Stock. Incentive Awards under the 2002 Executive Plan may also include the grant of Restricted Stock. Unless the recipient makes an 83(b) Election as discussed above within 30 days after the receipt of the Restricted Stock, the recipient generally will not be taxed on the receipt of Restricted Stock until the restrictions on such stock expire or are removed. When the restrictions expire or are removed, the recipient will recognize ordinary income (and we will be entitled to a deduction) in an amount equal to the excess of the fair market value of the stock at that time over the purchase price. However, if the recipient makes an 83(b) Election within 30 days of the receipt of Restricted Stock, he or she will recognize ordinary income (and we will be entitled to a deduction) equal to the excess of the fair market value of the stock on the date of receipt (determined without regard to vesting restrictions) over the purchase price. In the case of an Insider (as defined above), the timing of income recognition (including the date used to compute the fair market value of stock) with respect to Restricted Stock may be deferred until the 16(b) Date, as described in "Special Rules for Incentive Awards Granted to Insiders" above, unless the Insider makes a valid 83(b) Election.

             Stock Appreciation Rights. Recipients of SARs generally do not recognize income upon the grant of such rights. When a participant elects to receive payment of an SAR, the participant recognizes ordinary income in an amount equal to the cash and fair market value of shares of common stock received, and we are entitled to a deduction equal to such amount.

             Performance Awards, Dividends, and Dividend Equivalents. A payment made under a Performance Award (e.g., stock and cash bonuses), dividends, and dividend equivalent payments are taxable as ordinary income when actually or constructively received by the recipient. As to any Performance Award paid in Common Stock, the amount taxable as ordinary income is the aggregate fair market value of the common stock determined as of the date received. We are entitled to deduct the amount of a Performance Award, dividends, and dividend equivalent payments when such amounts are taxable as compensation to the recipient.

             Miscellaneous Tax Issues. Incentive Awards may be granted under the 2002 Executive Plan that do not fall clearly into the categories described above. The federal income tax treatment of these Incentive Awards will depend upon the specific terms of such awards. Generally, we will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with Incentive Awards made under the 2002 Executive Plan. With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase shares of common stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations. A holder's tax basis in common stock acquired pursuant to the 2002 Executive Plan generally will equal the amount paid for the common stock plus any amount recognized as ordinary income with respect to such stock. Other than ordinary income recognized with respect to the common stock and included in basis, any subsequent gain or loss upon the disposition of such stock generally will be capital gain or loss (long-term or short-term, depending on the holder's holding period). Special rules will apply in cases where a recipient of an Incentive Award pays the exercise or purchase price of the Incentive Award or applicable withholding tax obligations under the 2002 Executive Plan by delivering previously owned shares of common stock or by reducing the amount of shares otherwise issuable pursuant to the Incentive Award. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired. The terms of the agreements pursuant to which specific Incentive Awards are made to employees under the 2002 Executive Plan may provide for accelerated vesting or payment of an Incentive Award in connection with a

31

change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and we will be denied any deduction with respect to such payment. Recipients of Incentive Awards should consult their tax advisors as to whether accelerated vesting of an Incentive Award in connection with a change of ownership or control of the Company would give rise to an excess parachute payment. We generally obtain a deduction equal to the ordinary income recognized by the recipient of an Incentive Award. Our deduction for such amounts (including amounts attributable to the ordinary income recognized with respect to options, Restricted Stock, SARs, and Performance Awards) may be limited under Code Section 162(m) to $1 million (per person) annually. The $1 million annual limit generally only applies to non-performance based compensation paid to our CEO and other four most highly compensated officers.

2002 Management Incentive Plan

Our Board of Directors approved the 2002 Management Incentive Plan ("2002 Management Plan"), effective January 1, 2002, subject to approval, statutory authority to issue shares of common stock pursuant to options granted in connection with Bonus Awards, and adjustments from the reverse split and consolidation of our common stock, by you.

The full text of the 2002 Management Plan is attached as ANNEX F, and the following summary of the principal features of the 2002 Management Plan, is qualified in its entirety by reference to such ANNEX F. See also Proposal 7.

Purpose and Eligibility

The 2002 Management Plan is designed to enable us to reward eligible managers and individual contributors for their contributions to providing our stockholders increased value for their investment through the successful accomplishment of specific financial objectives and individual performance objectives. Eligibility is limited to our full-time management and higher-level individual contributor positions. Participants must be actively employed for us on the date bonuses are paid in order to be eligible to receive a bonus. Currently, we estimate approximately 30 persons are eligible for selection as Participants under the 2002 Management Plan.

Administration

The Compensation Committee, appointed and authorized by our Board of Directors, will administer this 2002 Management Plan. Subject to the complete and full discretion of our Board of Directors, the Compensation Committee is authorized to make all decisions as required in administration of the 2002 Management Plan and to exercise its discretion to define, interpret, construe, apply, approve, administer, withdraw and make any exceptions to the terms of the 2002 Management Plan.

Bonus Awards

Bonus Awards for 2002 Management Plan Participants are based on both corporate performance and individual performance in relation to a variety of objectives, which reinforce the key goals that support our long-term strategic plans. These goals differ across business groups and will differ from year to year. We expect to adjust the performance objectives in this 2002 Management Plan from year to year based on changing business conditions. In general, each eligible employee sets for him or herself (subject to his or her supervisor's review and approval or modification) a number of objectives for the coming year and then receives an evaluation of performance against these objectives as a part of the year-end compensation review process. The individual objectives vary considerably in detail and subject matter.

Duration and Measurement Periods

The 2002 Management Plan runs from January 1, 2002 through December 31, 2005 for all existing and future locations. The 2002 Management Plan will be measured on a quarter by quarter basis to determine eligible bonuses for each calendar year. Each calendar year shall be referred to as its respective Plan Year (i.e. the calendar year 2002 is referred to as "2002 Year").

32

Bonus Funding Pool

The 2002 Management Plan is solely funded by stock options ("Bonus Pool"). The Bonus Pool has been set by the Board at a maximum of 1,000,000 stock options pursuant to our existing and/or future stock option plans, for the duration of the 2002 Management Plan. A maximum limit of 250,000 stock options is available for bonus awards each year ("Maximum Annual Limit"), which may be increased if we do not award the maximum limit in any given year, to a subsequent year. Bonuses are funded based on the Company achieving minimum revenue threshold levels on a quarter by quarter basis. If these minimum thresholds are not met, no bonuses will be awarded for the applicable Measurement Period. The stock options to be granted pursuant to this 2002 Management Plan are expected to be granted under the 2002 Stock Option Plan. See Proposal 5.

Threshold Levels

In order for the eligible Participants to receive any bonus awards during the 2002 Year, the minimum revenue targets (cumulative) outlined in the table below must be achieved for each Measurement Period.

1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

$ 1.5 Million	$ 3.5 Million	$ 6.5 Million	$ 10.5 Million

Modifications

At the end of a Measurement Period, the Chief Executive Officer and President of the Company may recommend adjustments to the Bonus Pool and/or Threshold Levels and/or Threshold Measurement Mechanism (i.e. Revenue Targets may be changed to Operating Income Target) to the Compensation Committee after consideration of key operating results. When calculating performance for purposes of this 2002 Management Plan, the Compensation Committee has the discretion to include or exclude any or all of the following items:

  extraordinary, unusual or non-recurring items
  effects of accounting changes
  effects of financing activities
  expenses for restructuring or productivity initiatives
  other non-operating items
  spending for acquisitions
  effects of divestitures

Performance Objectives

Bonuses for 2002 Management Plan participants are based on both corporate performance and individual performance in relation to pre-established objectives, as follows:

             Corporate Objectives. We will focus on the key improvement drivers of revenue, expense as a percent of revenue and balance sheet measures. The balance sheet goal is a measurement of how well we manage cash flow and may be in the form of free cash flow, inventory turns or days sales outstanding depending upon business unit.

             Individual Objectives. Management Bonus Objectives (MBOs) are prepared by each participant and his or her supervisor at the beginning of the applicable year and may be modified throughout the year as necessary. Objectives should reflect major results and accomplishments to be achieved in order to meet short- and long-term business goals that contribute to increased stockholder value. MBOs are expressed as specific, quantifiable measures of performance in relation to key operating decisions for the participant's business unit, such as managing inventory levels, receivables, expenses, or payables; increasing sales; eliminating unnecessary capital expenditures, etc. At the end of the applicable Measurement Period, the supervisor evaluates the Participant's performance in relation to his or her objectives in order to determine the size of the bonus award, if any. An individual performance factor will be applied to the calculation of bonus payments. The individual multiplier will be based on the performance ratings as defined by us and will be applied at the time of payment.

33

Bonus Award Payments

Prior to making any payment under this 2002 Management Plan, our Board of Directors must agree that the applicable Measurement Period's Threshold Level has been achieved.

             Calculation of Payment. Assuming that the applicable Threshold Level has been achieved, the size of a bonus award will be based on four factors, (1) Target Incentive Opportunity (expressed as a percentage of an individual's applicable year's eligible base salary earnings); (2) Eligible Base Salary Earnings (the amount actually paid to the Participant during the fiscal year in Base Salary); (3) Business Performance (measured against the established goals); and (4) Individual Performance Multiplier (the range of potential awards can be from zero to three times the target award).

             Payment Method. The Participant will receive incentive stock options for the payment value of the bonus award. A Participant will receive a number of stock options calculated by taking our closing stock price on the Measurement Date and dividing it into the Payment Value (as defined in the 2002 Management Plan).

             Bonus Pool Calculation. The maximum allowable stock option award limit is 250,000 per year (unless increased as described in the 2002 management Plan). If the total amount of bonus awards is greater than the Maximum Annual Limit for any given year, then all of the Participants' Bonus Awards will be prorated accordingly.

             Stock Options Awarded. The incentive stock options awarded to a Participant under this 2002 Management Plan are subject to the terms and conditions set forth in our existing stock option plans. Each Participant receiving an incentive stock option will receive a copy of the applicable stock option plan under which their stock options have been awarded, and is required to acknowledge receipt of such at the time of receipt of the incentive stock option. Unless otherwise stated in the stock option, each incentive stock option shall vest at the end of one (1) year from the date of issuance ("Grant Date") to a Participant, and shall otherwise be exercisable in accordance with the appropriate stock option plan under which the stock option has been awarded.

             Payment of the Bonus Award. The incentive stock options are awarded following the close of each applicable Measurement Period after the review and authorization of bonuses by the Compensation Committee. It is expected that the Bonus Awards will be made within 60 days after the close of each Measurement Period or prior thereto.

Effect of Change in Employment Status

If an eligible Participant's employment with us is terminated for any reason other than death and if the Employment Termination Date (as defined in the 2002 Management Plan) occurs prior to the end of the Measurement Period, the participant will not receive an award under this 2002 Management Plan. A Participant, who transfers, is promoted or demoted to another position with a different plan, target incentive opportunity or business goals will receive a prorated calculation of payment based upon the number of full months served in each position. The participant must be in the new position by the first of the month and remain in the position for a full month in order to receive credit for that month under the new plan, target or goals. In order to receive payment under the 2002 Management Plan during a Measurement Period, a Participant must have completed one full month of service under the 2002 Management Plan. If a Participant dies during a Measurement Period, a pro-rated payment will be made to the Participant's estate. The payment will be based upon the time the Participant served in the eligible position during the Measurement Period and the terms and conditions under this 2002 Management Plan.

Federal Income Tax Consequences

The following is a general summary of the federal income tax consequences. It does not purport to cover all of the special rules, including special rules relating to optionees subject to Section 16(b) of the Exchange Act and the exercise of an option with previously-acquired shares or tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares. An optionee will not recognize taxable income for federal income tax purposes upon the grant of a NQSO or an ISO. Upon the exercise of a NQSO, the optionee will recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and we will generally be entitled to a

34

deduction for such amount at that time. If the optionee later sells shares acquired pursuant to the exercise of a NQSO, he or she will recognize long-term or short-term capital gain or loss, depending on the period for which the shares were held. Upon the exercise of an ISO, the optionee will not recognize taxable income. If the optionee disposes of the shares acquired pursuant to the exercise of an ISO more than two years after the date of grant and more than one year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and we will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, all or a portion of the gain will be treated as ordinary income and we will generally be entitled to deduct such amount. In addition to the federal income tax consequences described above, an optionee may be subject to the alternative minimum tax, which is payable to the extent it exceeds the optionee's regular tax. For this purpose, upon the exercise of an ISO, the excess of the fair market value of the shares over the exercise price therefore is an adjustment, which increases alternative minimum taxable income. In addition, the optionee's basis in such shares is increased by such excess for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an optionee is required to pay an alternative minimum tax, the amount of such tax that is attributed to deferral preferences (including the ISO adjustment) is allowed as a credit against the optionee's regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

Long-Term Executive Employment Agreements

We entered into long-term Executive Employment Agreements with all of our executive officers. These agreements, effective and commencing on January 1, 2002 and ending December 31, 2005, provide for various types of compensation and incentives, as described below. The amount of restricted shares of common stock and options granted thereby, are subject to adjustment from the reverse split and consolidation of our common stock (in other words, the shares and options described hereafter are reflected on a pre-split basis and, subject to approval of the reverse split and consolidation of our common stock pursuant to Proposal 3, by you, will be adjusted accordingly and be issuable and granted on a post-split basis).

The compensation and incentive elements in these agreements are as follows:

            (a)              annual base salary, in various sums, which will be reviewed and may be increased from time to time, in the discretion of the Compensation Committee;

            (b)              an aggregate amount of shares of restricted common stock as other compensation, subject to vesting in various share increments on a quarterly basis commencing on the effective date;

            (c)              incentive stock options to purchase varying amounts of our shares of common stock, as defined in and pursuant to and in accordance with one of our existing stock option plans, or any successor plans as the Board may designate, at an exercise price equal to 100% of the fair market value of our common stock as of the date of grant, and, subject to vesting, shall be exercisable at any time, in whole or in part, within five (5) years of the date of grant, provided, further, these stock options will vest up to a varying maximum per year and after the end of each calendar year, in a number to be determined by dividing our common stock price as of the end of any applicable year into a number equal to 5% of any such year's excess revenues, rounded to the nearest integer. As used in his agreement, "Excess Revenues" shall mean our annual revenues minus $1 million. The stock options that do not vest in any given year are carried over and added to a subsequent year's maximum;

            (d)              eligible to earn performance awards from time to time that we may, in our discretion, determine to put into effect, with each executive being afforded an opportunity to earn a varying minimum aggregate of shares of our restricted common stock during the term of their agreement at a varying maximum number of shares during each calendar year with respect to these plans or arrangements. The administrator of these plans or arrangements will determine the performance criteria (which need not be identical) to be utilized to calculate the value of the Performance Awards, the term of such Performance Awards, the Payment Event, and the form and time of payment of Performance Awards. The specific terms and conditions of each Performance Award shall be set forth in a written statement evidencing the grant of such Performance Award. Upon the occurrence of a Payment Event, payment of a Performance Award will be made to each executive officer at fair market value on the date of the Payment Event, as the administrator in its discretion may determine; and

35

            (e)              a varying minimum and maximum yearly bonus for the CEO and discretionary bonus for the other executive officers.

Each executive officer acknowledged that any shares reservable pursuant to the agreements may require and be subject to and conditioned upon amendment to our Restated Certificate of Incorporation, as amended, granting us statutory authority for the reservation and issuance of shares in accordance with the agreements. We acknowledged and covenanted that, if necessary we would promptly, without delay, take such steps and file such documents necessary with the federal regulatory authorities in order to obtain your approval to amend our Restated Certificate of Incorporation, as amended, and obtain appropriate statutory authority to reserve the shares in accordance with the agreements. In the event, for any reason, we are required but unable to obtain your approval to amend our Restated Certificate of Incorporation, as amended, or are otherwise unable to obtain statutory authority to reserve the shares pursuant to the agreements, at the option of each executive officer, we agreed to renegotiate and substitute additional compensation provisions in lieu of those presently provided for shares in the agreements.

PREFERRED SHARES

During 2001 and 2002, we needed to raise capital for working capital and other corporate purposes, without which we would not have been able to progress to our present operational status. We were not able to meet our evolving and increasing working capital requirements through the sale of common stock because we had reached the maximum authorization limit approved by you in our Restated Certificate of Incorporation, as amended. Therefore, our Board of Directors established two separate series of preferred stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock, to raise the funds required to meet our growing business needs. These two series of preferred stock contain convertibility and triggering event provisions, which are of importance to you, as a shareholder, to understand and appreciate. We were required to make commitments through the sale of our preferred shares in order to sell them to accredited and sophisticated persons and parties. Below is a brief description of each series, including the relevant conversion and triggering event features.

Series B Convertible Preferred Stock

Our Board of Directors designated a new series of preferred stock, Series B Convertible Preferred Stock, effective September 30, 2001, $1.00 par value, and authorized 500,000 shares for issuance. The stated value per each Series B Preferred Share is $5.00, which includes the par value of $1.00 per share. The holders of the outstanding Series B Preferred Shares have no voting rights with respect to the Series B Preferred Shares, except as required by law, including but not limited to The General Corporation Law of Delaware, and as expressly provided in our Certificate of Designation, which defines the rights and preferences of the Series B Convertible Preferred Stock, filed with the Secretary of State in the state of Delaware. A Holder has the right to convert the Series B Preferred Shares into shares of our common stock, $.01 par value per share, on the terms and conditions set forth in our Certificate of Designation. Subject to the restrictions identified in the Certificate of Designation, any Holder shall be entitled to convert any or all of the Series B Preferred Shares into fully paid and nonassessable restricted shares of Common Stock at the Conversion Rate of 15 shares of restricted Common Stock for each share of Series B Preferred Shares converted at any time on or from time to time after 180 days from the initial date of issuance of the first Series B Preferred Shares are issued provided we have statutory power and authority to issue such restricted shares at the time of conversion. We have the right, after a Triggering Event has occurred (as defined below), at our sole option, to (i) redeem all Series B Preferred Shares at the Conversion Ratio for each Series B Preferred Share and (ii) pay to each Holder, to the extent cumulated, if at all, accrued but unpaid dividends on the Series B Preferred Shares. The relevant Triggering Event will be deemed to have occurred when we receive statutory authority to issue Common Stock to redeem all of the Series B Preferred Shares in accordance with the Conversion Ratio.

Statutory Authorization

We are currently seeking statutory authorization to provide available common stock for reservation and issuance upon conversion of the Series B Preferred Shares. See Proposal 3. If we do not obtain statutory authorization and the Series B Preferred Shares are not converted, then the annual 4% per annum dividend, which is payable on the shares subject to the conversion, will be increased to 9% per annum and continue at such rate until such time that we are so statutorily empowered.

36

Series B Convertible Preferred Shares Sold

We sold an aggregate of 500,000 shares of our Series B Convertible Preferred Stock for an aggregate of $2,500,000 in a private transaction to Richard J. Kurtz, our Chairman of the Board. He is the Holder of all of the Series B Preferred Shares outstanding. See Transactions with related Parties - Item (b)(ii).

Series C Convertible Preferred Stock

Our Board of Directors designated a new series of preferred stock, Series C Convertible Preferred Stock, effective January 8, 2002, $1.00 par value, and authorized 750,000 shares for issuance. The stated value per each Series C Preferred Share is $20.00, which includes the par value of $1.00 per share. The holders of the outstanding Series C Preferred Shares have no voting rights with respect to the Series C Preferred Shares, except as required by law, including but not limited to The General Corporation Law of Delaware, and as expressly provided in the Certificate of Designation. The holders of the outstanding Series C Preferred Shares have no voting rights with respect to the Series C Preferred Shares, except as required by law, including but not limited to The General Corporation Law of Delaware, and as expressly provided in the Certificate of Designation.

A Holder has the right to convert the Series C Preferred Shares according to a conversion ratio into shares of our common stock, $.01 par value per share, on the terms and conditions set forth in our Certificate of Designation. The Conversion Ratio means the number of shares of restricted Common Stock issuable upon conversion of each share of Series C Preferred Stock, which number of shares of Common Stock varies depending upon the number of Series C Preferred Stock purchased. The price per share of Common Stock into which each share of Series C Preferred Stock is convertible is determined at the time of purchase of the Series C Preferred Stock pursuant to a discount formula related to the amount of investment by each investor. The discount formula is based upon two variables in order to determine price per share of Common Stock: (1) the total amount of the subscription on date of purchase which shall determine the applicable discount; and (2) the average of the closing bid prices per share for the common stock during the 30 trading days immediately preceding (and including) the date of subscription for the Series C Preferred Stock, to determine the price per share of Common Stock and the applicable discount, on the following basis:

Subscription Amount	Discount Percentage from The Average Bid Price Per Share

$100,000 to $249,999	15%
$250,000 to $499,999	20%
$500,000 and greater	25%

Once determined, the price per share (of Common Stock into which the Series C Preferred Stock is convertible) is divided into the amount paid per share for the Series C Preferred Stock in order to determine the Conversion Rato and the number of shares of Common Stock issuable upon conversion of each share of Series C Preferred Stock. Subject to the restrictions in our Certificate of Designation, any Holder is entitled to convert any or all of the Series C Preferred Stock into fully paid and nonassessable restricted shares of Common Stock at the Conversion Ratio at any time on or from time to time after 180 days from the initial date of issuance of the first Series C Preferred Stock provided we have the statutory power and authority to issue such restricted shares at the time of conversion. We have the right, after a Triggering Event has occurred (as defined below), at our sole option, to (i) redeem all Series B Preferred Shares at the Conversion Ratio for each Series C Preferred Share and (ii) pay to each Holder, to the extent cumulated, if at all, accrued but unpaid dividends on the Series B Preferred Shares. The relevant Triggering Event will be deemed to have occurred when we receive statutory authority to issue Common Stock to redeem all of the Series B Preferred Shares in accordance with the Conversion Ratio.

37

Series C Convertible Preferred Stock Option

In addition to privately selling our shares of Series C Convertible Preferred Stock to certain accredited investors, we entered into a Series C Preferred Stock Option Agreement with our Chairman of the Board on January 8, 2002 ("Date of Grant"). Pursuant to and subject to the terms and conditions of the Agreement, we granted to him, the right and option (the "Call Option") to purchase at $20.00 per share (the "Stated Value") on the terms and conditions stated therein all or any part of an aggregate of 250,000 shares of our Series C Convertible Preferred Stock of the currently authorized and unissued Series C Preferred Stock, par value $1.00 per share. The Call Option is exercisable, in whole or in part, during the period commencing with the date on which it was granted and ending on December 31, 2003. The Call Option may be exercised pursuant to the Agreement by written notice to us stating the number of Shares with respect to which the option is being exercised, together with payment in full: (i) in cash or certified check; (ii) securities or other liquidable property; (iii) acknowledgement of cancellation of our indebtedness to him; or (iv) any combination of the foregoing. Under the Agreement, the Optionee granted to us the right and option ("Exercise Demand Right") to require Mr. Kurtz to exercise a portion of his Call Option up to a maximum aggregate of 250,000 shares of Series C Preferred Stock. This Exercise Demand Right is exercisable by us at any time or from time to time during the term that the Call Option, or any part thereof is outstanding, solely to require Mr. Kurtz to purchase as much of the Series C Preferred Stock necessary for continuance of our operations during fiscal 2002 and beyond. The Exercise Demand Right will remain outstanding for as long as the Call Option remains outstanding, and to the same extent as the Call Option. If Mr. Kurtz elects to exercise his Call Option or we invoke the Exercise Demand Right under the Agreement, then he will be able to convert his Series C Preferred Shares into our common stock at a price of $.22 per share (the price per share was calculated pursuant to the Conversion Ratio formula (described above) on the Date of Grant.

Statutory Authorization

We are currently seeking statutory authorization to provide available common stock for reservation and issuance upon conversion of the Series C Preferred Shares. See Proposal 3. If we do not obtain statutory authorization and the Series B Preferred Shares are not converted, the annual 4% per annum dividend, which is payable on the shares subject to the conversion, will continue at such rate until such time that we are so statutorily empowered.

Series C Convertible Preferred Shares Sold

We sold 116,400 shares of Series C Convertible Preferred Stock valued at $2,328,000 in a private placement offering and have reserved 413,750 shares of Series C Convertible Preferred Stock valued at $8,275,000 pursuant to subscriptions received related to the offering and options granted related thereto. Two of our new nominees (directors seeking election pursuant to Proposal 1) have purchased and/or subscribed for our Series B Preferred Shares. See Transactions with Related Persons - Items (s), (t), and (u).

TRANSACTIONS WITH RELATED PERSONS

Throughout the year 2001, at a time that we had proven our technology and initiated our operations, we had a continuing, recurring need for financial and other support, a great deal of which was provided by our officers and directors, under circumstances deemed to be beyond their respective job descriptions. This has occasioned many related transactions between the officers and directors of our Company.

(a)           Up to and during 2001, Richard J. Kurtz, Chairman of the Board, personally guaranteed an aggregate of $345,191 of various notes from a financial institution and $300,000 for a primary supplier.

(b)           Up to and during 2001, Richard J. Kurtz, Chairman of the Board, advanced an aggregate of $7,920,736 in short-term loans bearing interest at 9% per annum to fund our working and other capital requirements. The foregoing indebtedness was canceled in 2001 in connection with various securities transactions, as follows:

(i)	Issued 521,244 shares of restricted common stock for a purchase price of $140,736;

38

(ii)

Issued an aggregate of 500,000 shares of Series B Convertible Preferred Stock for an aggregate purchase price of $2,500,000. The Chairman of the Board is the Holder of all of the Series B Convertible Preferred Stock. See Preferred Shares - Series B Convertible Preferred Stock

(iii)

Issued an aggregate of 12,000,000 shares pursuant to the exercise of a three year restricted stock option, at $.44 per share, for an aggregate purchase price of $5,280,000. The restricted stock option was granted to Mr. Kurtz as consideration for his agreement to continue funding our working capital requirements up to $3,000,000 and forbearing repayment of funds he had advanced to us during 2000, through the 2001 calendar year.

(c)           During 2001, we issued Richard J. Kurtz, in his former CEO capacity, 1,000,000 shares of restricted common stock as a bonus, which transaction was valued and recorded at $281,250.

(d)           During 2001, we issued Timothy M. Kardok, the CEO and President, an aggregate of 531,050 shares of restricted common stock as bonuses, which transactions were valued and recorded at $145,841.

(e)           During 2001, we issued Timothy M. Kardok, the CEO and President an aggregate of 333,334 shares of restricted common stock as other compensation pursuant to his employment agreement, which transactions were valued and recorded at $95,125. See also Item (j) below.

(f)           During 2001, Steven Mendelow, a director, purchased 1,949,316 shares of restricted common stock pursuant to a private placement offering for $500,000 in cash. These shares are owned indirectly through two entities controlled by Mr. Mendelow, one of which is a defined benefit plan and the other is a partnership.

(g)           During 2001, our Board of Directors granted a non-qualified stock option on October 9, 2001 ("Date of Grant") for 3,000,000 shares of common stock pursuant to the 2000 Stock Purchase and Option Plan to Richard J. Kurtz, in consideration for his financial support over the past three years in excess of $10,000,000 to fund the working capital and other requirements, including personal guarantees, of the Company. The option is good for 2 years, vested, and exercisable for common stock at a price per share of $.396, which is 110% of the value of our closing bid price on the Date of Grant.

(h)           During 2001, prior to Jerold L. Zaro being elected as a member of our Board of Directors, Mr. Zaro and the Company entered into a financial consultant arrangement. As consideration for the financial consulting services to be performed under the arrangement, our Board of Directors agreed to pay Mr. Zaro an aggregate of 850,000 shares of restricted common stock, in two increments of 425,000 shares, of the Company. The first increment was paid on October 1, 2001 and the second increment is to be paid on April 1, 2002, subject to Mr. Zaro satisfying the services required under the arrangement. The 425,000 shares issued during 2001 to Mr. Zaro were valued and recorded at $119,531. See Item (p) below.

(i)           During 2001, prior to Steven Mendelow being elected as a member of our Board of Directors, Mr. Mendelow and the Company entered into a financial consultant arrangement. As consideration for the financial consulting services to be performed under the arrangement, our Board of Directors agreed to pay Mr. Mendelow an aggregate of 850,000 shares of restricted common stock, in two increments of 425,000 shares, of the Company. The first increment was paid on October 1, 2001 and the second increment is to be paid on April 1, 2002, subject to Mr. Mendelow satisfying the services under the arrangement. The 425,000 shares issued during 2001 to Mr. Mendelow were valued and recorded at $119,531. See Item (q) below.

(j)           On March 1, 2001, we entered into an employment agreement with Timothy M. Kardok, which was amended and superseded on March 19, 2001. See Executive Compensation - Report of the Compensation Committee. We entered into a new Executive Employment Agreement with Mr. Kardok, effective January 1, 2002, and contemporaneously terminated the aforesaid employment agreement. See Item (r)(i) below.

(k)           On March 19, 2001, we entered into an employment arrangement with John G. Barbar. See Executive Compensation - Report of the Compensation Committee. We entered into a new Executive Employment Agreement with Mr. Barbar, effective January 1, 2002, and contemporaneously terminated the aforesaid employment arrangement. See Item (r)(iii) below.

39

(l)           On August 17, 2001, we entered into an employment arrangement with Arthur K. Guyton, Ph.D. See Executive Compensation - Report of the Compensation Committee. We entered into a new Executive Employment Agreement with Mr. Guyton, effective January 1, 2002, and contemporaneously terminated the aforesaid employment arrangement. See Item (r)(iv) below.

(m)          On September 1, 2001, we entered into an employment arrangement with Ronald E. Clark. See Executive Compensation - Report of the Compensation Committee. We entered into a new Executive Employment Agreement with Mr. Clark, effective January 1, 2002, and contemporaneously terminated the aforesaid employment arrangement. See Item (r)(v) below.

(n)           During 2001, we agreed to continue to employ Michael T. Adams pursuant to an employment arrangement. See Executive Compensation - Report of the Compensation Committee. We entered into a new Executive Employment Agreement with Mr. Adams, effective January 1, 2002, and contemporaneously terminated the aforesaid employment arrangement. See Item (r)(ii) below.

(o)           During 2002, we entered into a Series C Preferred Stock Option Agreement with Richard J. Kurtz, Chairman of the Board. See Preferred Shares - Series C Convertible Preferred Stock Option.

(p)          During 2002, our Board of Directors extended the time period for Mr. Zaro to perform the services required and the second increment of 425,000 shares of restricted common stock under his financial consulting arrangement for 90 days from April 1, 2002. See Item (p) above.

(q)          During 2002, we issued Mr. Mendelow, pursuant to his financial consulting arrangement 425,000 shares of restricted common stock, based on Mr. Mendelow satisfying the financial consulting services required thereunder, which was valued and recorded at $154,275. See Item (i) above.

(r)           During 2002:

              (i)            We entered into a long-term Executive Employment Agreement with Timothy M. Kardok. Pursuant to this agreement, we agreed to the following compensation: (a) annual base salary of $225,000; (b) an aggregate of 2,935,616 shares of restricted common stock as other compensation, subject to vesting in 175,000 share increments on a quarterly basis commencing on the effective date, except the first quarter commencing as of the effective date 310,616 shares will vest at the end thereof; (c) incentive stock options to purchase 1,000,000 shares of our common stock, at an exercise price equal to 100% of the fair market value of our common stock as of the date of grant, and, subject to vesting, exercisable anytime within five (5) years of the date of grant, vesting up to a maximum of 250,000 per year and after the end of each calendar year according to an Excess Revenues formula; eligibility to earn performance awards for a minimum aggregate of 1,200,000 shares of restricted common stock during the term of his agreement at a maximum of 300,000 shares during each calendar year; and a yearly minimum bonus of $10,000, due and payable not later than January 30 with respect to the immediately preceding calendar year, which our Board of Directors may, in its sole and absolute discretion, increase the amount to as much as $100,000. During 2002, Mr. Kardok was issued 310,616 shares of restricted common stock as other compensation pursuant to this agreement, which was valued and recorded at $112,753.61. See 2002 Compensation and Incentive Matters - Long-Term Executive Employments Agreements.

              (ii)            We entered into a long-term Executive Employment Agreement with Michael T. Adams. Pursuant to this agreement, we agreed to the following compensation: (a) annual base salary of $105,000; (b) an aggregate of 640,000 shares of restricted common stock as other compensation, subject to vesting in 40,000 share increments on a quarterly basis commencing on the effective date; (c) incentive stock options to purchase 260,000 shares of our common stock, at an exercise price equal to 100% of the fair market value of our common stock as of the date of grant, and, subject to vesting, exercisable anytime within five (5) years of the date of grant, vesting up to a maximum of 65,000 per year and after the end of each calendar year according to an Excess Revenues formula; eligibility to earn performance awards for a minimum aggregate of 340,000 shares of restricted common stock during the term of his agreement at a maximum of 85,000 shares during each calendar year; and a discretionary bonus.

40

              (iii)            We entered into a long-term Executive Employment Agreement with John G. Barbar. Pursuant to this agreement, we agreed to the following compensation: (a) annual base salary of $135,000; (b) an aggregate of 516,164 shares of restricted common stock as other compensation, subject to vesting in 30,000 share increments on a quarterly basis commencing on the effective date, except the first quarter commencing as of the effective date 66,164 shares will vest at the end thereof; (c) incentive stock options to purchase 200,000 shares of our common stock, at an exercise price equal to 100% of the fair market value of our common stock as of the date of grant, and, subject to vesting, exercisable anytime within five (5) years of the date of grant, vesting up to a maximum of 50,000 per year and after the end of each calendar year according to an Excess Revenues formula; eligibility to earn performance awards for a minimum aggregate of 300,000 shares of restricted common stock during the term of his agreement at a maximum of 75,000 shares during each calendar year; and a discretionary bonus.

              (iv)            We entered into a long-term Executive Employment Agreement with Arthur K. Guyton. Pursuant to this agreement, we agreed to the following compensation: (a) annual base salary of $105,000; (b) an aggregate of 483,432 shares of restricted common stock as other compensation, subject to vesting in 30,000 share increments on a quarterly basis commencing on the effective date, except the first quarter commencing as of the effective date 33,432 shares will vest at the end thereof; (c) incentive stock options to purchase 200,000 shares of our common stock, at an exercise price equal to 100% of the fair market value of our common stock as of the date of grant, and, subject to vesting, exercisable anytime within five (5) years of the date of grant, vesting up to a maximum of 50,000 per year and after the end of each calendar year according to an Excess Revenues formula; eligibility to earn performance awards for a minimum aggregate of 300,000 shares of restricted common stock during the term of his agreement at a maximum of 75,000 shares during each calendar year; and a discretionary bonus.

              (v)            We entered into a long-term Executive Employment Agreement with Ronald E. Clark. Pursuant to this agreement, we agreed to the following compensation: (a) annual base salary of $125,000; (b) an aggregate of 490,000 shares of restricted common stock as other compensation, subject to vesting in 30,000 share increments on a quarterly basis commencing on the effective date, except the first quarter commencing as of the effective date 40,000 shares will vest at the end thereof; (c) incentive stock options to purchase 200,000 shares of our common stock, at an exercise price equal to 100% of the fair market value of our common stock as of the date of grant, and, subject to vesting, exercisable anytime within five (5) years of the date of grant, vesting up to a maximum of 50,000 per year and after the end of each calendar year according to an Excess Revenues formula; eligibility to earn performance awards for a minimum aggregate of 300,000 shares of restricted common stock during the term of his agreement at a maximum of 75,000 shares during each calendar year; and a discretionary bonus.

              (vi)            We entered into a long-term Executive Employment Agreement with James P. Newell. Pursuant to this agreement, we agreed to the following compensation: (a) annual base salary of $125,000; (b) an aggregate of 235,001 shares of restricted common stock as other compensation, subject to vesting in 15,000 share increments on a quarterly basis commencing on the effective date, except the first quarter commencing as of the effective date 10,001 shares vest at the end thereof; (c) incentive stock options to purchase 158,000 shares of our common stock, at an exercise price equal to 100% of the fair market value of our common stock as of the date of grant, and, subject to vesting, exercisable anytime within five (5) years of the date of grant, vesting up to a maximum of 40,000 per year, except a maximum of 38,000 for the period beginning as of the effective date and ending December 31, 2002, and after the end of each calendar year according to an Excess Revenues formula; eligibility to earn performance awards for a minimum aggregate of 236,000 shares of restricted common stock during the term of his agreement at a maximum of 60,000 shares, except a maximum of 56,000 Shares for the period beginning as of the effective date and ending December 31, 2001, during each calendar year; and a discretionary bonus.

(s)            During 2002, a corporation in which Stephen L. Green, a nominee for election as a director, owns a material interest, purchased 25,000 shares of our Series C Preferred Stock pursuant to a private placement offering for $500,000 in cash. These Series C Preferred Shares are convertible into common stock at a price of $.22 per share. See Preferred Shares - Series C Convertible Preferred Shares.

41

(t)            During 2002, a corporation in which Mark A Reichenbaum, a nominee for election as a director, owns a material interest, subscribed for an aggregate of 150,000 shares of our Series C Preferred Stock pursuant to a private placement offering for an aggregate of $3,000,000 pursuant to a subscription agreement. Under the subscription agreement, Mr. Reichenbaum agreed to pay the purchase price of $3,000,000 in cash to us in six equal installments of $500,000 commencing on April 15, 2002 per month. We acknowledged and agreed that notwithstanding the aggregate Subscription amount, Mr. Reichenbaum has the option to cancel the fifth and sixth payments thereunder, to be exercised on thirty (30) days' written notice to us of intent to so cancel. These Series C Preferred Shares are convertible into common stock at a price of $.24 per share. See Preferred Shares - Series C Convertible Preferred Shares.

(u)            During 2002, our Board of Directors approved the 2002 Non-Employee Director Restricted Stock Plan (the "2002 Director Plan") subject to approval of a reverse split and consolidation of our shares of common stock, providing statutory authority to issue shares of common stock (on a post split basis), and the 2002 Director Plan, with an effective date upon approval by you. See 2002 Compensation and Incentive Matters - 2002 Non-Employee Director Restricted Stock Plan for a full discussion.

(v)            On April 15, 2002 and as part of the Board's approval of the 2002 Director Plan, a one-time grant of 1,168,000 (post split) shares of restricted common stock will be issued to Richard J. Kurtz, Chairman of the Board, in recognition of his personal cost for substantially funding us and acting as Chairman of the Board without adequate compensation over a three-year period. This grant is subject to your approval of Proposals 3 and 4. This one time grant vests 25% per year commencing at the end of the first year after the 2002 Director Plan is effectuated. See 2002 Compensation and Incentive Matters - 2002 Non-Employee Director Restricted Stock Plan for a full discussion of the terms of this grant.

(w)            During 2002, our Board of Directors approved the 2002 Stock Option Plan (the "2002 Option Plan"), effective January 1, 2002, subject to approval, statutory authority to grant options in accordance with the terms and conditions set forth therein, and adjustments from the reverse split and consolidation of our shares of common stock, by you. See 2002 Compensation and Incentive Matters - 2002 Stock Option Plan for a full discussion.

(x)            During 2002, our Board of Directors approved the 2002 Executive Incentive Plan (the "2002 Executive Plan"), effective January 1, 2002, subject to approval, statutory authority to issue shares of common stock in accordance with the terms and conditions set forth therein, and adjustments from the reverse split and consolidation of our shares of common stock, by you. See 2002 Compensation and Incentive Matters - 2002 Executive Incentive Plan for a full discussion.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation, as amended, provides that all corporate powers shall be exercised by or under the direction of our Board of Directors, except as otherwise provided by statute or by our Restated Certificate of Incorporation, or any amendment thereof, or by the By-laws. Our By-laws provide that our Board of Directors shall initially consist of two Directors. Each director holds office until the annual meeting of stockholders of the Corporation next succeeding his election or until his or her successor is duly elected and qualified. Our Board of Directors, by the vote of a majority of the entire Board, may fix the number of Directors to a number not exceeding seven and may decrease the number of Directors to a number not less than one, but any such decrease shall not affect the term of office of any Director. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by the vote of a majority of the directors then in office, although less than a quorum. When one or more directors resign from our Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective, and each director so chosen shall hold office until the next election of directors and until their successors are elected and qualified.

42

Currently, our Board of Directors consists of 5 directors. Although it is anticipated that each nominee will be able to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by our Board of Directors, unless the Board reduces the number of directors accordingly. As of the date of this proxy statement, the Board is not aware of any nominee who is unable or will decline to serve as a director.

The following describes the age, position with the Company, principal occupation and business experience during the past five years, and other directorships of each nominee, except incumbent nominees, which information is included under the section entitled "Information Regarding Directors and Officers-Directors" above.

Nominees for Election as Directors

Incumbent Nominees

RICHARD J. KURTZ, 61, has been Chairman of the Board of Urecoats since February 8, 1999 and a director since November 23, 1998.

TIMOTHY M. KARDOK, 45, has been a director of Urecoats since March 1, 2001.

ARTHUR J. GREGG, 74, has been a director of Urecoats since February 21, 2000.

STEVEN MENDELOW, 59, has been a director since October 9, 2001.

JEROLD L. ZARO, 50, has been a director since October 9, 2001.

Nominees

(PHOTO)

MARK A. REICHENBAUM, 51, is the president of HAJA Capital Corporation, Greenwich, Connecticut, since 1997; co-chairman, Clean Rite Centers, College Point, New York, since 1999; and director, eB2B Commerce, New York, New York, since 2001. He is also a member of the board of directors of Waxman Industries, Inc., a public company trading on the NASD over-the-counter bulletin board, since December 2001.

(PHOTO)

STEPHEN L. GREEN, 63, has served as the Chairman of the board of directors and chief executive officer of the SL Green Realty Corp., a public company trading on the NYSE, since 1977. Mr. Green founded S.L. Green Real Estate in 1980. Since then, he has been involved in the acquisition of over 50 Manhattan office buildings containing in excess of twenty million square feet. Today, the company is the second largest non-institutional owner of office buildings in New York City, with interests in 25 properties comprising over 10 million square feet of space. Mr. Green is an at-large member of the executive committee of the board of governors of the Real Estate Board of New York ("REBNY") and has previously served as chairman of REBNY's Tax Committee. He currently serves as a member on the boards of directors of the Starlight Foundation and Street Squash. Mr. Green received his bachelor of arts degree from Hartwick College and a juris doctor degree from Boston College Law School.

Vote Required and Board of Directors Recommendation

Directors will be elected by an affirmative vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Abstentions or broker non-votes as to the election of directors will not affect election of the candidates receiving the plurality of votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1,
THE ELECTION OF ALL SEVEN (7) NOMINEES NAMED ABOVE.

43

PROPOSAL 2

APPROVAL OF BAUM AND COMPANY, P.A., AS INDEPENDENT AUDITORS FOR 2002

Our Board of Directors has selected BAUM & COMPANY, P.A. ("Baum & Company") as the independent auditors of Urecoats for 2002. Baum & Company has served as the independent auditors of Urecoats since 1996. Arrangements have been made for a representative of Baum & Company to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate stockholder questions. The selection of Baum & Company as Urecoats' auditors must be ratified by a majority of the votes cast at the annual meeting. Baum & Company is a member of the Securities and Exchange Division of the American Institute of Certified Public Accountants ("AICPA") duly authorized to perform audits of SEC registrants. The firm is current with its peer review system and has maintained an unqualified quality control status since the inception of the peer review system established by the AICPA.

Report of the Audit Committee

The Audit Committee of our Board of Directors issues the following report for inclusion in our Proxy Statement in connection with our Annual Meeting scheduled for May 28, 2002.

The Audit Committee was established on October 9, 2001 and did not meet during 2001. The entire Board of Directors performed the Audit Committee functions prior to the establishment of the Audit Committee.

The Audit Committee oversees the appointment of independent auditors, external/internal audit plan, external/internal audit reports and management letter, interface between management and the independent accountants, systems of internal control, annual and quarterly financial statements, compliance with our conflict of interest policies, compliance with our insider trading policy, and review at least annually: adequacy of records and system of internal accounting controls, important changes in accounting procedures, litigation that could affect results materially, and significant violations of policy. The Audit Committee also meets with our independent accountants and our officers to review the scope of the audit to be performed, approve the fee to be paid for the audit, and review results of the audit of our financial statements to be included in our Annual Report on Form 10-K.

The Audit Committee offers the following statement to shareholders:

  The Audit Committee reviewed and discussed the audited financial statements for the year ending December 31, 2001, with our management and independent auditors, Baum & Company, P.A.
  The Audit Committee discussed those matters required by Statement on Auditing Standards No. 61 ("Communications with Audit Committees") with Baum & Company, P.A.
  The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 confirming Baum & Company, P.A.'s independence, and has discussed with the independent auditors the auditors' independence from the Company and its management.
  After the discussions referenced in paragraphs 1 through 3 above, the Audit Committee recommended to our Board of Directors that the audited financial statements for the fiscal year ending December 31, 2001 be included in the Annual Report on Form 10-K for that fiscal year for filing with the SEC.
  The Audit Committee approved Baum & Company, P.A. as independent auditors to review our quarterly filings during the 2002 calendar year.

AUDIT COMMITTEE, Mr. Steven Mendelow, Chairperson Mr. Arthur J. Gregg Mr. Jerold L. Zaro

44

Audit Fees

Fees billed by Baum & Company, P.A. for the Company's audit for the year ended December 31, 2001 and reviews of interim financial statements included in Form 10-Q during the 2001 year were $42,630. All other fees billed for all other services rendered by Baum & Company, P.A. for the year ended December 31, 2001 were $11,715. Included in these other fees was $10,700 for the audit related to our acquisition of Infiniti Products, Inc. (f/k/a Infiniti Paint Co., Inc.) and $1,105 for other non-audit related services.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required for adoption of the proposed amendment. There is no cumulative voting permitted under our Restated Certificate of Incorporation, as amended.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 TO RATIFY AND
APPROVE BAUM & COMPANY AS URECOATS' INDEPENDENT AUDITORS FOR 2002.

PROPOSAL 3

APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION
TO IMPLEMENT A ONE-FOR-TEN REVERSE STOCK SPLIT TO CONSOLIDATE THE
ISSUED AND OUTSTANDING COMMON STOCK WHEREBY EACH 10 SHARES OF
COMMON STOCK CURRENTLY OUTSTANDING WOULD THEREAFTER REPRESENT A
SINGLE SHARE OF COMMON STOCK, AND REDUCE THE AUTHORIZED COMMON
STOCK CAPITALIZATION LIMIT FROM 140 MILLION SHARES TO 25 MILLION SHARES

On April 15, 2002, subject to approval of shareholders, our Board of Directors: (a) unanimously adopted a resolution declaring a one-for-ten reverse stock split and consolidation of our issued and outstanding common stock whereby each ten shares of common stock currently outstanding would thereafter represent one share of our common stock; and, in connection therewith, (b) approved an amendment to the Company's Restated Certificate of Incorporation, as amended, to reduce the authorized common stock capitalization limit from 140,000,000 shares to 25,000,000 shares. The form of the proposed amendment is attached to this proxy statement as ANNEX A.

Pursuant to our present Restated Certificate of Incorporation, as amended, we are permitted to issue 140,000,000 shares of Common Stock, having a par value of $.01 per share. As of April 15, 2002, more than an aggregate of 140,000,000 shares of common stock were needed for there to be sufficient shares reserved, issued and outstanding to cover our outstanding derivative securities (as described below), on a fully diluted basis. Accordingly, as of April 15, 2002, we were unable to issue any further shares of common stock due to the lack of statutory authority in our Restated Certificate of Incorporation, as amended.

Rationale

Management has determined that the Company is now in a position to move forward operationally and as an investment vehicle for various reasons: (1) we transitioned from our four-year period largely characterized by research and development into a full sales and production mode; (2) we enhanced our current board of directors in 2001 and attracted new nominees with substantial successful business experiences in public companies. The Board has established its first standing Audit, Compensation, Nominating, and Executive Committees; (3) we installed a new executive management team during 2001 to lead us out of our prior development-stage operations and are well into the process of building an effective organizational infrastructure to meet our strategic plans, which has : (a) created a business plan; (b) set up budgets; (c) consolidated current operations; (d) discontinued operations that are not synergistic with our present plans; (e) identified human resource requirements; (f) developed a comprehensive sales and marketing program; (g) developed a Certified Contractor Training Program; (h) outsourced a majority of our manufacturing requirements; (i) developed a national distribution channel; (j) installed a point of sale and company-wide accounting computer system; and (k) continued research and new product development efforts (See Report of Compensation Committee); (4) we are selling and distributing our products through a growing network of

45

national and international distribution locations, to the construction and building products industries and building shareholder value through diversification of our product lines and brand awareness; (5) we are marketing and selling our first Rubber Sealant Membrane(RSM) product, UrecoatsRSM-100™, from the formulae we acquired all right, title and interest, including certain technologies for their manufacture and application in 1997, and spent four years completing its development; (6) we are marketing and selling our proprietary and patent pending BlueMAX™ plural component hot spray system developed for creating and applying UrecoatsRSM-100™ on-site; (7) we are marketing and selling our Infiniti Brand™ products, which we acquired all right, title and interest, including certain technologies for their manufacture, when we purchased Infiniti Products, Inc. (f/k/a Infiniti Paint Co., Inc.) in September 2001; and (8) we have raised substantial monies from sophisticated accredited investors, subscriptions for substantial monies from nominee directors. Based on all of the foregoing reasons, we determined that a reverse split and consolidation of our shares of common stock would enable us to apply for the listing of our securities on the American Stock Exchange or other Exchanges by enabling us to satisfy the price criteria customarily required by said Exchanges. We have already filed an application to become listed on the American Stock Exchange, which is subject to meeting its listing requirements. In addition, our business circumstances and consolidation of shares (and new price for the shares) will make investment in our Company's securities eligible and available to institutional investors and others which are currently disinclined to invest due to our current expansive capitalization and price structure. Furthermore, the consolidation of our outstanding shares should permit us to fund our present operations more efficiently both privately and publicly and thereby serve the Company's interests and those of its shareholders.

Effect of Consolidation of Shares of Common Stock

The consolidation of shares, or more customarily referred to as a reverse split, will have no effect upon the percentage ownership of any shares presently held by common stockholders except to the extent of the potential dilution from the outstanding convertible securities already issued by us under our stock option plans, Series B Convertible Preferred Stock (the "Series B Preferred Stock") and Series C Convertible Preferred Stock (the "Series C Preferred Stock") designations. Although we will be able to issue additional shares of common stock without your consent, the reduction of the authorized common stock to 25,000,000 shares reduces the number of shares we may so issue in the future. The equivalent price per share for each share of common stock into which the Series B Preferred Stock is convertible will be $ 3.33 per share and the average price for the Series C Preferred Stock will be $2.36 per share (assumes exercise of Mr. Kurtz' Series C Preferred Option). As of December 31, 2001, our book value per share was $.18. Accordingly, although upon conversion there will be a dilutive effect to existing shareholders with respect to percentage ownership of their shares, the conversion of the Series B and Series C Preferred Stock will increase the book value per share of the common shares owned by all shareholders. Management believes that overall, given the Company's position in its industry, the consolidation of shares of common stock and the amendment to the Restated Certificate of Incorporation will greatly enhance the credentials and our image as an investment vehicle and increase share value per share and thereby serving the interests of all shareholders.

See Interested Persons in Matters to be Acted Upon for a discussion of the effects and benefits upon officers and directors with respect to this proposal.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required for adoption of the proposed amendment.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 3, APPROVING THE
AMENDMENT OF THE RESTATED CERTIFICATE OF INCORPORATION TO REVERSE
SPLIT THE OUTSTANDING SHARES ON A ONE-FOR-TEN BASIS THEREBY CONSOLIDATING
THE ISSUED AND OUTSTANDING COMMON STOCK WHEREBY EACH 10 SHARES OF
COMMON STOCK CURRENTLY OUTSTANDING WOULD THEREAFTER REPRESENT A SINGLE
SHARE OF COMMON STOCK, AND TO REDUCE THE AUTHORIZED COMMON STOCK
CAPITALIZATION LIMIT FROM 140 MILLION SHARES TO 25 MILLION SHARES.

46

PROPOSAL 4

APPROVAL OF THE 2002 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

We are seeking stockholder approval of our 2002 Non-Employee Director Restricted Stock Plan (the "2002 Director Plan"), subject to approval of Proposal 3 (we currently lack the statutory authority to issue any shares of restricted common stock pursuant to this 2002 Director Plan). The purposes of the 2002 Director Plan are to ensure that the current Chairman of the Board remains committed to us, enable us to attract and retain the services of experienced and knowledgeable non-employee directors and to further align their interests with your interests by providing for or increasing the proprietary interests of such directors in the Company. In addition, we want to ensure that the Chairman of the Board remains committed to us, for financial and other support, for an additional four-year period, and to attract, maintain, and retain qualified non-employee directors. We believe this 2002 Director Plan is a competitive non-employee director compensation package. For a full discussion of this 2002 Director Plan, See 2002 Compensation and Incentive Matters and the full text of the 2002 Director Plan attached as ANNEX C.

The following table reflects the non-employee directors eligible to receive benefits under the 2002 Director Plan.

NEW PLAN BENEFITS
URECOATS' 2002 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Name and Position	Dollar Value at December 31, 2001($)(1)	Shares (2)

Non-Executive Director Group - 2002 Automatic Grants (3)	$174,960	$648,000
Non-Executive Director - 2002 One-Time Automatic Grant (4)	$3,153,600	$11,680,000

Non-Executive Directors, including one time grant, as a Group	$3,328,560	$12,328,000

(1) Although this plan is subject to approval based on statutory authorization by the stockholders and effective after approval of the reverse split and consolidation of shares of common stock pursuant to Proposal 3, this dollar value assumes that we had statutory authority during 2001 and issued these shares on a pre-split and before consolidation of shares basis, at the closing price of our common stock as traded on the over-the-counter bulletin board on December 31, 2001 at $.27 per share.
(2) Although this plan is subject to approval based on statutory authorization by the stockholders and effective after approval of the consolidation of shares of common stock pursuant to Proposal 3, this number of shares assumes that we had statutory authority during 2001 and issued these shares on a before consolidation basis.
(3) Includes one non-employee director, who is also Chairman of the Board, and five non-employee directors. Richard J. Kurtz, Chairman of the Board, is not included as a named executive officer in this table due to his resignation as CEO during 2001 and this plan is not effective until 2002.
(4) Includes the one-time grant to Richard J. Kurtz, Chairman of the Board, which vests over a four-year period.

The information in the table above reflects only the number of restricted shares that will automatically be awarded to the six non-employee directors who are nominees (including incumbent director nominees) for election at the 2002 Annual Meeting of Stockholders.

See Interested Persons in Matters to be Acted Upon for discussion of the effects and benefits to directors in the plan.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required for adoption of the proposal.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 4 TO
APPROVE THE 2002 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN.

47

PROPOSAL 5

RATIFICATION AND APPROVAL OF THE 2002 STOCK OPTION PLAN

Our Board of Directors approved the 2002 Stock Option Plan (the "2002 Option Plan"), effective January 1, 2002, subject to approval of Proposal 3 (we currently lack the statutory authority to issue any shares of common stock underlying the options granted pursuant to this 2002 Director Plan), and ratification and approval of the 2002 Option Plan, by you. We are, by means of this 2002 Stock Option Plan, seeking to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. For a full discussion of this 2002 Option Plan, See 2002 Compensation and Incentive Matters and its full text attached as ANNEX D.

The following table reflects all of the eligible and determinable persons to receive benefits under the 2002 Option Plan (no other persons are eligible) during 2001.

NEW PLAN BENEFITS
2002 STOCK OPTION PLAN

	Amount of			Market Value of
	Common Stock			Common Stock
	Underlying	Exercise		Underlying
	Options	Base Price	Expiration	Options
	Granted (#)(1)	Per Share (2)	Date	Granted ($)(3)

Timothy M. Kardok	1,000,000(4)	$.29	12/31/2005	$290,000
CEO and President
Michael T. Adams	260,000(4)	.29	12/31/2005	75,400
Executive Vice President
John G. Barbar	200,000(4)	.29	12/31/2005	58,000
CFO and Senior VP of Finance
Arthur K. Guyton	200,000(4)	.29	12/31/2005	58,000
Senior VP of Marketing and
Special Projects
Ronald E. Clark	200,000(4)	.29	12/31/2005	58,000
COO and Senior VP of
Operations
James P. Newell	158,000(4)	.29	12/31/2005	45,820
Vice President of Sales

Executive Officers as a Group	2,018,000(5)			$585,220

(1)	Although this plan is effective as of January 1, 2002, it is subject to statutory authorization pursuant to Proposal 3 and approval by stockholders pursuant to this Proposal 5. These options were granted on January 1, 2002, but reflect 100% of the January 2, 2002 closing bid price (due to January 1, 2002 not being a trading day) of our common stock as traded on the over-the-counter bulletin board at $.29 per share, which shall be adjusted subject to approval of Proposal 3.
(2)	These options were granted on January 1, 2002, but reflect 100% of the January 2, 2002 closing bid price (due to January 1, 2002 not being a trading day) of our common stock as traded at $.29 per share.
(3)	100% of the closing bid price as of the latest practicable date, March 27, 2002, of our common stock as traded on the over-the-counter bulletin board at $.67 per share.
(4)	These options were granted pursuant to long-term executive employment agreements and vest over a four year period based on an "Excess Revenues" formula as defined in the agreements.
(5)	The shares underlying these options shall be adjusted by a factor of one tenth (201,800) as a result of the one-for-ten reverse stock split and share consolidation subject to approval of shareholders.

48

Although management believes it is in the interests of shareholders that the 2002 Option Plan be approved in order to attract and retain qualified directors, officers and key employees, since the 2002 Option Plan authorizes the grant of options to purchase up to 3.25 million shares of common stock (325,000 shares on a post-split basis), the future grant and exercise of the options would tend to dilute the percentage ownership of shareholders in the Company. Furthermore, the nature of the options is such that the options would be exercised at a time that we likely would be able to derive a higher price for Company shares than the exercise price.

See Interested Persons in Matters to be Acted Upon for discussion of effects and benefits upon executive officers.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the outstanding shares of common stock entitled to vote is required for adoption of the proposed amendment.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR"
PROPOSAL 5 TO RATIFY AND APPROVE THE 2002 STOCK OPTION PLAN.

PROPOSAL 6

RATIFICATION AND APPROVAL OF THE 2002 EXECUTIVE INCENTIVE PLAN

Our Board of Directors approved the 2002 Executive Incentive Plan (the "2002 Executive Plan"), effective January 1, 2002, subject to approval of Proposal 3 (we currently lack the statutory authority to issue any shares of common stock issuable pursuant to this 2002 Executive Plan), and ratification and approval of the 2002 Executive Plan, by the stockholders of the Company. We are, by means of this 2002 Executive Plan, seeking to attract, retain and motivate those highly competent individuals upon whose judgment, initiative, leadership and continued efforts our success in large measure depends. For a full discussion of this 2002 Executive Plan, See 2002 Compensation and Incentive Matters and its full text attached as ANNEX E.

The following table reflects the eligible and determinable persons to receive benefits under the 2002 Executive Plan.

NEW PLAN BENEFITS
2002 EXECUTIVE INCENTIVE PLAN

	Dollar Value at
Name and Position	December 31, 2001($)(1)	Shares (2)

Timothy M. Kardok	324,000	1,200,000
CEO and President
Michael T. Adams	91,800	340,000
Executive Vice President
John G. Barbar	81,000	300,000
CFO and Senior VP of Finance
Arthur K. Guyton	81,000	300,000
Senior VP of Marketing and
Special Projects
Ronald E. Clark	81,000	300,000
COO and Senior VP of Operations
James P. Newell	63,720	236,000
Vice President of Sales

Executive Officers as a Group	722,520	2,676,000

49

(1)

Although this plan is effective as of January 1, 2002, subject to statutory authorization and adjustments after approval of the consolidation of shares of common stock pursuant to Proposal 3, and approval by stockholders pursuant to this Proposal 6, this dollar value assumes that we had statutory authority during 2001 and are valued at the closing price of our common stock as traded on the over-the-counter bulletin board at $.27 per share on December 31, 2001.

(2)

The number of shares included in this column for Performance Awards are the maximum allowable shares permitted to be earned by each of the executive officers in the table pursuant to long-term executive employment agreements and are subject to meeting certain performance criteria that has yet to be determined and evidenced in a written statement. These shares are subject to appropriate adjustment if and when shareholders approve Proposal 3.

See Interested Persons in Matters to be Acted Upon for discussion of effects and benefits to executive officers.

Vote Required and Board of Director Recommendation

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting of Stockholders and entitled to vote is required for ratification and approval of the proposed 2002 Executive Plan.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR"
PROPOSAL 6 TO RATIFY AND APPROVE THE 2002 EXECUTIVE PLAN.

PROPOSAL 7

RATIFICATION AND APPROVAL OF THE 2002 MANAGEMENT INCENTIVE PLAN

Our Board of Directors approved the 2002 Management Incentive Plan (the "2002 Management Plan"), effective January 1, 2002, subject to approval of Proposal 3 (we currently lack the statutory authority to issue any shares of common stock issuable pursuant to the grant of stock options under this 2002 Management Plan), and ratification and approval of the 2002 Management Plan, by you. For a full discussion of this 2002 Management Plan, See 2002 Compensation and Incentive Matters and its full text attached as ANNEX F.

New Plan Benefits

We are unable to determine the eligible Participants under the 2002 Management Plan at this time. Therefore, the New Plan benefits table has been omitted. The maximum allocable limit for stock option Bonus Awards for the 2002 Year is 250,000 options. No Bonus Awards were granted during the first quarter of the 2002 Year.

Vote Required and Board of Director Recommendation

The affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting of Stockholders and entitled to vote is required for ratification and approval of the proposed 2002 Management Plan.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 7
TO RATIFY AND APPROVE THE 2002 MANAGEMENT PLAN.

50

OTHER BUSINESS

Presented by Management

As of the date of this proxy statement, management knows of no other matters to be brought before the stockholders at the Annual Meeting. Should any other matters properly come before the meeting, action may be taken thereon pursuant to the proxies in the form enclosed, which confer discretionary authority on the persons named therein or their substitutes with respect to such matters.

Presented by Stockholders

Pursuant to our Restated Certificate of Incorporation, as amended, only such business shall be conducted at an annual meeting of stockholders as is properly brought before the meeting. For business to be properly brought before an annual meeting by a stockholder, in addition to any other applicable requirements, timely notice of the matter must be first given to the Secretary of the Company. To be timely, written notice must be received by the Secretary no less than 30 days nor more than 60 days prior to the meeting. Any notice to the Secretary must include as to each matter the stockholder proposes to bring before the meeting: (a) a brief description of the proposal desired to be brought before the meeting and the reason for conducting such business at the annual meeting; (b) the name and record address of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal; (c) the class and number of shares of the Company which are beneficially owned by the stockholder on the date of such stockholder notice and by other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice; and (d) any material interest of the stockholder in such business.

By Order of the Board of Directors [Will Include Digitized Signature] Michael T. Adams Corporate Secretary
Deerfield Beach, Florida April __, 2002

51

Urecoats Industries Inc. Newport Center Plaza 1239 East Newport Center Drive, Suite 101 Deerfield Beach, Florida 33442

Notice of Annual Meeting of Shareholders and Proxy Statement

Meeting Date May 28, 2002

YOUR VOTE IS IMPORTANT! Please sign and promptly return your proxy in the enclosed envelope or vote your shares by telephone or using the Internet.

52

ADMISSION TICKET

RETAIN FOR ADMITTANCE

You are cordially invited to attend the
2002 ANNUAL MEETING OF STOCKHOLDERS
OF URECOATS INDSTRIES INC.

Tuesday, May 28, 2002
10:00 a.m.
(Registration begins at 9:30 a.m.)

The Hilton Deerfield Beach/Boca Raton
100 Fairway Drive
Deerfield Beach, Florida 33431
Grand Ballroom, Salons III and IV

If you plan to attend, please check the box on th proxy card.

This card is your admission ticket to the meeting and must be presented at the meeting registration area.

53

DETACH HERE

PROXY URECOATS INDUSTRIES INC. Confidential Proxy Solicited on Behalf of the Board of Directors of the Company for the Annual Meeting May 28, 2002

           The undersigned, revoking previous proxies, acknowledges receipt of the Notice and Proxy Statement dated April __, 2002, in connection with the Annual Meeting of Shareholders of Urecoats Industries Inc. to be held at 10:00 a.m. on Tuesday, May 28, 2002, at The Hilton Deerfield Beach/Boca Raton, 100 Fairway Drive, Deerfield Beach, Florida 33431, in the Grand Ballroom, Salons III and IV, and hereby appoints TIMOTHY M. KARDOK and MICHAEL T. ADAMS, or either of them, proxy for the undersigned, with power of substitution, to represent and vote all shares of the undersigned upon all matters properly coming before the Annual Meeting or any adjournments thereof.

You may vote your shares by Internet, telephone or by mail. The proxies will vote on the proposals set forth in the Notice of Annual Meeting and Proxy Statement as specified on this card (SEE REVERSE SIDE) and are authorized to vote in their discretion as to any other business that may come properly before the meeting.

INSTRUCTIONS: This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted "FOR" Proposals 1, 2, 3, 4, 5, 6, and 7

SEE REVERSE SIDE	(Important - Please sign and date on other side.)	SEE REVERSE SIDE

54

1.	Election of 7 Directors.						FOR	AGAINST	ABSTAIN

	Nominees: (1) Richard J. Kurtz, (2) Timothy M. Kardok, (3) Arthur J. Gregg, (4) Steven Mendelow, (5) Jerold L. Zaro, (6) Mark A. Reichenbaum, and (7) Stephen L. Green				4.	Approve 2002 Non- Employee Restricted Stock Plan	/ /	/ /	/ /

	FOR WITHHELD						FOR	AGAINST	ABSTAIN

	/ / / /				5.	Ratify and Approve 2002 Stock Option Plan	/ /	/ /	/ /
	FOR, except vote withheld from the nominee(s) written below
		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

2.	Ratify Baum & Company, P.A. as auditors	/ /	/ /	/ /	6.	Ratify and Approve 2002 Executive Incentive Plan	/ /	/ /	/ /

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

3.	Approve amendment to	/ /	/ /	/ /	7.	Ratify and Approve 2002	/ /	/ /	/ /
	Restated Certificate of					Management Incentive
	Incorporation implementing					Plan
	a one-for-ten reverse stock split and consolidation of issued and outstanding common stock and reduction in the authorized common stock capitalization limit from 140,000,000 shares to 25,000,000 shares;
						MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT / /
						Each joint tenant should sign; executors, administrators, trustees, etc. should give full title and, where more than one is named, a majority should sign. Please read other side before signing.

Signature:	Date:	Signature:	Date:

55

ANNEX A

Audit Committee Charter

Purpose

To review and report to the Board on the quality and performance of Urecoats Industries Inc.'s internal and external accountants and auditors, the reliability of its financial information, and the adequacy of its financial controls and polices, initiating and/or approving appropriate changes in any or all of these areas when necessary.

Membership

The Audit Committee is composed entirely of outside directors.

Oversight Areas

  Appointment of independent auditors.
  External/internal audit plan.
  External/internal audit reports and management letter.
  Interface between management and the independent accountants.
  Systems of internal control.
  Annual and quarterly financial statements.
  Compliance with the company's conflict of interest policy.
  Compliance with the company's insider trading policy.
  Review at least annually
  --Adequacy of records and system of internal accounting controls.
  --Important changes in accounting procedures.
  --Litigation that could affect results materially.
  --Significant violations of policy (e.g., frauds or conflicts of interest).

Agenda Items

The activities of the Audit Committee are developed from year to year by the Committee in consultation with management. The Audit Committee typically meets three times a year. For at least part of one meeting each year it meets with no representatives of the independent accountants present.

February:	Review of annual report on Form 10-K. Recommendation of independent public accountants. Review of annual internal audit performance report. Review of annual internal audit plan.
July:	Review of audit arrangement letter.
Review of internal control report.
Estimate of annual fees for arranged audit services.
Analysis and approval of fees for special services.
Review of interim financial statements.

November	Review of interim financial statements.

A-1

ANNEX B

PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

"FOURTH: Capital Stock. A. The total number of shares of stock which the Corporation shall have the authority to issue is Twenty Seven Million (27,000,000) shares of which Twenty Five Million (25,000,000) shall be Common Stock of the par value of One Cent ($.01) per share (hereinafter called the "Common Stock") and of which Two Million (2,000,000) shares shall be Preferred Stock of the par value of One Dollar ($1.00) per share (hereinafter called the "Preferred Stock")."

B-1

ANNEX C

URECOATS INDUSTRIES INC. 2002 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN (Effective as of Shareholder Approval - After Share Consolidation)

I. GENERAL PROVISIONS.

            1.1           Purposes of Plan. Urecoats Industries Inc. (the "Company") has adopted this 2002 Non-Employee Director Restricted Stock Plan (the "Director Plan") to enable the Company to attract and retain the services of experienced and knowledgeable Non-Employee Directors and to align further their interests with those of the stockholders of the Company by providing for or increasing the proprietary interests of the Non-Employee Directors in the Company.

1.2 Definitions. The following terms, when used in this Director Plan, shall have the meanings set forth in this Section 1.2:

(a) "Award" means an award of Restricted Stock under the Director Plan.

(b) "Board" or "Board of Directors" means the Board of Directors of the Company.

(c) "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

                                             (i)            Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of the Company representing (i) 20% or more of the combined voting power of the Company's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of the Company's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

                                             (ii)            Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Director Plan, be considered as though such person were a member of the Incumbent Board of the Company;

(iii) The consummation of a merger, consolidation or reorganization involving the Company, other than one which satisfies both of the following conditions:

                                                              (A)          a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of the Company or such other entity resulting from the merger, consolidation or reorganization (the "Surviving Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in the Company's voting securities immediately before such merger, consolidation or reorganization, and

C-1

                                                               (B)          a merger, consolidation or reorganization in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or

                                             (iv)            The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

            Notwithstanding the preceding provisions of this Paragraph (c), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (c) is (1) an underwriter or underwriting syndicate that has acquired any of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities, (2) the Company or any subsidiary of the Company or (3) an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Code. In addition, notwithstanding the preceding provisions of this Paragraph (c), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (c) becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of the Company or through a stock dividend or stock split), then a Change in Control shall occur.

(d) "Common Stock" means the common stock, par value $.01 per share, of the Company.

(e) "Company" means Urecoats Industries Inc., a Delaware corporation, or any successor thereto.

                            (f)            "Non-Employee Director" means any member of the Board of Directors who is not an employee of the Company or of a parent or subsidiary corporation (as defined in Section 425 of the Internal Revenue Code) with respect to the Company.

(g) "Participant" means any Non-Employee Director who receives an Award pursuant to the terms of the Director Plan.

(h) "Director Plan" means the Urecoats Industries Inc. 2002 Non-Employee Director Restricted Stock Plan as set forth herein, as amended from time to time.

                            (i)            "Restricted Stock" means Common Stock which is the subject of an Award under this Director Plan and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Director Plan.

1.3 Common Shares Subject to Plan.

                            (a)            Subject to the provisions of Article IV and of this Section 1.3, the maximum number of shares of Common Stock which may be issued or transferred pursuant to Awards under this Director Plan shall not exceed 1,600,000 shares.

                            (b)            The shares of Common Stock to be delivered under the Director Plan shall be made available, at the discretion of the Board of Directors, either from authorized but unissued shares of Common Stock or from shares of Common Stock held by the Company as treasury shares, including shares purchased in the open market.

C-2

                            (c)            If, on or before termination of the Director Plan, any shares of Common Stock subject to an Award shall not be issued or transferred and shall cease to be issuable or transferable for any reason, or if such shares shall have been reacquired by the Company pursuant to restrictions imposed on such shares under the Director Plan, the shares not so issued or transferred and the shares so reacquired shall not longer be charged against the limitation provided for in Paragraph (a) of this Section 1.3 and may be again made the subject of Awards under this Director Plan.

1.4 Administration of Plan.

                            (a)            Subject to the provisions of Paragraph (b) below, this Director Plan shall be administered by the Board of Directors. Awards under the Director Plan shall be automatic as described elsewhere in this Director Plan. Subject to the provisions of this Director Plan, the Board shall be authorized and empowered to do all things necessary or desirable in connection with the administration.

                            (b)            The Board, in its absolute discretion, may at any time and from time to time delegate to a committee of three or more persons appointed by the Board (the "Committee") all or any part of the authority, powers and discretion of the Board under this Director Plan. Any determinations, decisions, interpretations, rules, regulations or other actions of the Committee shall have the same effect as if made or taken by the Board. Members of the Committee shall be subject to removal at any time as determined by the Board, and the Board may at any time abolish the entire Committee, in which case all authority, powers and discretion delegated to the Committee shall immediately become revested in the Board. The Board also may limit the Committee's authority and power at any time, in which case any specified authority or power removed from the Committee shall immediately become revested in the Board. No Non-Employee Director shall be eligible to be a member of the Committee.

1.5 Participation. All Non-Employee Directors shall receive Awards under this Director Plan, which Awards shall be granted automatically as provided in Section 2.1 below.

II. GRANTS OF RESTRICTED STOCK.

2.1 Restricted Stock Awards..

                            (a)            Immediately following the effective date of this Plan (as determined pursuant to Section 5.2 hereof), each Non-Employee Director who is then serving as a member of the Board of Directors shall automatically be granted an Award consisting of a number of shares of Restricted Stock (rounded to the nearest whole number of shares) equal to: 48,000 for the Chairman of the Board, who is also a Non-Employee Director; and 12,000 for the other Non-Employee Directors, as of the effective date of this Director Plan.

                            (b)            Thereafter, each Non-Employee Director who is newly appointed or elected to the Board for a full term of one (1) year shall automatically be granted an award consisting of the applicable number of shares of Restricted Stock described in Section 2.1(a) with respect to any other Non-Employee Director, at the time such Non-Employee Director first joins the Board. Such Award shall be made on the first business day following the date of the regular annual meeting of stockholders of the Company, or any adjournment thereof, at which directors are elected.

                            (c)            Each Non-Employee Director who is appointed or elected to fulfill a term of less than one (1) year (whether by replacing a director who retires, resigns or otherwise terminates his service as a director prior to the expiration of this term or otherwise) shall automatically be granted a pro-rata Award consisting of the applicable number of shares of Restricted Stock described in Section 2.1(a)(rounded to the nearest whole number of shares) equal to 1,000 multiplied by the Applicable Service Fraction with respect to such Non-Employee Director determined as of the date of such Non-Employee Director's appointment or election to the Board. Such Award shall be made as of the first business day following the date of such Non-Employee Director's appointment or election to the Board.

C-3

                            (d)            Each Non-Employee Director who is re-elected (or, in the case of a Non-Employee Director who was appointed to the Board and received an Award pursuant to any of the preceding provisions of this Section 2.1 (an "Appointed Director"), elected) to the Board for a full term of one (1) year shall automatically be granted an Award consisting of the applicable number of shares of Restricted Stock described in Section 2.1(a) at the time of such Non-Employee Director's re-election (or, in the case of an Appointed Director, election) to the Board. Such Award shall be made on the first business day following the date of the annual meeting of stockholders of the Company, or any adjournment thereof, at which directors of the Company are elected.

                            (e)            As used herein, "Applicable Service Fraction" means, with respect to any Non-Employee Director, a fraction the numerator of which is the number of months remaining in such Non-Employee Director's term at the time the Applicable Service Fraction is to be determined pursuant hereto and the denominator of which is 12.

                            (f)            Notwithstanding the foregoing, any restricted common stock received by any Non-Employee Director for serving on the Board prior to the effective date of this Director Plan under any other Non-Employee Director plan or arrangement of the Company, shall be in addition to the automatic grant described in Section 2.1(a). The Chairman of the Board, who is also a Non-Employee Director, did not receive any prior restricted common stock for serving in such capacity on the Board since February 8, 1999.

                            (g)            Anything stated herein to the contrary notwithstanding, a one-time grant of 1,168,000 shares of Restricted Stock shall be made to Richard J. Kurtz, Chairman of the Board, which shall be in addition to the automatic grant described in Section 2.1(a). This grant recognizes his personal cost for substantially funding the Company and acting as Chairman of the Board without adequate compensation over a three-year period.

            2.2           Purchase Price. Participants under the Plan shall not be required to pay any purchase price for the shares of Common Stock to be acquired pursuant to an Award, unless otherwise required under applicable law or regulations for the issuance of shares of Common Stock which are nontransferable and subject to a substantial risk of forfeiture until specific conditions are met. If so required, the price at which shares of Common Stock shall be sold to Participants under this Plan pursuant to an Award shall be the minimum purchase price required in such law or regulations, as determined by the Board in the exercise of its sole discretion.

2.3 Terms of Payment. The purchase price, if any, of shares of Common Stock sold by the Company hereunder shall be payable by the Participant in cash at the time such award is granted.

III. RESTRICTIONS ON GRANTED STOCK.

3.1 Restrictions on Shares Issued. All shares of Common Stock granted pursuant to an Award under this Director Plan shall be subject to the following restrictions:

                            (a)            The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions set forth in Paragraph (b) below lapse and are removed as provided in Paragraph (d) below, and any additional requirements or restrictions set forth in or imposed pursuant to this Director Plan have been satisfied, terminated or expressly waived by the Company in writing.

                            (b)            In the event a Participant's service as a director of the Company terminates for any reason other than death or total disability, all shares of Common Stock acquired under this Director Plan by such Participant with respect to which, at the date of such termination of service, the vesting restrictions imposed under this Director Plan have not lapsed and been removed as provided in Paragraph (d) below shall be returned to the Company forthwith, and all rights of the Participant to such shares shall immediately terminate upon payment by the Company to such Participant of the amount, if any, that the Participant paid to the Company for such shares.

C-4

                            (c)            In the event a Participant's service as a director of the Company terminates because of death or total disability, the Participant shall not be obligated to return any shares as described in Paragraph (b) above and, except for any continuing and additional restrictions which may exist as set forth in or imposed pursuant to this Director Plan, the vesting restrictions imposed upon the shares of Common Stock acquired by such Participant under this Director Plan shall lapse and be removed (and the shares of Common Stock acquired by such Participant under Awards pursuant to the Director Plan shall vest) upon such termination of service.

                            (d)            The restrictions imposed under Paragraph (b) above shall lapse and be removed (and the shares of Common Stock acquired by a Participant pursuant to an Award shall vest) in accordance with the following rules:

                                             (i)            Subject to the provisions of Subparagraphs (iii) and (iv) below, in the case of an Award granted pursuant to Paragraph (a) or (c) of Section 2.1, as of the date of each regular annual meeting of stockholders of the Company at which directors are to be elected following the date of such Award, the vesting restrictions imposed under this Director Plan shall lapse and be removed from such number of shares of Restricted Stock acquired pursuant to the Award as is required to cause the aggregate number of shares of Common Stock acquired pursuant to such Award with respect to which the vesting restrictions imposed pursuant to this Director Plan have lapsed and been removed (and in which the Participant shall be fully vested) to equal the number (rounded to the nearest whole number of shares) computed by multiplying the total number of shares of Restricted Stock that were initially the subject of such Award by the lesser of (a) one or (b) a fraction the numerator of which is the number of months the Participant has served as a member of the Board of Directors subsequent to the date upon which the Award was granted and the denominator of which is the total number of months in the term of such Non-Employee Director determined as of the date upon which the Award was granted.

                                             (ii)            Subject to the provisions of Subparagraph (iii) and (iv) below, in the case of an Award pursuant to Paragraph (b) or (d) of Section 2.1, as of the date of each regular annual meeting of stockholders of the Company at which directors are to be elected following the date of such Award, the vesting restrictions imposed pursuant to this Director Plan shall lapse and be removed (and the Participant shall be fully vested) with respect to all of the shares acquired by the Participant pursuant to such Award as of the date of the next annual meeting of stockholders following the date upon which the Award is granted.

                                             (iii)           Notwithstanding the provisions of Subparagraphs (i), (ii) and (v) of this Section 3.1, in the event that a Participant's service as a director of the Company terminates because of death or total disability, as of the date of such termination of service the vesting restrictions imposed pursuant to this Director Plan shall lapse and be removed (and the Participant shall be fully vested) with respect to all shares of Common Stock acquired by such Participant under Awards pursuant to this Director Plan.

                                             (iv)            Notwithstanding the provisions of Subparagraphs (i), (ii) and (v) of this Section 3.1, in the event of a Change in Control, as of the date of such Change in Control the vesting restrictions imposed pursuant to this Director Plan shall lapse and be removed (and Participants shall be fully vested) with respect to all shares of Common Stock acquired under Awards pursuant to this Director Plan.

                                             (v)           Notwithstanding the provisions in Subparagraphs (i) through (iv) of this Section 3.1(d), the Award made pursuant to Section 2.1(g), as of the effective date of this Director Plan, shall vest 25% per year commencing as of the effective date of this Director Plan.

(e) Vesting. Unless otherwise expressly stated herein, shares granted hereunder shall vest after 12-months following date of grant.

            3.2           Prior Shares of Restricted Common Stock Outside of the Plan. Any and all restricted common stock received by each Non-Employee Director for serving on the Board prior to the effective date of this Director Plan under any other Non-Employee Director plan or arrangement of the Company prior to the effective date of this 2002 Director, shall be fully vested.

C-5

            3.3            Rights with Respect to Shares of Restricted Stock. A Non-Employee Director to whom an Award has been made shall be notified of the Award, and upon payment in full of the purchase price (if any) required for the shares of the Restricted Stock, the Company shall promptly cause to be issued or transferred to the name of the Non-Employee Director a certificate or certificates for the number of shares of Restricted Stock granted, subject to the provisions of Sections 3.4, 3.5 and 3.6 below. From and after the date of the Award, the Non-Employee Director shall be a Participant and shall have all rights of ownership with respect to such shares of Restricted Stock, including the right to vote and to receive dividends and other distributions with respect thereto, subject to the terms, conditions and restrictions described in this Director Plan.

            3.4           Custody of Stock Certificates. In order to enforce the restrictions imposed upon shares of Restricted Stock pursuant to this Director Plan, the Board may require that the certificates representing such shares of Restricted Stock remain in the physical custody of the Company until any or all of the restrictions imposed pursuant to the Director Plan expire or shall have been removed.

            3.5            Legends on Stock Certificates. The Board shall cause such legend or legends making reference to the restrictions imposed hereunder to be placed on certificates representing shares of Common Stock which are subject to restrictions hereunder as the Board deems necessary or appropriate in order to enforce the restrictions imposed upon shares of Restricted Stock issued pursuant to Awards granted hereunder.

            3.6            Securities Law Requirements. Shares of Common Stock shall not be offered or issued under this Director Plan unless the offer, issuance and delivery of such shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended and the requirements of any stock exchange upon which the Common Stock may then be listed. As a condition precedent to the issuance of shares of Common Stock pursuant to an Award, the Company may require the Participant to execute such documents or take any reasonable action necessary to comply with such requirements.

IV.         ADJUSTMENTS. If the outstanding shares of the Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), a fair, appropriate and proportionate adjustment shall be made in (i) the maximum number of securities provided in Section 1.3 of the Director Plan, (ii) the number of shares to be included in each grant of Restricted Stock of the Director Plan; (iii) the number and kind of shares then subject to restrictions pursuant to Section 3.1 of the Director Plan, and (iv) the repurchase price, if any, for each share of Common Stock subject to such restrictions. The Board's determination of the adjustments required under this Section 4.1 shall be final, binding and conclusive. No fractional interests shall be issued under the Director Plan on account of any such adjustment.

V. MISCELLANEOUS PROVISIONS.

            5.1           Amendment, Suspension and Termination of Plan. The Board of Directors may at any time amend, suspend, or terminate the Director Plan; provided, however, that no such action shall deprive the holder of an Award of such Award without the consent of such holder, and further provided that the nondiscretionary manner in which Awards are made to Non-Employee Directors under Section 2.1 shall not be modified or amended (provided that the number of shares to be included in each automatic grant thereunder may be changed with the approval of the stockholders). Furthermore, no such amendment shall, without approval of the stockholders of the Company, except as provided in Article IV hereof:

C-6

(a) increase the maximum number of shares specified in paragraph (a) of Section 1.3;
(b) change the price of Common Stock specified in Section 2.2;
(c) change the terms of payment specified in Section 2.3;
(d) accelerate the restriction-removal schedule specified in Paragraph (d) of Section 3.1;
(e) extend the duration of the Director Plan;
(f) materially modify the requirements as to eligibility for participation in the Director Plan; or
(g) materially increase in any other way the benefits accruing to the holder of an Award already granted or that subsequently may be granted under this Director Plan.

             Except as provided in Article IV, no termination, suspension or amendment of this Director Plan may, without the consent of the holder thereof, affect Common Stock previously acquired by a Participant pursuant to this Director Plan.

            5.2           Effective Date and Duration of Plan. This Director Plan shall become effective on the date of its approval by the holders of the outstanding shares of Common Stock (either by a vote of a majority of such outstanding shares present in person or by proxy and entitled to vote at a meeting of the stockholders of the Company). Unless previously terminated by the Board of Directors, this Director Plan shall terminate at the close of business on May 29, 2006, and no Award may be granted under the Director Plan thereafter, but such termination shall not affect any Award theretofore granted and any shares of Common Stock granted pursuant thereto.

            5.3           Additional Limitations on Common Stock. With respect to any shares of Common Stock issued or transferred under any provisions of the Director Plan, such shares may be issued or transferred subject to such conditions, in addition to those specifically provided in the Director Plan as the Board may direct.

            5.4           Director Status. Nothing in this Director Plan or in any instrument executed pursuant hereto shall confer upon any Non-Employee Director any right to continue as a member of the Board of Directors of the Company or any subsidiary thereof or shall interfere with or restrict the right of the Company or its stockholders (or of a subsidiary or its stockholders, as the case may be) to terminate the service of any Non-Employee Director at any time and for any reason whatsoever, with or without good cause.

            5.5           Securities Law Legends. In addition to any legend or legends pursuant to Section 3.5 above, each certificate representing shares of Common Stock issued under the Director Plan shall be endorsed with such legends as the Company may, in its discretion, deem reasonably necessary or appropriate to comply with or give notice of applicable federal and state securities laws.

            5.6           No Entitlement to Shares. No Non-Employee Director (individually or as a member of a group), and no beneficiary or other person claiming under or through such Non-Employee Director, shall have any right, title, or interest in or to any shares of Common Stock allocated or reserved for the purpose of the Director Plan or subject to any Award except as to such shares of Common Stock, if any, as shall have been issued in the name of or transferred to such Non-Employee Director. A Non-Employee Director's rights to any shares of Common Stock issued or transferred to the name of such Non-Employee Director pursuant to an Award under this Director Plan shall be subject to such limitations and restrictions as are set forth in or imposed pursuant to this Director Plan.

            5.7           Withholding of Taxes. The Company may make such provisions as it deems appropriate for the withholding by the Company of such amounts as the Company determines it is required to withhold in connection with any Award. The Company may require a Participant to satisfy any relevant tax requirements before authorizing any issuance of Common Stock to such Participant. Any such settlement shall be made in the form of cash, a certified or bank cashier's check or such other form of consideration as is satisfactory to the Board.

C-7

            5.8           Transferability. No award or right under this Director Plan, contingent or otherwise, shall be assignable or otherwise transferable other than by will or the laws of descent and distribution, or shall be subject to any encumbrance, pledge or change or any nature. Any Award shall be accepted during a Participant's lifetime only by the Participant or the Participant's guardian or other legal representative.

            5.9           Other Plans. Nothing in this Director Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors generally, which the Company now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, insurance, stock purchase, incentive compensation or bonus plan.

            5.10           Invalid Provisions. In the event that any provision of this Director Plan document is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision were not contained herein.

5.11 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender, as the context may require.

            5.12           Applicable Law. This Director Plan shall be governed by, interpreted under, and construed and enforced in accordance with the internal laws, and not the laws relating to conflicts or choice of laws, of the State of Delaware.

5.13 Successors and Assigns of the Company. The Director Plan shall be binding upon the successors and assignees of the Company.

            5.14           Successors and Assigns of Participants. The provisions of this Director Plan and any agreement executed upon the acquisition of shares hereunder shall be binding upon each Participant in the Director Plan, and such Participant's heirs, executors, administrators, personal representatives, transferees, assignees and successors in interest.

5.15 Headings, Etc. Not Part of Plan. Heading of Articles and Sections hereof are inserted for convenience and reference only, and they shall not constitute a part of the Director Plan.

C-8

ANNEX D

URECOATS INDUSTRIES INC. 2002 STOCK OPTION PLAN (Effective January 1, 2002, subject to Shareholder Approval and Funding and Adjustments from Share Consolidation)

SECTION I PURPOSE

             URECOATS INDUSTRIES INC. (the "Company"), desires to afford certain of its key directors, employees, and officers, who are responsible for the continued growth of the Company, an opportunity to acquire a proprietary interest in the Company, and, thus, to create in such individuals a greater concern for the welfare of the Company and its subsidiaries. The Company, by means of this 2002 Stock Option Plan ("2002 Plan"), seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions. The Options offered herein are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key director, employee or officer. The Options granted hereunder are intended to be either Incentive Stock Options or Non-Qualified Stock Options.

SECTION II DEFINITIONS

The terms, as used in this 2002 Plan, shall have the meanings provide below:

            (a)            Administrator. The Board of Directors of the Company, or a committee established by the Board, designated to administer the 2002 Plan, which shall consist of not less than two (2) Non-Employee Directors satisfying the requirements of Rule 16b-3.

(b) Affiliate. Any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and any entity in which the Company has a significant equity interest.

(c) Code. The Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(d) Company. Urecoats Industries Inc., a Delaware corporation.

(e) Eligible Person. Any director, employee, or officer providing services to the Company or any Affiliate who the Administrator determines to be an Eligible Person.

(f) Exchange Act. The Securities Exchange Act of 1934, as amended.

            (g)            Fair Market Value. The closing "bid" price of the Shares on the date in question as quoted on NASDAQ, or any successor national stock exchange on which the Shares are then traded; provided, however, that if on the date in question there is no public market for the Shares and they are neither quoted on NASDAQ nor traded on a national securities exchange, then the Administrator shall, in its sole discretion and best judgment, determine the Fair Market Value.

(h) Incentive Stock Option. An Option granted under the 2002 Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(i) NASDAQ. The National Association of Securities Dealers Electronic Bulletin Board or Automated Quotation System.

D-1

            (j)             Non-Employee Directors. Directors, as such term is defined in Rule 16b-3(b)(3)(I) promulgated under the Exchange Act, having the qualifications thereunder to satisfy the requirements of Rule 16b-3.

(k) Non-Qualified Stock Option. An Option granted under the 2002 Plan that is not intended nor meets the requirements of Section 422 of the Code or any successor provision.

(l) Option. An Incentive Stock Option or a Non-Qualified Stock Option.

(m) Option Agreement. Any written agreement, contract or document evidencing any Option granted under the 2002 Plan.

(n) Optionee. An Eligible Person granted an Option under the 2002 Plan.

(o) Participant. An Eligible Person designated to be granted an Option under the 2002 Plan.

(p) Person. Any individual, corporation, partnership, association, limited liability company, or trust.

(q) Rule 16b-3. The Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor rule or regulation.

(r) Shares. The shares of common stock, $.01 par value, of the Company.

            (s)           10% Shareholder. A Participant who owns Shares of the Company or shares of any subsidiary corporation or parent corporation of the Company possessing more than 10% of the Company or subsidiary corporation or parent corporation of the Company.

(t) 2002 Plan. This 2002 Stock Option Plan.

SECTION III ADMINISTRATION

The Administrator, subject to the express provisions contained herein and applicable law, shall administer this 2002 Plan with full power and authority to:

(a) designate Participants;

(b) determine the types of Options (e.g., whether Incentive Stock Options or Non-Qualified Stock Options) to be granted to each Participant under the 2002 Plan;

(c) determine the number of Shares to be covered by each Option;

(d) determine the terms and conditions of any Option Agreement;

(e) amend the terms and conditions of any Option Agreement and accelerate the exercisability of Options covered thereunder;

            (f)            determine whether, to what extent and under what circumstances Options may be exercised in cash, shares, cancellation of indebtedness of the Company owing to the Optionee, other securities, other property, or any combination thereof, or canceled, forfeited or suspended;

(g) determine whether, to what extent and under what circumstances Options shall be deferred either automatically or at the election of the holder thereof or the Administrator;

D-2

(h) interpret and administer the 2002 Plan and any instrument or Option Agreement relating to, or Option granted under the 2002 Plan;

(i) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the 2002 Plan; and

(j) make any other determination and take any other action that it deems necessary or desirable for the administration of the 2002 Plan.

            Unless otherwise expressly provided in the 2002 Plan, all designations, determinations, interpretations and other decisions under or with respect to the 2002 Plan or any Option shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Option granted under the 2002 Plan and any employee of the Company or any Affiliate.

SECTION IV AVAILABLE SHARES SUBJECT TO OPTION

The Shares underlying the Options granted pursuant to this 2002 Plan, are subject to the following provisions:

            (a)           Shares Available. The total number of Shares for which Options may be granted pursuant to the 2002 Plan shall be 3,250,000 Shares in the aggregate, subject to adjustments as provided in Section 4(c). If any Shares covered by an Option or to which an Option relates are not purchased or are forfeited, or if an Option otherwise expires, then the number of Shares counted against the aggregate number of Shares available under the 2002 Plan with respect to such Option, to the extent of any such forfeitures or terminations, shall again be available for Options under the 2002 Plan.

            (b)           Accounting for Shares Covered by an Option. For purposes of this Section 4, the number of Shares covered by an Option shall be counted on the date of grant of such Option against the aggregate number of Shares available for granting Options under the 2002 Plan.

            (c)           Adjustments. In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), re-capitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar rights to purchase shares or other securities of the Company or other similar corporation transaction or event affects the Shares subject to Option grants under the 2002 Plan such that an adjustment is determined by the Administrator to be appropriate in order to prevent unjust dilution or unjust enrichment of the benefits or potential benefits intended to be made available under the 2002 Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(1) the number of Shares which may thereafter be made the subject of Options;

(2) the number of Shares subject to outstanding Option awards; and

(3) the purchase or exercise price with respect to any Option, provided, however, that the number of Shares covered by an Option or to which such Option relates shall always be a whole number.

            (d)           Incentive Stock Options. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the 2002 Plan shall not exceed 3,250,000 Shares subject to adjustment as provided in the 2002 Plan and Section 422 or 424 of the Code or any successor provisions.

D-3

SECTION V ELIGIBILITY

             Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Option and the terms of any Option, the Administrator may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Administrator, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

SECTION VI OPTION AWARDS

             The Administrator is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the 2002 Plan as the Administrator shall determine:

            (a)           Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Administrator, provided, however, that such purchase price shall not be less than ninety percent (90%) of the Fair Market Value of a Share on the date of grant of such Option, provided further, any Option granted to a Participant who, at the time such Option is granted, is an officer or director of the Company, the purchase price shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such Option, provided further, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time such Option is granted, is deemed to be a 10% Shareholder, the purchase price for each Share shall be such amount as the Administrator in its best judgment shall determine to be not less than one hundred and ten percent (110%) of the Fair Market Value per Share at the date the Incentive Stock Option is granted. In determining stock ownership of a Participant for any purposes under the 2002 Plan, the rules of Section 424(d) of the Code shall be applied, and the Administrator may rely on representations of fact made to it by the Participant and believe it to be true.

            (b)           Option Term. The term of each Option shall be fixed by the Administrator which in any event shall not exceed a term of ten (10) years from the date of the grant, provided, however, that the term of any Incentive Stock Option granted to any 10% Shareholder shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock Option was granted.

            (c)           Maximum Grant of Incentive Stock Options. The aggregate Fair Market Value (determined on the date the Incentive Stock Option is granted) of Shares subject to an Incentive Stock Option (when first exercisable) granted to a Participant by the Administrator in any calendar year shall not exceed one hundred thousand dollars ($100,000.00).

            (d)           Time and Method of Exercise. Generally, only vested options may be exercised. Subject to the provisions of the 2002 Plan, the Administrator shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods which shall consist of cash, shares, cancellation of indebtedness of the Company owing to the Optionee, other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price may be made or deemed to have been made.

D-4

            (e)           Vesting of Options. Unless otherwise stated in the Option, Options granted to participants shall either vest immediately on grant or shall vest over time in the Administrator's discretion. All Options under the Plan shall be required to be vested prior to exercise and if the entire option is not fully vested at the time of exercise, only that portion of the option that is vested shall be exercisable.

            (f)           Limits on Transfer of Options. No Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution, except by gift to family members which is not otherwise specifically proscribed by the Administrator in its discretion; provided, however, that, if so determined by the Administrator, a Participant may, in the manner established by the Administrator, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any Shares purchased with respect to any Option upon the death of the Participant. Each Option shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Option or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance shall be void and unenforceable against the Company or any Affiliate.

            (g)           Restrictions and Securities Exchange Listing. All certificates for Shares delivered upon the exercise of Options shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the 2002 Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

(h) Option Status upon Termination of Employment. Options held by a Participant upon Termination of employment shall be subject to the following provisions:

                            (1)           Upon termination of the employment of any Participant, an Option previously granted to the Participant, unless otherwise specified herein or by the Administrator in the Option, shall, to the extent not theretofore exercised, not terminate or become null and void:

                                              (i)           If the Participant shall die while in the employ of the Company or during the one (1) year period, whichever is applicable, specified in clause (ii) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than fifteen (15) months from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares specified by the Administrator in such Option; and

                                              (ii)           If the employment of any Participant to whom a vested Option shall have been granted shall terminate by reason of the Participant's retirement (at such age upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e) of the Code) or dismissal by the Company other than for cause (as defined below), and while such Participants entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Administrator in such Option, at any time up to one (1) year from the date of termination of the Optionee's employment by reason of retirement or dismissal other than for cause or disability, provided, that if the Optionee dies within such twelve (12) month period, subclause (i) above shall apply.

                            (2)          If a Participant voluntarily terminates his or her employment or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Administrator in the Option, forthwith terminate with respect to any unexercised portion thereof.

D-5

                            (3)          If an Option granted hereunder shall be exercised by the legal representative of a deceased or disabled Participant, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of death of any such person, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

(4) For all purposes of the 2002 Plan, the term "for cause" shall mean:

                                          (i)           With respect to a Participant who is a party to a written employment agreement with the Company, as the case may be, which contains a "for cause" definition or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company, "for cause" or "cause" as defined in the most recent of such agreements; or

(ii) In all other cases, as determined by the Administrator in its sole discretion, that one or more of the following has occurred:

(A) any failure by a Participant to substantially perform his or her employment duties which shall not have been corrected within thirty (30) days following written notice thereof;

                                                          (B)            any engaging by such Participant in misconduct or, in the case of an officer Participant, any failure or refusal by such officer Participant to follow the directions of the Company's Board of Directors or Chief Executive Officer of the Company which, in either case, is injurious to the Company or any Affiliate;

(C) any breach by a Participant of any obligation or specification contained in the instrument pursuant to which an Option is granted; or

                                                          (D)            such Participant's conviction or entry of a plea of nolo contendere in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company or any of its Affiliates.

            (i)           Options granted under the 2002 Plan may, in the discretion of the Administrator, provide for vesting of the options. In such event, unless otherwise stated in such option, only the vested portion thereof may be exercised at any given time.

SECTION VII AMENDMENTS, TERMINATION AND ADJUSTMENTS

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the 2002 Plan:

            (a)           Amendments to the 2002 Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the 2002 Plan; provided, however, that, notwithstanding any other provision of the 2002 Plan or any Option, without approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(1) would cause Rule 16b-3 to become unavailable with respect to the 2002 Plan;

                            (2)          would violate the rules or regulations of any national securities exchange on which the Shares of the Company are traded or the rules or regulations of the National Association of Securities Dealers, Inc. that are applicable to the Company; or

D-6

(3) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the 2002 Plan.

            (b)           Amendments to Option Grants. The Administrator may waive any conditions or rights of the Company under any outstanding Option grant, prospectively or retroactively. The Administrator may not amend, alter, suspend, discontinue or terminate any outstanding Option grant, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

            (c)           Correction of Defects, Omissions and Inconsistencies. The Administrator may correct any defect, supply any omission or reconcile any inconsistency in the 2002 Plan or any Option in the manner and to the extent it shall deem desirable to carry the 2002 Plan into affect.

SECTION VIII INCOME TAX WITHHOLDING and TAX BONUSES

The exercise of Options and issuance of the underlying Shares under this 2002 Plan, are subject to the following:

            (a)           Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise of any Option, the Administrator, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by:

(1) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of any Option with a Fair Market Value equal to the amount of such taxes, or

                            (2)          delivering to the Company Shares other than the shares issuable upon exercise of the applicable Option with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

            (b)           Tax Bonuses. The Administrator, in its discretion, shall have the authority, at the time of grant of any Option under this 2002 Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise, and shall have full authority in its discretion to determine the amount of any such tax bonus.

SECTION IX EFFECTIVE DATE AND TERM

The effective date and term of this 2002 Plan are as follows:

(a) Effective Date. The effective date of this 2002 Plan shall be the date of approval by the shareholders of the Company.

            (b)           Term of 2002 Plan. Unless the 2002 Plan shall have been discontinued or terminated as provided for in the provisions of this 2002 Plan, the 2002 Plan shall terminate on December 31, 2012. No Option shall be granted after the termination of the 2002 Plan. However, unless otherwise expressly provided in the 2002 Plan or in an applicable Option, any Option theretofore granted may extend beyond the termination of the 2002 Plan, and the authority of the Administrator provided for hereunder with respect to the 2002 Plan and any Option grants, and the authority of the Board of Directors of the Company to amend the 2002 Plan, shall extend beyond the termination of the 2002 Plan.

D-7

SECTION X GENERAL PROVISIONS

The general provisions applicable to this 2002 Plan are as follows:

            (a)           No Rights to Option Grants. No Eligible Person, Participant or other Person shall have any claim to be granted an Option under the 2002 Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Options granted under the 2002 Plan. The terms and conditions of Options need not be the same with respect to any Participant or with respect to different Participants.

            (b)           Option Agreements. No Participant will have rights under an Option granted to such Participant unless and until a written Option shall have been duly executed on behalf of the Company. Each Option shall set forth the terms and conditions of the Option as granted to a Participant consistent with the provisions of this 2002 Plan.

            (c)           Limit on Other Compensation Arrangements. Nothing contained in the 2002 Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

            (d)           No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the 2002 Plan, unless otherwise expressly provided in the 2002 Plan or in any Option.

            (e)           Governing Law. The validity, construction and effect of the 2002 Plan or any Option granted hereunder, and any rules and regulations relating to the 2002 Plan or any Option granted hereunder, shall be determined in accordance with the laws of the State of Delaware except to the extent preempted by Federal law.

            (f)           Severability. If any provision of the 2002 Plan or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the 2002 Plan or any Option under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the purpose or intent of the 2002 Plan or the Option, such provision shall be stricken as to such jurisdiction or Option, and the remainder of the 2002 Plan or any Option shall remain in full force & effect.

(g) Section Headings. The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the 2002 Plan.

IN WITNESS WHEREOF, this 2002 Plan has been duly executed at Deerfield Beach, Florida on this 15th day of April 2002.

URECOATS INDUSTRIES INC.

/s/ Timothy M. Kardok Timothy M. Kardok President

D-8

EXHIBIT OPTION

            THE BOARD OF DIRECTORS of Urecoats Industries Inc. (the "Company"), subject to approval by the shareholders of the Company, have authorized and approved the 2002 Stock Option Plan ("2002 Plan"). This 2002 Plan provides for the grant of Options to employees including officers and directors of the Company. Unless otherwise provided herein all defined terms shall have the respective meanings ascribed to them under the 2002 Plan.

            1.           GRANT OF OPTION. Pursuant to authority granted to it under the 2002 Plan, the Administrator responsible for administering the 2002 Plan hereby grants to you, as an employee of the Company and as of ____________, _______ ("Grant Date"), the following Option ___________. Each Option permits you to purchase one share of the Company's common stock, $.01 par value per share ("Shares").

            2.           CHARACTER OF OPTIONS. Pursuant to the 2002 Plan, Options granted herein may be Incentive Stock Options or Non-Qualified Stock Options, or both. To the extent permitted under the 2002 Plan and by law, such Options shall first be considered Incentive Stock Options.

            3.           EXERCISE PRICE. The Exercise Price for each Non-Qualified Stock Option granted herein is $ ___________ per Share, and the exercise price for each Incentive Stock Option granted herein shall be $ _______ per Share, except that an Incentive Stock Option granted to a 10% Shareholder shall be $_______ per Share. It is agreed and determined by the Administrator that the Fair Market Value of the Shares subject to the Options herein on the date of grant is $________ per Share.

            4.           PAYMENT OF EXERCISE PRICE. Options represented hereby may be exercised in whole or in part by delivering to the Company your payment of the Exercise Price of the Option so exercised in cash, Shares, cancellation of indebtedness of the Company owing to the Optionee, or in such form permitted under the 2002 Plan, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price of the relevant Option being exercised.

            5.           TERMS OF OPTIONS. The term of each Option granted herein shall be for a term of up to ______ (___) years from the Grant Date, provided, however, that the term of any Incentive Stock Option granted herein to an Optionee who is at the time of the grant, the owner of 10% or more of the outstanding Shares of the Company, shall not be exercisable after the expiration of five (5) years from the Grant Date.

            6.           LIMITS ON TRANSFER OF OPTIONS. The Option granted herein shall not be transferable by you otherwise than by will or by the laws of descent and distribution, except for gifts to family members subject to any specific limitation concerning such gift by the Administrator in its discretion; provided, however, that you may designate a beneficiary or beneficiaries to exercise your rights and receive any Shares purchased with respect to any Option upon your death. Each Option shall be exercisable during your lifetime only by you or, if permissible under applicable law, by your legal representative. No Option herein granted or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

7. TERMINATION OF EMPLOYMENT. If your employment is terminated with the Company, your Option and/or any unexercised portion, shall be subject to the provisions below:

(a) Upon the termination of your employment with the Company, to the extent not theretofore exercised, your Option shall continue to be valid; provided, however, that:

D-9

                                            (i)           If the Participant shall die while in the employ of the Company or during the one (1) year period, whichever is applicable, specified in clause (ii) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than fifteen (15) months from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares specified by the Administrator in such Option; and

                                            (ii)           If the employment of any Participant to whom such Option shall have been granted shall terminate by reason of the Participant's retirement (at such age upon such conditions as shall be specified by the Board of Directors), disability (as described in Section 22(e) of the Code) or dismissal by the Company other than for cause (as defined below), and while such Participant is entitled to exercise such Option as herein provided, such Participant shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Administrator in such Option, at any time up to one (1) year from the date of termination of the Optionee's employment by reason of retirement or dismissal other than for cause or disability, provided, that if the Optionee dies within such twelve (12) month period, subclause (i) above shall apply.

(b) If you voluntarily terminate your employment, or are discharged for cause, any Options granted hereunder shall forthwith terminate with respect to any unexercised portion thereof.

                            (c)          If any Options granted hereunder shall be exercised by your legal representative if you should die or become disabled, or by any person who acquired any Options granted hereunder by bequest or inheritance or by reason of death of any such person written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Options.

(d) For all purposes of the 2002 Plan, the term "for cause" shall mean "cause" as defined in the 2002 Plan or your employment agreement with the Company.

            8.           RESTRICTION; SECURITIES EXCHANGE LISTING. All certificates for shares delivered upon the exercise of Options granted herein shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the 2002 Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Administrator may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

            9.           ADJUSTMENTS. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 5 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

D-10

            10.           CESSATION OF CORPORATE EXISTENCE. Notwithstanding any other provision of this Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the option granted hereunder shall terminate; provided, however, that: (i) each option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall, within five days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation or sale of stock, become fully exercisable; or (ii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any Optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this option

11. AMENDMENTS TO OPTIONS HEREIN GRANTED. The Options granted herein may not be amended without your consent.

            12.           WITHHOLDING TAXES. As provided in the 2002 Plan, the Company may withhold from sums due or to become due to you from the Company an amount necessary to satisfy its obligation to withhold taxes incurred by reason of the disposition of the Shares acquired by exercise of the Options in a disqualifying disposition (within the meaning of Section 421(b) of the Code), or may require you to reimburse the Company in such amount.

URECOATS INDUSTRIES INC. (Printed Name) (Title) Date

D-11

ANNEX E

URECOATS INDUSTRIES INC. 2002 EXECUTIVE INCENTIVE PLAN (Effective January 1, 2002, subject to Shareholder Approval and Funding and Adjustments from Share Consolidation)

I. GENERAL PROVISIONS.

            1.1           Purposes of Plan. Purposes of the Plan. Urecoats Industries Inc. (the "Company") has adopted this 2002 Executive Incentive Plan (the "Executive Plan") to advance the interests of the Company and its stockholders by affording executive officers ("Executives") of the Company an opportunity to acquire or increase a proprietary interest in the Company or to otherwise benefit from the success of the Company through the grant to such Executives of Incentive Awards under the terms and conditions set forth herein. By thus encouraging such Executives to become owners of the Company's shares and by granting such Executives other incentive compensation that is measured by the increased market value of the Company's shares or another appropriate measure of the success and profitability of the Company, the Company seeks to attract, retain and motivate those highly competent individuals upon whose judgment, initiative, leadership and continued efforts the success of the Company in large measure depends.

1.2 Definitions.Definitions. As used herein the following terms shall have the meanings set forth below:

(a) "the Company" means Urecoats Industries Inc., a Delaware corporation, or any successor thereto.

(b) "Board" means the Board of Directors of the Company.

                            (c)           "Cause" means, with respect to the discharge by the Company of any Participant, any conduct that under Company policies as set forth from time to time would be considered to constitute "serious misconduct" that would justify immediate termination without benefit of a counseling review or severance pay.

(d) "Change in Control" means the following and shall be deemed to occur if any of the following events occur:

                                             (i)            Any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of the Company representing (i) 20% or more of the combined voting power of the Company's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of the Company's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

                                             (ii)            Individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Director Plan, be considered as though such person were a member of the Incumbent Board of the Company;

E-1

(iii) The consummation of a merger, consolidation or reorganization involving the Company, other than one which satisfies both of the following conditions:

                                                               (A)          a merger, consolidation or reorganization which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of the Company or such other entity resulting from the merger, consolidation or reorganization (the "Surviving Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in the Company's voting securities immediately before such merger, consolidation or reorganization, and

                                                               (B)          a merger, consolidation or reorganization in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding voting securities; or

                                             (iv)            The stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition by the Company of all or substantially all of the Company's assets.

             Notwithstanding the preceding provisions of this Paragraph (c), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (c) is (1) an underwriter or underwriting syndicate that has acquired any of the Company's then outstanding voting securities solely in connection with a public offering of the Company's securities, (2) the Company or any subsidiary of the Company or (3) an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Code. In addition, notwithstanding the preceding provisions of this Paragraph (c), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (c) becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of the Company or through a stock dividend or stock split), then a Change in Control shall occur.

                            (e)           "Code" means the Internal Revenue Code of 1986, as amended. Where the context so requires, a reference to a particular Code section shall also refer to any successor provision of the Code to such section.

(f) "Committee" means the committee appointed by the Board to administer the Executive Plan. The Committee shall be composed entirely of members who meet the requirements of Section 1.4(a) hereof.

(g) "Common Stock" means the common stock of the Company, $0.01 par value.

(h) "Company" means the Company and any present or future parent or subsidiary corporations (as defined in Section 425 of the Code) with respect to the Company, or any successors to such corporations.

                            (i)           "Dividend Equivalent" means an amount payable in cash, Common Stock or a combination thereof to a holder of a Stock Option, Stock Appreciation Right or other Incentive Award denominated in shares of Common Stock that is equivalent to the amount of dividends paid to stockholders with respect to a number of shares of Common Stock equal to the number of shares upon which such Incentive Award is based.

(j) "Executive" means any regular, full-time salaried employee of the Company who has Executive duties.

E-2

                            (k)           "Exchange Act" means the Securities Exchange Act of 1934, as amended. Where the context so requires, a reference to a particular section of the Exchange Act shall also refer to any successor provision to such section.

(l) "Fair Market Value" means the fair market value of a share of Common Stock as determined by the Committee on the basis of such factors as it may deem appropriate.

(m) "Incentive Award" means any Stock Option, Restricted Stock, Stock Appreciation Right, Stock Payment, Performance Award or other award granted or sold under the Executive Plan.

(n) "Incentive Stock Option" means an incentive stock option, as defined under Section 422 of the Code and the regulations thereunder.

(o) "Nonqualified Stock Option" means a stock option other than an Incentive Stock Option.

(p) "Option" or "Stock Option" means a right to purchase Common Stock and refers to both Incentive Stock Options and Nonqualified Stock Options.

(q) "Participant" means any Employee selected by the Committee to receive an Incentive Award pursuant to this Executive Plan.

(r) "Payment Event" means the event or events giving rise to the right to payment of a Performance Award.

                            (s)           "Performance Award" means an award, payable in cash, Common Stock or a combination thereof, the terms and conditions of which may be determined by the Committee at the time the Performance Award is granted.

(t) "Executive Plan" means the 2002 Executive Incentive Plan as set forth herein, as amended from time to time.

                           (u)           "Purchase Price" means the purchase price (if any) to be paid by a Participant for Restricted Stock as determined by the Committee (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

                            (v)           "Restricted Stock" means Common Stock which is the subject of an Incentive Award under this Executive Plan and which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met as set forth in this Executive Plan and in any statement evidencing the grant of such Incentive Award.

(w) "Securities Act" means the Securities Act of 1933, as amended.

                            (x)           "Stock Appreciation Right" or "Right" means a right granted pursuant to Section VI of the Executive Plan to receive a number of shares of Common Stock or, in the discretion of the Committee, an amount of cash or a combination of shares and cash, based on the increase in the Fair Market Value of the shares subject to the right during such period as is specified by the Committee.

                            (y)           "Stock Payment" means a payment in shares of the Company's Common Stock to replace all or any portion of the compensation (other than base salary) that would otherwise become payable to any Employee of the Company.

E-3

1.3 Shares of Common Stock Subject to the Plan.

                            (a)            Subject to the provisions of Section 1.3(c) and Section 8.1 of the Executive Plan, the maximum number of shares of Common Stock that may be issued pursuant to or upon exercise of Incentive Awards granted under the Executive Plan shall be 5,000,000 shares in the aggregate. The foregoing amount is subject to and conditioned upon approval by the shareholders of an Amendment to the Company's Restated Certificate of Incorporation ("Restated Certificate") or other duly authorized action causing the required shares of Common Stock underlying the Incentive Awards granted pursuant to the Executive Plan to be statutorily available for issuance by the Company without exceeding its Restated Certificate's common stock capitalization authorization. In the event, for any reason, the Company is required but unable to obtain the requisite approvals to amend the Restated Certificate of Incorporation or is otherwise unable to obtain the statutory authority necessary to reserve the Common Stock, shares reserved for options granted under the Plan shall be limited to the extent statutorily authorized for issuance by the Company's Restated Certificate of incorporation as the same may be amended from time to time.

                            (b)           The Common Stock to be issued under this Executive Plan will be made available, at the discretion of the Board or the Committee, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

                            (c)           Shares of Common Stock subject to and reserved for unexercised portions of any Incentive Award granted under this Executive Plan that expire, terminate or are cancelled, and shares of Common Stock reserved pursuant to an Incentive Award under this Executive Plan that are reacquired by the Company in accordance with the Incentive Award under which such shares were issued, will again become available for the grant of further Incentive Awards under this Executive Plan.

(d) Notwithstanding Section 1.3(a) (ii) above, the maximum number of shares issuable upon the exercise of Incentive Awards granted in the form of Incentive Stock Options shall be 3,000,000 shares.

(e) The maximum number of shares of Common Stock with respect to which Stock Options may be granted to an executive officer in any given calendar year is 250,000 Options per executive officer.

1.4 Administration of the Plan.

                            (a)           The Executive Plan will be administered by the Committee, which will consist of two or more persons appointed by the Board (i) who are not eligible to receive Incentive Awards under the Executive Plan and (ii) who have not been eligible at any time within one year before appointment to the Committee for selection as persons to whom Incentive Awards may be granted pursuant to the Executive Plan, or to whom shares may be allocated, or stock options, stock appreciation rights or similar rights may be granted, pursuant to any other discretionary plan of the Company (or any affiliate thereof, within the meaning of the Exchange Act and the regulations thereunder) entitling the participants therein to acquire stock, stock options, stock appreciation rights or similar rights of the Company (or any affiliate thereof, within the meaning of the Exchange Act and the regulations thereunder). Notwithstanding anything contained herein, no person shall be disqualified from being a member of the Committee merely because such person is entitled to receive grants of restricted stock pursuant to the Company, Inc. 2002 Non-Employee Director Restricted Stock Plan or any successor thereto providing for the automatic grant, without the intervention of any administrative discretion, of stock options, restricted stock or other stock-based incentive compensation awards.

                            (b)           The Committee will establish Incentive Awards based on corporate and individual performance as outlined below. The performance objectives can be based on any of the following criteria, either alone or in any combination, and measured either on an absolute basis, relative basis against a pre-established target, and/or peer group, or prior year's performance as the Committee determines:

E-4

(i) Corporate Objectives:

- revenue (sales)
- cash flow
- earnings per share (including earnings before interest, taxes and amortization)
- return on equity
- total stockholder return
- return on capital
- return on assets or net assets
- income or net income
- operating income or net operating income
- operating profit or net operating profit
- operating margin
- market share
- employee satisfaction
- customer satisfaction

These criteria will have any reasonable definitions that the Committee may specify, which may include or exclude any of the following items:

- extraordinary, unusual or non-recurring items
- effects of accounting changes
- effects of financing activities
- expenses for restructuring or productivity initiatives
- other non-operating items
- spending for acquisitions
- effects of divestitures

(ii) Individual Objectives:

                                                           Management By Objectives (MBOs) are prepared by each Executive and the Chief Executive Officer and/or President at the beginning of the plan year and may be modified throughout the year as necessary. Objectives should reflect major results and accomplishments to be achieved in order to meet short- and long-term business goals that contribute to increased stockholder value. MBOs are expressed as specific, quantifiable measures of performance in relation to key operating decisions for the Executive's area of responsibility, department and/or business unit, such as managing

- manufacturing of product components
- distribution of product lines
- technical support procedures
- inventory levels
- receivables
- expenses
- payables
- budgeting
- increasing sales
- sales strategies
- new products
- marketing strategies
- extraordinary, unusual or non-recurring items

E-5

               At the end of the applicable year, the Chief Executive Officer and/or President evaluates the Executive's performance in relation to his or her objectives in order to determine whether or not the criteria designated in writing in the Incentive Award was met for the year and provides his feedback in writing to the Committee for its consideration. Any such qualifying performance corporate and individual objectives or combination of such objectives may apply to the Executive's award opportunity in its entirety or to any designated portion or portions of the award opportunity, as the Committee may specify.

                            (d)           No later than 120 days from the beginning of the first year under this Executive Plan and 90 days from the beginning of each plan year thereafter, the Committee will establish, in writing, a minimum target for the performance objectives which must be achieved in order for any award to be earned, maximum targets above which no additional awards will be earned, and the formula for computing the award if such target is achieved. The Committee will develop the criteria for the Chief Executive Officer and the Chief Executive Officer will develop the criteria for his direct Executive reports and other Executives, with input from the Committee, for the remaining Executives under this Executive Plan. If the performance objectives are satisfied, the Committee shall certify in writing, prior to the payment of any performance award, that such objectives were satisfied.

                            (e)           If the Committee determines that the established targets are no longer suitable due to changes in circumstances affecting the Company, the Committee will have sole discretion during the plan year to modify these targets; provided, however, that no such adjustment will decrease the minimum target applicable to the CEO, or otherwise have the potential effect of increasing the amount of compensation payable to the CEO upon the attainment of the original targets.

(f) In no event can the maximum compensation paid to any Executive under the Executive Plan exceed $5,000,000 in any calendar year.

                            (g)           The Committee has and may exercise such powers and authority of the Board as may be necessary or appropriate for the Committee to carry out its functions as described in the Executive Plan. The Committee has authority in its discretion to select the eligible Executives to whom, and the time or times at which, Incentive Awards shall be granted or sold, the nature of each Incentive Award, the number of shares of Common Stock or the number of rights that make up each Incentive Award, the period for the exercise of each Incentive Award, the performance criteria (which need not be identical) utilized to measure the value of Performance Awards and such other terms and conditions applicable to each individual Incentive Award as the Committee shall determine. The Committee may grant at any time new Incentive Awards to a Participant who has previously received Incentive Awards or other grants (including other stock options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are cancelled in connection with the issuance of new Incentive Awards. The Committee may grant Incentive Awards singly or in combination or in tandem with other Incentive Awards as it determines in its discretion. The purchase price or initial value and any and all other terms and conditions of the Incentive Awards may be established by the Committee without regard to existing Incentive Awards or other grants. Further, the Committee may, with the consent of a Participant, amend in a manner consistent with the Executive Plan the terms of any existing Incentive Award previously granted to such Participant.

                            (h)           Subject to the express provisions of the Executive Plan, the Committee has the authority to interpret the Executive Plan, to determine the terms and conditions of Incentive Awards and to make all other determinations necessary or advisable for the administration of the Executive Plan. The Committee has authority to prescribe, amend and rescind rules and regulations relating to the Executive Plan. All interpretations, determinations and actions by the Committee shall be final, conclusive and binding upon all parties. Any action of the Committee with respect to the administration of the Executive Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

                            (i)           No member of the Board or the Committee nor any designee thereof will be liable for any action or determination made in good faith by the Board or the Committee with respect to the Executive Plan or any transaction arising under the Executive Plan.

E-6

1.5 Participation.

                            (a)           All Executives are eligible to receive Incentive Awards under the Executive Plan. In no event may any member of the Board who is not an Employee be granted an Incentive Award under the Executive Plan.

                            (b)           At the time of the establishment of each Incentive Award pursuant to this Executive Plan, the Committee shall deliver, or cause to be delivered, to the Participant to whom the Incentive Award is granted a written statement evidencing the Incentive Award and setting forth such terms and conditions applicable to the Incentive Award as the Committee may in its discretion determine consistent with the Executive Plan.

II.         DIVIDEND EQUIVALENTS. A Participant may in the discretion of the Committee be granted, at no additional cost, Dividend Equivalents based on the dividends declared on the Common Stock on record dates during the period between the date an Incentive Award is granted and the date such Incentive Award is exercised or such other period as is determined by the Committee and specified in the instrument that evidences the grant of the Incentive Award. Such Dividend Equivalents shall be converted to additional shares or cash by such formula as may be determined by the Committee. Dividend Equivalents shall be computed as of each dividend record date in such manner as may be determined by the Committee and shall be payable to Participants at such time or time as the Committee in its discretion may determine.

III. OPTIONS.

            3.1           Option Price. The purchase price of Common Stock underlying each Option (the "Option Exercise Price") will be determined by the Committee at the date such Option is granted. The Option Exercise Price may be less than the Fair Market Value of the Common Stock on the date of grant of the Common Stock subject to the Option; provided, however, that in no event shall the Option Exercise Price be less than the par value of the shares of Common Stock subject to the Option; and further provided that in the case of an Incentive Stock Option the Option Exercise Price shall be not less than the Fair Market Value of the Common Stock on the date of grant of the option, or such other amount as is necessary to qualify such Option as an "incentive stock option" within the meaning of Code Section 422A.

            3.2            Option Period. Options may be exercised as determined by the Committee, but, in the case of an Incentive Stock Option, in no event after ten (10) years from the date of grant of such Option or such other period as is necessary to enable such Option to be treated as an "incentive stock option" within the meaning of Code Section 422A.

            3.3           Exercise of Options. Subject to the provisions of Section VIII, at the time of the exercise of an Option, the purchase price shall be paid in full in cash or other equivalent consideration acceptable to the Committee and consistent with the Executive Plan's purpose and applicable law, including without limitation Common Stock or Restricted Stock or other contingent awards denominated in either stock or cash. Any shares of Company Stock assigned and delivered to the Company in payment or partial payment of the purchase price will be valued at their Fair Market Value on the exercise date. No fractional shares will be issued pursuant to the exercise of an Option nor will any cash payment be made in lieu of fractional shares.

            3.4           Limitation on Exercise of Incentive Stock Options. The provisions of Paragraph 1.3 (e) hereof notwithstanding, the aggregate Fair Market Value (determined at the time the Option is granted) with respect to which Incentive Stock Options are exercisable for the first time by any Executive during any calendar year (under all stock option plans of the Company) shall not exceed $100,000 or such other limit as is prescribed by the Code. Any Options granted as Incentive Stock Options pursuant to the Executive Plan in excess of such limitation shall be treated as Nonqualified Stock Options.

E-7

3.5 Termination of Employment.

                            (a)           Except as otherwise provided in a written agreement between the Company and the Participant, in the event of the termination of a Participant's employment with the Company for Cause, all of the Participant's unexercised Options and/or Rights shall expire as of the date of such termination.

(b) Except as otherwise may be provided in a written agreement between the Company and the Participant, in the event of a Participant's termination of employment for:

                                             (i)           Any reason other than for Cause, death, disability, or normal retirement (as defined in the instrument evidencing the grant of the Option), the Participant's Options and/or Rights shall expire and become unexercisable as of the earlier of (A) the date such Options and/or Rights expire in accordance with their terms or (B) three calendar months after the date of termination.

                                             (ii)           Death or disability, subject to the provisions of Paragraph (c) below, the Participant or his representative shall have twelve (12) months after the date of termination within which to exercise Options and/or Rights that have become exercisable on or before such date and that have not expired on or before such date, regardless of the date upon which such Options or Rights would otherwise expire in accordance with their terms.

                                             (iii)           Normal retirement, the Participant's Options and/or Rights shall expire and become unexercisable as of the earlier of (A) the date such Options and/or Rights expire in accordance with their terms or (B) three (3) years after the date of termination.

                            (c)           Notwithstanding anything to the contrary in Paragraphs (a) or (b) above, the Committee may in its discretion designate such shorter or longer periods to exercise Options and/or Rights following a Participant's termination of employment; provided, however, that any shorter periods determined by the Committee shall be effective only if provided for in the instrument that evidences the grant to the Participant of such Options and/or Rights or if such shorter period is agreed to in writing by the Participant. In the case of an Incentive Stock Option, notwithstanding anything to the contrary herein, in no event shall such Option be exercisable after the expiration of ten years from the date such Option is granted (or such other period as is provided in Code Section 422A). Notwithstanding anything to the contrary herein, Options and/or Rights shall be exercisable by a Participant (or his successor in interest) following such Participant's termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination; provided, however, that the Committee, in its discretion, may elect to accelerate the vesting of all or any portion of any Options and/or Rights that had not become exercisable on or prior to the date of such termination.

d For purposes hereof cause shall be defined as follows:

                                             (a)           "Cause," when used by the Executive as the basis for resigning from his employment hereunder, shall mean: (i) the Company's willful, material breach of any material obligation of the Company under this Agreement, after giving the Company notice of such breach and thirty (30) days to cure such breach; or (ii) the occurrence of a Change in Control (as defined below), subject to Section 6.3(a).

                                             (b)           "Cause," when used by the Company as a basis for terminating the Executive's employment hereunder, shall mean: (i) the Executive's willful, material breach of any material obligation of the Executive under this Agreement, including unreasonable failure or refusal to perform the duties required of him, after giving the Executive notice of such breach and thirty (30) days to cure such breach; (ii) any willful misconduct in connection with his employment that could materially impair the financial condition or reputation of the Company; or (iii) the Executive's conviction for, or plea of guilty or nolo contendre (or similar plea) to any criminal offense that is a felony or includes fraud as an element of the offense.

E-8

IV. PERFORMANCE AWARDS.

            4.1           Grant of Performance Awards. The Committee shall determine the performance criteria (which need not be identical) to be utilized to calculate the value of the Performance Awards, the term of such Performance Awards, the Payment Event, and the form and time of payment of Performance Awards. The specific terms and conditions of each Performance Award shall be set forth in a written statement evidencing the establishment of such Performance Award.

            4.2           Payment of Award; Limitation. Upon the occurrence of a Payment Event, payment of a Performance Award will be made to the Participant in cash or in shares of Common Stock valued at Fair Market Value on the date of the Payment Event or a combination of Common Stock and cash, as the Committee in its discretion may determine. The Committee may impose a limitation on the amount payable upon the occurrence of a Payment Event, which limitation shall be set forth in the written statement evidencing the grant of the Performance Award.

            4.3           Expiration of Performance Award. If any Participant's employment with the Company is terminated for any reason other than normal retirement (as defined in the instrument evidencing the grant of the Performance Award), death, or disability prior to the occurrence of the Payment Event, all of the Participant's rights under the Performance Award shall expire and terminate unless otherwise determined by the Committee. In the event of termination of employment by reason of death, disability or normal retirement, the Committee, in its discretion, may determine what portions, if any, of the Performance Award should be paid to the Participant.

V. RESTRICTED STOCK.

            5.1           Award of Restricted Stock. The Committee may grant awards of Restricted Stock to Executives. The Committee shall determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions shall lapse. The terms and conditions of the Restricted Stock shall be set forth in the statement evidencing the grant of such award of Restricted Stock.

5.2 Requirements of Restricted Stock. All shares of Restricted Stock granted or sold, pursuant to the Executive Plan will be subject to the following conditions:

(a) The shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

                            (b)           The Committee may require that the certificates representing Restricted Stock granted or sold to a Participant pursuant to the Executive Plan remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

                            (c)           Each certificate representing Restricted Stock granted or sold to a Participant pursuant to the Executive Plan will bear such legend or legends making reference to the restrictions imposed upon such Restricted Stock as the Committee in its discretion deems necessary or appropriate to enforce such restrictions; and

                            (d)           The Committee may impose such other conditions on Restricted Stock as the Committee may deem advisable including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange upon which such Restricted Stock or shares of the same class are then listed and under any blue sky or other securities laws applicable to such shares.

            5.3           Lapse of Restrictions. Subjects to the provisions of Securities Act and Exchange Act, the restrictions imposed upon Restricted Stock pursuant to Section 5.2 above will lapse in accordance with such schedule or other conditions as are determined by the Committee and set forth in the statement evidencing the grant or sale of the Restricted Stock.

E-9

            5.4           Rights of Participant. Subject to the provisions of Section 5.2 hereof or restrictions imposed pursuant to Section 5.2, the Participant will have all rights of a stockholder with respect to the Restricted Stock granted or sold to such Participant under the Executive Plan, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

            5.5           Termination of Employment. Unless the Committee in its discretion determines otherwise, upon a Participant's termination of employment for any reason, all of the Participant's Restricted Stock remaining subject to restrictions imposed pursuant to this Executive Plan on the date of such termination of employment shall be repurchased by the Company at the Purchase Price (if any).

VI. STOCK APPRECIATION RIGHTS.

6.1 Granting of Stock Appreciation Rights. The Committee may approve the grant to eligible Executives of Stock Appreciation Rights related or unrelated to Options, at any time.

                            (a)           A Stock Appreciation Right granted in connection with an Option granted under this Executive Plan will entitle the holder of the related Option, upon exercise of the Stock Appreciation Right, to surrender such Option, or any portion thereof to the extent unexercised, with respect to the number of shares as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 6.1(c). Such Option will, to the extent surrendered, then cease to be exercisable.

                            (b)           Subject to Section 6.1(g), a Stock Appreciation Right granted in connection with an Option hereunder will be exercisable at such time or times, and only to the extent that, the related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

                            (c)           Upon the exercise of a Stock Appreciation Right related to an Option, the Holder will be entitled to receive payment of an amount determined by multiplying: (i) the difference obtained by subtracting the Option Exercise Price of a share of Common Stock specified in the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (ii) the number of shares as to which such Stock Appreciation Right is exercised.

                            (d)           The Committee may grant Stock Appreciation Rights unrelated to Options to eligible Executives. Section 6.1(c) shall be used to determine the amount payable at exercise under such Stock Appreciation Right, except that in lieu of the Option Exercise Price specified in the related Option the initial base amount specified in the Incentive Award shall be used.

                            (e)           Notwithstanding the foregoing, the Committee, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right under the Executive Plan.

                            (f)           Payment of the amount determined under the foregoing provisions of this Section 6.2 may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the sole discretion of the Committee, in cash or in a combination of cash and shares of Common Stock as the Committee deems advisable. The Committee is hereby vested with full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Participant to receive cash in full or partial settlement of a Stock Appreciation Right. If the Committee decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

E-10

                            (g)           The Committee may, at the time a Stock Appreciation Right is granted, impose such conditions on the exercise of the Stock Appreciation Right as may be required to satisfy the requirements of Rule 16b-3 under the Exchange Act (or any other comparable provisions in effect at the time or times in question).

6.2 Termination of Employment. Section 3.5 will govern the treatment of Stock Appreciation Rights upon the termination of a Participant's employment with the Company.

VII.      STOCK PAYMENTS. The Committee may approve Stock Payments of the Company's Common Stock to any Executive of the Company for all or any portion of the compensation (other than base salary) that would otherwise become payable to an Executive in cash.

VIII.     VESTING. Unless otherwise stated in an option grant, statement of performance award or incentive award involving options or common stock of the Company, pursuant to agreement or otherwise ("awards"), such awards shall vest annually, and options shall be required to be vested in order to be exercised.

IX. OTHER PROVISIONS.

9.1 Adjustment Provisions.

                            (a)           Subject to Section 8.1(b) below, (i) if the outstanding shares of Common Stock of the Company are increased, decreased or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed in respect of such shares of Common Stock (or any stock or securities received with respect to such Common Stock), through merger, consolidation, sale or exchange of all or substantially all of the properties of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, spin-off or other distribution with respect to such shares of Common Stock (or any stock or securities received with respect to such Common Stock), or (ii) if the value of the outstanding shares of Common Stock of the Company is reduced by reason of an extraordinary cash dividend, a fair, appropriate and proportionate adjustment be made in (x) the maximum number and kind of shares provided in Section 1.3 (including the maximum amounts referred to in Section 1.3(d) and (e)), (y) the number and kind of shares or other securities subject to then outstanding Incentive Awards, and (z) the price for each share or other unit of any other securities subject to then outstanding Incentive Awards. Adjustments under this Section 8.1(a) will be made by the Committee, whose determination as to what adjustments will be made and the extent thereof will be final, binding and conclusive. No fractional interests will be issued under the Executive Plan resulting from any such adjustments.

                            (b)           In addition to the adjustments permitted by Section 8.1(a) above, except as otherwise expressly provided in the statement evidencing the grant of an Incentive Award, upon the occurrence of a Change in Control of the Company any outstanding Incentive Awards not theretofore exercisable, payable or free from restrictions, as the case may be, shall immediately become exercisable, payable or free from restrictions (other than restrictions required by applicable law or any national securities exchange upon which any securities of the Company are then listed), as the case may be, in their entirety and any shares of Common Stock acquired pursuant to an Incentive Award which are not fully vested shall immediately become fully vested, notwithstanding any of the other provisions of the Executive Plan.

            9.2           Section 16 Persons. Notwithstanding any other provisions in this Executive Plan, any Incentive Award granted hereunder to an Executive who is then subject to Section 16 of the Exchange Act shall be subject to the following limitations:

E-11

                            (a)           The Incentive Award may provide for the issuance of shares of Common Stock as a stock bonus for no consideration other than services rendered or to be rendered. In the event of an Incentive Award under which shares of Common Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall either (1) be equal to the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law, (2) be equal to or greater than 50% of the fair market value of such shares on the date of grant of such Incentive Award, or (3) in the case of Stock Options granted pursuant to Section 3.6 above, be the amount determined pursuant to the applicable formula. For such purposes, the fair market value of shares of Common Stock shall be calculated on the basis of the closing price of stock of that class on the day in question (or, if such day is not a trading day in the U.S. securities markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one) in which such shares are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices that day on the principal market or national quotation system on which such shares are then quoted or, if not so quoted, as furnished by a professional securities dealer making a market in such shares selected by the Board or the Committee.

                            (b)           Any Stock Option or similar right (including a Stock Appreciation Right) granted to such Executive pursuant to the Executive Plan shall not be transferable other than by will or the laws of descent and distribution and shall be exercisable during such Executive's lifetime only by him or by his guardian or legal representative. No Incentive Award granted to such Executive and no right of such Executive under the Executive Plan, contingent or otherwise, will be assignable or made subject to any encumbrance, pledge or charge of any nature except that, under such rules and regulations as the Committee may establish pursuant to the terms of the Executive Plan, a beneficiary may be designated with respect to an Incentive Award in the event of death of such Executive. If such beneficiary is the executor or administrator of the estate of the Executive, any rights with respect to such Incentive Award may be transferred to the person or persons or entity (including a trust) entitled thereto under the will of such Executive.

9.3 Continuation of Employment.

                            (a)           Nothing in the Executive Plan or in any statement evidencing the grant of an Incentive Award pursuant to the Executive Plan shall be construed to create or imply any contract of employment between any Participant and the Company, to confer upon any Participant any right to continue in the employ of the Company, or to confer upon the Company any right to require any Participant's continued employment. Except as expressly provided in the Executive Plan or in any writing evidencing the grant of an Incentive Award pursuant to the Executive Plan, the Company shall have the right to deal with each Participant in the same manner as if the Executive Plan and any such statement evidencing the grant of an Incentive Award pursuant to the Executive Plan did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment of the Participant. Subject to the terms set forth in a separate employment agreement between the Company and such Participant, the Company may terminate the employment of any Participant with the Company at any time for any reason, with or without cause.

                            (b)            Any question(s) as to whether and when there has been a termination of a Participant's employment, the reason (if any) for such termination, and/or the consequences thereof under the terms of the Executive Plan or any statement evidencing the grant of an Incentive Award pursuant to the Executive Plan shall be determined by the Committee's and the Committee's determination thereof shall be final and binding.

            9.4           Compliance with Government Regulations. No shares of Common Stock will be issued pursuant to an Incentive Award unless and until all applicable requirements imposed by federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction and by any stock exchanges upon which the Common Stock may be listed have been fully met. As a condition precedent to the issuance of shares of Common Stock pursuant to an Incentive Award, the Company may require the Participant to take any reasonable action to comply with such requirements.

E-12

            9.5           Additional Conditions. The award of any benefit under this 2002 Executive Plan may also be subject to such other provisions (whether or not applicable to the benefit award to any other Participant) as the Committee determines appropriate including, without limitation, provisions to assist the Participant in financing the purchase of Common Stock through the exercise of Stock Options, provisions for the forfeiture of or restrictions on resale or other disposition of shares of Common Stock acquired under any form of benefit, provisions giving the Company the right to repurchase shares of Common Stock acquired under any form of benefit in the event the Participant elects to dispose of such shares, and provisions to comply with federal and state securities laws and federal and state income tax withholding requirements.

            9.6           Privileges of Stock Ownership. No Participant and no beneficiary or other person claiming under or through such Participant will have any right, title or interest in or to any shares of Common Stock allocated or reserved under the Executive Plan or subject to any Incentive Award, except as to such shares of Common Stock, if any, that have been issued to such Participant in accordance with the terms and conditions of the applicable Incentive Award; provided, however, that Participants who have received Restricted Stock shall have only those rights with respect to such stock as are set forth in this Executive Plan and the statement evidencing the grant or sale of such Restricted Stock.

9.7 Amendment and Termination of Plan; Amendment of Incentive Awards.

                            (a)           The Board may alter, amend, suspend or terminate the Executive Plan at any time. No such action of the Board, unless taken with the approval of the stockholders of the Company, may increase the maximum number of shares that may be sold or issued under the Executive Plan or alter the class of Executives eligible to participate in the Executive Plan. With respect to any other amendments of the Executive Plan, the Board may in its discretion determine that such amendments shall only become effective upon approval by the stockholders of the Company, if the Board determines that such stockholder approval may be advisable, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under federal or state securities law, federal or state tax law or any other laws or for the purposes of satisfying applicable stock exchange listing requirements.

                            (b)           The Committee may, with the consent of a Participant, make such modifications in the terms and conditions of an Incentive Award as it deems advisable. Without limiting the generality of the foregoing, the Committee may, with the consent of the Participant, from time to time to adjust or reduce the purchase price of Options held by such Participant by cancellation of such Options and granting of Options to purchase the same or a lesser number of shares at lower purchase prices or by modification, extension or renewal of such Options.

                            (c)           Except as otherwise provided in this Executive Plan or in the statement evidencing the grant of the Incentive Award, no amendment, suspension or termination of the Executive Plan will, without the consent of the Participant, alter, terminate, impair or adversely affect any right or obligation under any Incentive Award previously granted under the Executive Plan.

            9.8           Other Compensation Plans. The adoption of the Executive Plan shall not affect any other stock option, incentive or other compensation plans in effect for the Company, nor shall the Executive Plan preclude the Company from establishing any other forms of incentive or other compensation for Executives of the Company.

9.9 Plan Binding on Successors. The Executive Plan shall be binding upon the successors and assigns of the Company.

9.10 Singular, Plural; Gender. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

E-13

9.11 Headings, Etc., No Part of Plan. Heading of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Executive Plan.

            9.12           Participation by Foreign Employees. Notwithstanding anything to the contrary herein, the Committee may, in order to fulfill the purposes of the Executive Plan, modify grants of Incentive Awards to Participants who are foreign nationals or employed outside of the United States, if any, to recognize differences in applicable law, tax policy or local custom.

IX.       EFFECTIVE DATE AND DURATION OF PLAN. The Executive Plan was adopted effective January 1, 2002 (the "Effective Date"), subject to ratification and approval by the holders of the outstanding shares of Common Stock (either by a vote of a majority of such outstanding shares present in person or by proxy and entitled to vote at a meeting of stockholders of the Company) (the validity of any awards granted prior to shareholder ratification of the Executive Plan are contingent upon such ratification). The Executive Plan shall terminate at such time as the Board, in its discretion, shall determine. No Incentive Award may be granted under the Executive Plan after the date of such termination, but such termination shall not affect any Incentive Award theretofore granted.

E-14

ANNEX F

URECOATS INDUSTRIES INC. 2002 MANAGEMENT INCENTIVE PLAN (Effective January 1, 2002, subject to Shareholder Approval and Funding and Adjustments from Share Consolidation)

I. GENERAL PROVISIONS.

            1.1           Purpose of the Plan. Urecoats Industries Inc. has adopted this 2002 Management Incentive Plan (the "Management Plan") to enable the Company to reward eligible managers and individual contributors for their contributions to providing the Company's stockholders increased value for their investment through the successful accomplishment of specific financial objectives and individual performance objectives.

1.2 Duration of the Plan. The Management Plan runs from January 1, 2002 through December 31, 2005 for all existing and future locations.

            1.3           Measurement Period. The Management Plan will be measured on a quarter by quarter basis for determining eligible bonuses hereunder for each calendar year. Each calendar year shall be referred to as its respective Plan Year (i.e. the calendar year 2002 is referred to as "2002 Year").

            1.4           Eligibility. Eligibility is limited to full-time management and higher-level individual contributor positions of Urecoats Industries Inc. and its subsidiaries (the "Company"). Temporary employees and independent contractors are not eligible for participation in this plan. Employees who are not covered by any other bonus or incentive plan are eligible to participate in the Management Plan. Participants must be actively employed by the Company on the date bonuses are paid in order to be eligible to receive a bonus. Participants who resign or are terminated for reasons other than those noted below will receive no bonus. Bonuses, if any, for participants who become eligible after the beginning of a plan year, retire (defined as age 55 or over with at least 5 years of service), become disabled, die or transfer into a position covered by another incentive plan will be prorated. Bonuses, if any, for participants who are laid-off will be prorated provided the participant was eligible for at least six months of the plan year. All proration will be based on the number of months of participation in the Management Plan during the applicable Year.

            1.5           Performance Objectives. Bonus Awards for Management Plan Participants are based on both corporate performance and individual performance in relation to a variety of objectives, which reinforce the key goals that support the Company's long-term strategic plans. These goals differ across business groups and will differ from year to year. The Company expects to adjust the performance objectives in this Management Plan from year to year based on changing business conditions.

            1.6           Stock Option Bonus Pool. This Management Plan is solely funded by a stock option bonus funding pool ("Bonus Pool"). The Bonus Pool has been set by the Board at a maximum of 1,000,000 stock options pursuant to the Company's existing and/or future stock option plans, for the duration of the Management Plan. A maximum limit of 250,000 stock options is available for bonus awards for each year ("Maximum Annual Limit"). Notwithstanding the foregoing, if the Company does not award the maximum limit in any given year, then any remaining options not awarded may be carried forward to a subsequent year, thereby increasing the subsequent year's annual maximum limit. Bonuses are funded based on the Company achieving minimum revenue threshold levels on a quarter by quarter basis. If these minimum thresholds are not met, no bonuses will be awarded for the applicable Measurement Period.

            1.7           2002 Year Revenue Threshold Levels. In order for the eligible Participants to receive any bonus awards, the MINIMUM revenue targets (cumulative) outlined in the table below must be achieved for each Measurement Period.

F-1

1st Quarter $1.5 Million	2nd Quarter $3.5 Million	3rd Quarter $6.5 Million	4th Quarter $10.5 Million

            1.8           Modification To Bonus Pool and/or Threshold Levels. At the end of a Measurement Period, the Chief Executive Officer and President of the Company may recommend adjustments to the Bonus Pool and/or Threshold Levels and/or Threshold Measurement Mechanism (i.e. Revenue Targets may be change to Operating Income Target) to the Compensation Committee after consideration of key operating results. When calculating performance for purposes of this Management Plan, the Compensation Committee has the discretion to include or exclude any or all of the following items:

1. extraordinary, unusual or non-recurring items
2. effects of accounting changes
3. effects of financing activities
4. expenses for restructuring or productivity initiatives
5. other non-operating items
6. spending for acquisitions
7. effects of divestitures

II.          CORPORATE OBJECTIVES. The Company will focus on the key improvement drivers of revenue, expense as a percent of revenue and balance sheet measures. The balance sheet goal is a measurement of how well the Company manages cash flow and may be in the form of free cash flow, inventory turns or days sales outstanding depending upon business unit.

2.1 Revenue. The value the Company can recognize for goods shipped or services provided to our customers, net of returns received and in accordance with U.S. accounting principles (GAAP).

2.2 Expense As A Percent Of Revenue. Operating and fixed cost of sales expenses expressed as a percent of revenue:

Pro-Forma Operating Expense + Fixed Cost of Sales Expenses Revenue

2.3 Free Cash Flow. Total cash provided by our operating activities less property and equipment purchases:

(Total Cash Provided by Operating Activities)-(Property and Equipment Purchases)

2.4 Inventory Turns. Measures how fast we move inventory through our distribution centers. Payment will be based on a rolling three-month average. The following calculation will be used:
Quarterly Net Sales Inventory at Quarter End

2.5 Daily Sales Outstanding (DSO). Measures how quickly we collect money owed to the Company for the products and services we sell. Payment will be based on an internal DSO calculation:
Gross Accounts Receivable Net Sales / 90 Days

F-2

III.          INDIVIDUAL OBJECTIVES. Management Bonus Objectives (MBOs) are prepared by each participant and his or her supervisor at the beginning of the Management Plan year and may be modified throughout the year as necessary. Objectives should reflect major results and accomplishments to be achieved in order to meet short- and long-term business goals that contribute to increased stockholder value. MBOs are expressed as specific, quantifiable measures of performance in relation to key operating decisions for the participant's business unit, such as managing inventory levels, receivables, expenses, or payables; increasing sales; eliminating unnecessary capital expenditures, etc.

            3.1           Individual Performance. At the end of the applicable Measurement Period, the supervisor evaluates the Participant's performance in relation to his or her objectives in order to determine the size of the bonus award, if any. An individual performance factor will be applied to the calculation of bonus payments. The individual multiplier will be based on the performance ratings as defined by the Company system and will be applied at the time of payment as follows:

	Rating	Individual Performance Adjustment

1.	(Top 5-10%)	Business Performance x 1.5
2.	(Middle 80-90%)	Business Performance x 1.0
3.	(Bottom 5-10%)	Business Performance x 0.5

            3.2           Minimum Performance Payment Requirement. To ensure protection of shareholder interest, a minimum level of operating income must be achieved before an incentive payment can be generated. The Company does not expect significant operating income from the 2002 Year operations. Instead, payments made pursuant to this Management Plan will be made by granting incentive stock options for the value of the bonus award earned (as illustrated below) based on each Participant's performance and contributions during the applicable year.

IV. BONUS AWARD PAYMENTS. Prior to making any payment under this Management Plan, the Board of Directors must agree that the applicable Measurement Period's Threshold Level has been achieved.

4.1 Calculation Of Payment. Assuming that the applicable Threshold Level has been achieved, the size of a bonus award will be based on four factors:

1. Target Incentive Opportunity. Expressed as a percentage of an individual's applicable year's eligible base salary earnings.

                            2.      Eligible Base Salary Earnings. This is the amount actually paid to the Participant during the fiscal year in Base Salary. Base Salary for purposes of this Management Plan includes paid time off (such as vacation, sick pay), and excludes any salary continuation pay paid through the Company's payroll and any disability insurance paid by an insurer.

3. Business Performance. Measured against the established goals.

                             4.      Individual Performance Multiplier.The range of potential awards can be from zero to three times the target award. At target business and Level 2 individual performance, the award would be 100% of the stated target percent of Base Salary Earnings.

F-3

Threshold	Annual Operating Plan (AOP)	Target	Maximum

0% of Target Incentive Opportunity	50% of Target Incentive Opportunity	100% of Target Incentive Opportunity	300% of Target Incentive Opportunity

Results between threshold-target, AOP-target, and target-maximum are interpolated for each goal.

4.2 Example Of Calculation. Here is an example of a hypothetical award calculation. Refer to the performance factors and weightings that apply.

a. Assumptions. Assume a Business Unit Plan participant with the following facts:

Target Opportunity: 15% of base salary earnings
Base Salary Earnings: $ 60,000
Performance Rating: Level 2
Unit Operating Income: Performance above threshold

b. Metrics.

Metrics	Measure Weighting	Performance	Measure Performance

Company Level Metrics
Company Revenues	33%	105.0%	35.0%
Expense % of Revenue	33%	95.0%	31.6%
Free Cash Flow	33%	115.0%	38.3%

			104.9%

Business Unit Level Metrics
Unit Revenues	33%	110.0%	36.0%
Expense % of Revenue	33%	90.0%	30.0%
Inventory Turns or DSO	33%	98.0%	32.6%

			99.2%

Overall Weighted Performance
Company Metrics	40%	104.9%	42.0%
Business Unit Metrics	60%	99.2%	59.5%

			101.5%

Payment Calculation:
$60,000 (base salary) * 15% (incentive target) * 101.5% (business performance) * 1.0 (individual performance factor)=$9,135 (payment value).

F-4

                             c.           Payment Method. The Participant will receive incentive stock options pursuant to the Company's existing stock option plans for the payment value of the bonus award. The number of incentive stock options a Participant will receive is calculated by taking the Company's closing stock price on the Measurement Date (end of each quarter in a calendar year) and dividing it into the Payment Value (as described in Section 3.4(2)), as illustrated below:

(i) Assume Closing Stock Price on Measurement Date = $1.25
(ii) Individual's Payment Value = $9,135
(iii) $9,135 / $1.25 = 7,308
(iv) Individual is eligible to receive 7,308 incentive stock options

                             d.           Bonus Pool Calculation. The maximum allowable stock option award limit is 250,000 per year (unless increased as described in Section 1.6). If the total amount of bonus awards is greater than the Maximum Annual Limit for any given year, then all of the Participants' Bonus Awards will be prorated accordingly.

                             e.           Incentive Stock Options. The incentive stock options awarded to a Participant under this Management Plan are subject to the terms and conditions set forth in the Company's existing stock option plans. Each Participant receiving an incentive stock option will receive a copy of the applicable stock option plan under which their stock options have been awarded, and is required to acknowledge receipt of such at the time of receipt of the incentive stock option. Unless otherwise stated in the stock option, each incentive stock option shall vest at the end of one (1) year from the date of issuance ("Grant Date") to a Participant, and shall otherwise be exercisable in accordance with the appropriate stock option plan under which the stock option has been awarded.

            4.3           Payment of the Bonus Award. The incentive stock options are awarded following the close of each applicable Measurement Period after the review and authorization of bonuses by the Compensation Committee. It is expected that the Bonus Awards will be made within 60 days after the close of each Measurement Period or prior thereto.

4.3 Miscellaneous.

                             a.           Any shares reservable for award to Participant or issuable upon exercise of stock option pursuant to the provisions of Paragraphs hereof, may require and be subject to and conditioned upon available statutory authority for such reservation or in the absence of same, amendment of the Restated Certificate of Incorporation of the Company which shall grant to the Company such statutory authority for the reservation and issuance of shares in accordance with the terms hereof.

                             b.           The Company acknowledges and covenants that, if necessary it shall promptly, without delay, take such steps and file such documents necessary with the federal regulatory authorities in order to obtain such approval of shareholders necessary to amend the Restated Certificate of Incorporation and obtain appropriate statutory authority to reserve the shares in accordance with the terms hereof.

                             c.           In the event, for any reason, the Company is required but unable to obtain the requisite approvals to amend the Restated Certificate of Incorporation or is otherwise unable to obtain the Statutory authority necessary to reserve the shares pursuant to this Management Plan, at the option of the Participant, the Company agrees to promptly negotiate and substitute additional compensation provisions in lieu of those presently provided herein.

4.5 Questions Regarding the Plan. Any questions regarding this Management Plan should be directed to the Human Resources Department.

F-5

V. EFFECT OF CHANGE IN EMPLOYMENT STATUS.

            5.1           Termination of Employment. If employment with the Company is terminated for any reason other than death and if the Employment Termination Date occurs prior to the end of the Measurement Period, a participant will not receive an award under this Management Plan. For purposes of this 2002 management Plan, the "Employment Termination Date" is the date that the Participant ceases to be an employee of the Company (as determined by the Company). In the case of termination of employment by the Company, the Employment Termination Date shall be determined without regard to whether such termination is with or without cause or with or without reasonable notice.

            5.2           Transfer, Promotion Or Demotion To Another Position With A Different Company Incentive Plan, Target Incentive Opportunity Or Business Goals. A Participant, who transfers, is promoted or demoted to another position with a different plan, target incentive opportunity or business goals will receive a prorated calculation of payment based upon the number of full months served in each position. The participant must be in the new position by the first of the month and remain in the position for a full month in order to receive credit for that month under the new plan, target or goals. In order to receive payment under the Management Plan during a Measurement Period, a Participant must have completed one full month of service under the Management Plan.

            5.3           Death. If a Participant dies during a Measurement Period, a pro-rated payment will be made to the Participant's estate. The payment will be based upon the time the Participant served in the eligible position during the Measurement Period and the terms and conditions under this Management Plan.

VI. ADMINISTRATION.

            6.1           Compensation Committee. The Compensation Committee, appointed and authorized by the Company's Board of Directors, will administer this Management Plan. Subject to the complete and full discretion of the Board of Directors, the Compensation Committee is authorized to make all decisions as required in administration of the Management Plan and to exercise its discretion to define, interpret, construe, apply, approve, administer, withdraw and make any exceptions to the terms of the Management Plan.

VII. MISCELLANEOUS.

            7.1           Right to Modify. The Company reserves the right to modify or adjust the Management Plan at any time in its sole discretion. The Participant explicitly agrees with this modification right of the Company.

7.2 Governing Law. The Management Plan is made and shall be continued in accordance with the laws of the State of Delaware, U.S.A.

            7.3           Severability. If any provision of this Management Plan shall be held invalid, illegal or unenforceable by a court or tribunal of competent jurisdiction, this Management Plan shall be deemed severable and such invalidity, illegality or unenforceability shall not affect any other provision of this Management Plan which shall be enforced in accordance with the intent of this Management Plan.

            7.4           Assignment. The Company shall have the right to assign this Management Plan to its successors and assigns and this Management Plan shall inure to the benefit of and be enforceable by said successors and assigns. Participant may not assign this Management Plan or any rights hereunder.

            7.5           Entire Understanding. This Management Plan constitutes the entire understanding between the parties regarding the payment of incentive compensation under this Management Plan, and it supercedes any and all prior agreements or understandings, whether oral or written, express or implied, on such subject matter.

F-6

            7.6           Amendment or Termination of Plan. The Management Plan shall not entitle Participants to any future compensation. The Management Plan is not an element of the employees' salary or base compensation and shall not be considered as part of such in the event of severance, redundancy, or resignation. The Company has no obligation to offer incentive plans to Participants in the future. The Participant understands and accepts that the incentive payments made under the Management Plan are entirely at the sole discretion of the Company. Specifically, the Company assumes no obligation to the Participant under this Management Plan with respect to any doctrine or principle of acquired rights or similar concept. Subject to the provisions of the Management Plan, the Company may amend or terminate the Management Plan or discontinue the payment of incentives under the Management Plan at any time, at its sole discretion and without advance notice.

            7.7           Adjustments. In the event that the Administrator shall determine that any dividend or other distribution (whether in the form of cash, shares, other securities or other property), re-capitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar rights to purchase shares or other securities of the Company or other similar corporation transaction or event affects the Shares subject to Option grants under the 2002 Plan such that an adjustment is determined by the Administrator to be appropriate in order to prevent unjust dilution or enlargement of the benefits or potential benefits intended to be made available under the 2002 Plan, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(1) the number of Shares which may thereafter be made the subject of Options;

(2) the number of Shares subject to outstanding Option awards; and

(3) the purchase or exercise price with respect to any Option, provided, however, that the number of Shares covered by an Option or to which such Option relates shall always be a whole number.

F-7